EXHIBIT 1A-6

MATERIAL CONTRACTS

1A-6

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made between TS Trim Industries Inc., an Ohio for profit corporation, whose address is 6380 West Canal Street, Canal Winchester, OH 43110-9640 (the "Seller") and BrewDog Columbus LLC, an Ohio limited liability company, whose address is 65 E. State Street, Suite 1800, Columbus, OH 43215 (the "Purchaser").

WITNESSETH:

This Agreement is based upon the following recitals:

A. Seller is the owner of certain real estate located on Gender Road in Franklin County, Ohio, known as Franklin County, Ohio, Auditor's Parcel Identification Number 184- 000855-00 (the "Property" as said term is hereinafter more specifically defined) as more particularly described on Exhibit A attached hereto and made a part hereof.

B. Seller has agreed to sell and Purchaser has agreed to purchase the Property upon the terms and conditions herein set forth,

C. The execution and delivery of this Agreement by the Purchaser shall constitute Purchaser's offer to the Seller to acquire the Property upon the terms and conditions herein set forth. Upon the execution of this Agreement by Seller and Purchaser hereof, the later of the signature dates shall be referred to herein as the "Effective Date". Unless the Seller executes this Agreement and returns a fully executed original version to the Purchaser within five (5) days following execution by the Purchaser, the Purchaser's offer shall be automatically revoked.

NOW, THEREFORE, the parties in consideration for the mutual covenants herein agree as follows:

ARTICLE 1

PROPERTY

As used herein, the term "Property*' shall be deemed to include:

1.1 The real estate and all buildings and improvements, if any, located thereon containing approximately 51.165 acres, more or less as depicted on the Survey (defined in Section 6.2 herein), together with all easements, air, mineral and riparian rights, if any, and all tenements, hereditaments, privileges and appurtenances thereto belonging or in any way appertaining thereto (the "Real Estate");

1.2 Land, if any, lying in the bed of any street, road or avenue, open or proposed, at the foot of or adjoining the Real Estate to the center line thereof (the "Land");

1.3 Any pending or future award made in condemnation or to be made in lieu thereof, and any unpaid award for damage to the Property by reason of change of grade of streets; and

1.4 The use of appurtenant easements, whether or not of record, strips and rights-of- way abutting, adjacent, contiguous, or adjoining the Property.

ARTICLE 2

PURCHASE PRICE

2.1 Seller agrees to sell and Purchaser agrees to purchase the Property pursuant to the terms and conditions contained in this Agreement, The total purchase price for the Property shall be the sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000) (the "Purchase Price").

The Purchase Price shall be paid as follows:

At the Closing (as defined herein), Purchaser shall pay, or cause to be paid to Seller the Purchase Price (less the application of the Earnest Money, as defined hereafter) in cash or certified check or federal wire transfer, plus or minus the agreed upon closing adjustments and prorations set forth herein.

ARTICLE 3

REAL ESTATE COMMISSION

3.1 Seller represents and warrants that Seller has not dealt with any broker or other finder other than CBRE (the "Seller's Broker") in connection with the sale to Purchaser of the Property. Purchaser represents and warrants that Purchaser has not dealt with any broker or other finder other than Dietz Commercial, LLC (the "Purchaser's Broker" and together with Seller's Broker, collectively, the "Brokers") in connection with its purchase of the Property. Seller agrees that it shall be solely responsible for the real estate commission due Seller's Broker in the amount of six percent (6%) of the Purchase Price, and Seller and Purchaser acknowledge and agree that Seiler's Broker shall cooperate with, and split said real estate commission with Purchaser's Broker in the amount of three percent (3%) at Closing.

3.2 Each party agrees to indemnify and hold the other harmless from and against any and all claims, loss, liability, damage, costs and expenses (including reasonable attorneys' fees) that the other party may suffer as a result of any claim brought by Seller's Broker, Purchaser's Broker or any other finder with whom either party may have dealt in connection with this transaction, other than the Brokers, claiming a commission, fee or other compensation.

ARTICLE 4

EARNEST MONEY

4.1 Within two (2) days after the Effective Date, Purchaser shall deliver to Coventry Title Agency, Inc. (the "Escrow Agent") an earnest money deposit in the sum of Fifty Thousand and 00/100 Dollars ($50,000.00) (the "Earnest Money") to be held in escrow by the Escrow Agent until completion of the transaction described herein or as otherwise set forth herein.

4.2 In the event that the transaction contemplated hereby is consummated in accordance with the terms and conditions hereof, the Escrow Agent shall deliver the Earnest Money which shall include any additional deposits to the Escrow Agent to extend the Inspection Period, as defined below, if applicable, to Seller for application against the Purchase Price due on Closing. In the event that the transaction contemplated hereby is not so consummated, the Escrow Agent shall apply the Earnest Money as set forth elsewhere herein.

4.3 The Escrow Agent shall deposit the Earnest Money in an escrow account in an interest-bearing form. Any reference in this Agreement to Earnest Money shall be deemed to include any interest earned thereon.

ARTICLE 5

INSPECTION OF PROPERTY

5.1 Purchaser shall have ninety (90) days following the Effective Date (the "Initial Inspection Period") to inspect or cause to be inspected the physical condition of the Property, access to which shall be granted to Purchaser and/or Purchaser's consultants at all reasonable times with no less than twenty-four (24) hours' prior notice provided to Seller and with Seller accompanying Purchaser or Purchaser's consultant, at Seller's sole discretion, during each entry onto the Property during the Inspection Period by Purchaser or Purchaser's consultants. Such inspections under this Section 5.1 may include, without limitation, environmental conditions, taking and analyzing soil borings and samples of groundwater and surface water, title and Survey (as further provided in Section 6 herein), siting, access, traffic patterns, competition, financing, economic feasibility, platting, zoning, matters involving governmental cooperation and any other testing reasonably required to determine the load bearing capacity and environmental condition of the Property. Purchaser may conduct all reasonable inspections as set forth herein, provided, however, Purchaser shall return the Property to its original condition immediately after such inspections or tests and such tests shall be performed during normal business hours and in compliance with all applicable law.

On or before the expiration of the Initial Inspection Period, Purchaser, at its sole discretion, must either (i) elect to proceed with this Agreement and purchase the Property as contemplated herein, (ii) terminate this Agreement whereby this Agreement shall terminate and become null and void, and Purchaser shall receive a full refund of the Earnest Money, including any interest earned thereon, and be relieved of any and all liability hereunder, except for those provisions that specifically survive termination, as provided elsewhere herein, or (iii) elect to extend the Inspection Period pursuant to the next paragraph.
Purchaser may extend the Inspection Period for an additional consecutive thirty (30) day period (the "Additional Inspection Period" and together with the Initial Inspection Period, collectively, the "Inspection Period") by depositing an additional Twenty Five Thousand and 00/100 Dollars ($25,000.00) (the "Inspection Period Extension Fee") which shall be applied to the Purchase Price at Closing if the transaction is consummated as herein contemplated and remain refundable to Purchaser until the expiration of such Additional Inspection Period (except in the event of Seller default as provided in Section 9 below). The Initial Inspection Period may be so extended by written notice given to Seller and payment made by Purchaser of the Inspection Period Extension Fee deposited with the Escrow Agent, on or before the expiration of the Initial Inspection Period in which event this Agreement shall continue in full force and effect.
On or before the expiration of the Additional Inspection Period, Purchaser shall notify Seller, in writing, whether or not Purchaser, in its sole discretion, desires to proceed with the purchase of the Property. In the event that Purchaser notifies Seller of Purchaser's desire to proceed with the purchase of the Property, the Earnest Money and all interest earned thereon shall become nonrefundable to Purchaser (except in the event of Seller default as provided in Section 9 below), and the parties shall proceed in accordance with the terms contained in this Agreement. Should Purchaser elect to terminate the Agreement at the end of the Additional Inspection Period, the Earnest Money and Additional Inspection Period Extension Fee deposited, including any interest earned, shall be promptly returned to Purchaser.

5.2 In order to facilitate Purchaser's inspection of the Property, Seller agrees to provide all records reasonably requested by Purchaser, relating to the condition of the Property which Seller has in its possession, within seven (7) business days after the Effective Date, including, but not limited to:

(i) evidence of the zoning status of the Property;

(ii) Evidence that water, gas, electric, storm and sanitary sewer and telephone service is or will be available on rights-of-way adjacent to the Property in adequate capacity for the Purchaser's contemplated use of the Property;

(iii) Copies of all soils and environmental reports or inspections obtained by, prepared for or by, or discovered by Seller in connection with Seller's acquisition, ownership and development of the Property;

(iv) Copies of all governmental approvals obtained by Seller in connection with its development, ownership and/or operation of the Property, including without limitation certificates of occupancy as to all portions of the improvements occupied by Seller or any tenant, lessee or other occupant thereof;

(v) Copies of all boundary or topographic surveys, as-built surveys and accompanying surveyor's certificates prepared for Seller in connection with its development of the Property;

(vi) Copies of all title certificates, title commitments or policies relating to the Property, and copies of all Permitted Exceptions and other matters scheduled or shown as exceptions to title or requirements thereon;

(vii) A copy of any agreement or restrictive covenant that affects the development or ownership of the Property;

(viii) A list of any and all oral agreements (if any), pertaining to the use, occupancy, maintenance, management and/or operation of the Property as presently conducted, including an identification of the party or parties to each such agreement, a description of the material terms thereof, and a description of the manner and time period in which each such agreement can be terminated; and

(ix) Such other items in Seller's possession that Purchaser may reasonably request in connection with its inspection of the Property.

To the extent that any new or updated information pertaining to the Property is received by Seller or any of its agents or employees while this Agreement is in effect, Seller promptly shall deliver a true, correct and complete copy of such new and/or updated information to Purchaser. Purchaser agrees not to disclose to any third party (other than Purchaser's lenders, attorneys, accountants, or other professional consultants engaged in connection with the transaction contemplated herein or Purchaser's affiliates, partners, venture partners, officers, directors, shareholders) any reports, information or other documentation obtained by Purchaser in connection with the Property, unless Purchaser is so obligated by law or court order to make such disclosure except in the case such documentation or information is readily available to the general public. In the event this Agreement is terminated, Purchaser agrees to immediately return or provide all such copies of any such information to Seller and further agrees to hold any such information learned in strict confidence. This paragraph shall survive the termination of this Agreement.

5.3 Seller agrees that from the date of this Agreement to the Closing Date, Seller shall conduct its business involving the Property in the ordinary course consistent with the prior operations of the Property, and during said period will;

(a) Refrain from transferring any of the Property or creating on the Property any easements, liens, mortgages, encumbrances or other interests which would affect the Property or Seller's ability to comply with the terms of this Agreement, without the prior written consent of Purchaser; and

(b) Refrain from entering into any contracts or other commitments regarding the Property without the prior written consent of Purchaser; and

(c) Refrain from storing, treating, or disposing on the Property any Hazardous or Toxic Substance, as defined hereinafter, or permitting the same to be done by any other person. The term "Hazardous or Toxic Substances" as used in this Agreement means any substance the generation, storage, treatment, disposal, or transportation of which is prohibited or regulated by any law or governmental regulation having as its object the protection of public health, natural resources, or the environment, including, by way of illustration only, the following: the Resource Conservation and Recovery Act; the Toxic Substances Control Act; the Clean Air Act, the Federal Water Pollution Control Act; the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

ARTICLE 6

TITLE AND SURVEY

6.1 Seller agrees, at Seller's sole cost and expense, to furnish Purchaser with a commitment from First American Title Insurance Company, or such other reputable title insurance company as Purchaser and Seller may approve in writing (the "Title Company") to issue to Purchaser, at or as soon as possible after Closing, its ALTA Form B Owner's title insurance policy, without standard exceptions (so long as the removal of the standard exceptions are at no cost to Seller) in the full amount of the Purchase Price, insuring title to the Property to be in good and marketable condition (as determined by Ohio law with reference to local standards of title examination), free and clear of any liens and encumbrances of any kind or nature whatsoever except the following (hereinafter referred to as the "Permitted Exceptions"): (a) zoning ordinances, (b) legal highways, (c) real estate taxes for the year of Closing, and (d) such other matters, if any, as may be subsequently approved in writing by Purchaser, Seller shall furnish Purchaser with the aforesaid title commitment and copies, in the state of form recorded, of all items shown in such commitment as soon as possible, but in no event later than fifteen (15) days following the Effective Date. If the title is not in the condition required hereunder, in Purchaser's sole discretion, Purchaser shall notify Seller in writing of such defect(s) within thirty (30) days after receipt of the title insurance commitment and copies of all items shown therein (the "Title Objections"). In the event Seller is unable or unwilling to cure such Title Objections within thirty (30) days after receipt of such notice, Purchaser shall have the option of either (1) waiving such Title Objections and proceeding with the Closing; (2) receiving the return of its Earnest Money and Inspection Period Extension Fee, as applicable, whereupon all liability hereunder shall terminate except as otherwise provided herein; or (3) if the Title Objection is that of a monetaiy or financial encumbrance such as a mortgage, lien or similar exception to title which can be released and cured by the payment of dollars, deducting the amount required to cure such defect from the Purchase Price and the proceeds due Seller at Closing.

Notwithstanding any provision hereof to the contrary, mortgages and other liens given by Seller or its predecessors to secure indebtedness shall not be required to be the subject of any Title Objections, but at Seller's sole cost and expense, Seller shall cause such liens to be discharged at Closing without the requirement of any notice or demand by Purchaser. Additionally, taxes and assessments which are a lien but not yet due and payable shall not be required to be the subject of any Title Objections and Purchaser shall accept title to the Property subject to the same.

6.2 Purchaser may, at its sole cost and expense, obtain a certified ALTA boundary survey of the Property ("Survey") indicating all easements and improvements thereon, prepared by a registered land surveyor or engineer licensed in the State of Ohio and certified to Seller and Title Company. If Purchaser proceeds to obtain such a Survey, then Purchaser must do so within thirty (30) days following the Effective Date, and Purchaser shall provide Seller with a copy of the Survey upon receipt of such Survey by Purchaser. If such a Survey reveals that (1) the Property lies within a flood hazard area in accordance with the document entitled "Department of Housing and Urban Development, Federal Insurance Administration - Special Flood Hazard Area Maps"; (2) any improvements on the Property are not located within the Property boundary lines and are encroaching on adjoining property; (3) there are encroachments that will negatively and materially affect Purchaser's proposed use of the Property; or (4) any other defect which would negatively and materially affect the value of the Property, Purchaser shall notify Seller in writing of such defect within thirty (30) days after Purchaser's receipt of the Survey. In the event Seller is unable or unwilling to cure such defect within (20) days after receipt of such notice, Purchaser shall have the option to either (A) waive such defect and proceed with the Closing; or (B) receive the return of its Earnest Money and Inspection Period Extension Fee, as applicable, whereupon all liability hereunder shall terminate, subject to Article 5 and except as otherwise provided herein.

ARTICLE 7

CLOSING

7.1 The transaction contemplated under this Agreement shall be consummated at a meeting of the parties or by an escrow closing at the offices of the Escrow Agent (the "Closing") which shall take place no later than thirty (30) days following the expiration of the Initial Inspection Period or Additional Inspection Period, if applicable; provided, however if such closing date is a Saturday, Sunday or legal holiday, the Closing shall occur on the next immediately following business day. The date for Closing so determined is herein sometimes referred to as the "Closing Date." The Closing may be changed to such other time, date and location as is mutually agreeable to the parties by an amendment to this Agreement and as executed by both parties.

7.2 On the Closing Date, all of the closing items described in Article 10, including all Closing proceeds, shall be tendered to the Title Company/Escrow Agent. The Title Company/Escrow Agent shall be authorized to consummate the closing of the transaction contemplated hereunder at such time as the Title Company is prepared to issue its owner's policy of title insurance in accordance with the provisions of Section 6.1.

ARTICLE 8

SELLER'S AND PURCHASER'S REPRESENTATIONS AND WARRANTIES

(A) Seller represents, warrants and covenants with Purchaser as to the following:

8.1 Seller is a corporation for profit, duly authorized, validly existing and in good standing under the laws of the State of Ohio.

8.2 Agreement and to sell the Property to Purchaser in accordance with the terms and conditions hereof and will deliver satisfactory evidence of such right, power and authority to Purchaser at Closing.

8.3 There are no existing violations of any laws, zoning ordinances, or orders affecting the Property, nor has Seller received any notice of any of the foregoing or of any existing or threatened condemnation or other legal action of any kind involving the Property.

8.4 There is no pending or, to the best of Seller's knowledge, having made diligent inquiry, threatened litigation, administrative action, claim, demand or pending action relating to the Property or for which Seller has received service of process or written notice of the threat thereof.

8.5 To the best of Seller's knowledge, having made diligent inquiry without any investigation, except as revealed by any environmental reports that Seller has in its possession and that Seller shall provide to Purchaser, if applicable, Seller has not released nor has any Hazardous of Toxic Substances been released into or deposited upon or below the surface of the Property or into any water systems on or below the surface of the Property or stored used on or in the Property.

8.6 Seller is the owner of the Property in the condition required for performance hereunder and will not knowingly cause any modification of title thereto from the Effective Date to and including the date of Closing.

8.7 There is no assessment presently outstanding or unpaid for local improvements or otherwise which has or may become a lien against the Property. Further, there are no public improvements which have been ordered to be made and/or which have not heretofore been completed, assessed, and paid for.

8.8 There are no claims against any portion of the Property or Seller for or on account of work done, materials furnished or utilities supplied to the Property, nor are there any pay-back agreements, revenue bonds, utility debt service expenses or other charges or expenses applicable to the Property.

8.9 Neither the execution and delivery of this Agreement nor the Seller's performance hereof are restricted by or violate any contractual or other obligations of the Seller.

8.10 The Seller is not a "Foreign Person" within the meaning of the Internal Revenue Code Section 1445 (f) (3).

8.11 Seller has never received any notice from, nor filed any notice or application with, any governmental authority concerning any Hazardous or Toxic Substance on the Property.

8.12 All information furnished to Purchaser pursuant to this Agreement is true, complete and accurate in all material respects and does not omit a material fact to the best of Seller's knowledge.

(B) Purchaser represents, warrants and covenants with Seller as to the following:

8.13 Purchaser is an Ohio limited liability company, duly authorized, validly existing and in good standing under the laws of the State of Ohio.

8.14 Purchaser has the requisite power and authority to enter into and perform the teims of this Agreement and consummate this transaction.

8.15 Purchaser is not a "Foreign Person" within the meaning of the Internal Revenue Code Section 1445 (f) (3).

ARTICLE 9

DEFAULTS: REMEDIES ON DEFAULT

9.1 In the event of a default by Purchaser in its obligation to purchase the Property, Seller shall be entitled to terminate this Agreement and retain as full and complete liquidated damages Purchaser's Earnest Money deposit and the Inspection Period Extension Fee, if applicable and the Escrow Agent shall deliver the Earnest Money and the Inspection Period Extension Fee, as applicable.

9.2 In the event of default by Seller in its obligations to sell the Property, Purchaser may, at its option, receive a refund of the Earnest Money and Inspection Period Extension Fee, as applicable; provided, however, that such payment of Earnest Money and Inspection Period Extension Fee, as applicable, shall not limit Purchaser's right, at its sole election, to terminate this Agreement and/or to maintain an action for breach of this Agreement, specific performance or any other legal or equitable relief as may now or hereafter be as may now or hereafter be available to Purchaser.

ARTICLE 10

CLOSING: CLOSING DOCUMENTS

At the Closing, Seller shall execute and deliver to Purchaser (as required) and Purchaser shall execute and deliver to Seller (as required) the following:

10.1 Seller shall execute and deliver to Purchaser a good and sufficient Limited Warranty Deed conveying marketable title to the Property to Purchaser in accordance with this Agreement and the owner's policy of title insurance, using the legal description by which Seller acquired title to the Property as provided for in the Title Company's title commitment for the Title Policy, subject only to the Permitted Exceptions.

10.2 Seller shall provide a certificate certifying that each and every warranty and representation made by Seller in this Agreement is true and correct as of Closing, as if made by Seller at such time;

10.3 Seller shall provide to Purchaser a Certificate stating that Seller is not a "Foreign Person" within the meaning of Internal Revenue Code Section 1445, as amended, in a form in compliance with the Internal Revenue Code.

10.4 An assignment, duly executed by Purchaser and Seller in recordable form, assigning and transferring to Purchaser all of Seiler's right, title and interest in any and all rights, properties, powers and privileges relating to the Property as Purchaser may reasonably request and containing indemnifications: (i) from Seller to Purchaser for matters which arose prior to Closing and (ii) from Purchaser to Seller for matters arising after Closing.

10.5 An affidavit in form satisfactory to Title Company for the issuance of the Title Policy without exception for mechanics', materialmen's or other statutory liens, parties in possession and other standard title exceptions.

10.6 Purchaser shall provide to Seller a Certificate stating that Purchaser is not a "Foreign Person" within the meaning of Internal Revenue Code Section 1445, as amended, in a form in compliance with the Internal Revenue Code.

10.7 Seller and Purchaser shall execute and deliver to each other a closing statement showing the amounts by which the Purchase Price shall be adjusted as of the Closing Date. The following items shall be apportioned between the Seller and the Purchaser on the basis that Purchaser owns the Property on the Closing Date.

(a) Seller shall pay, as a deduction from the Purchase Price at Closing, the cost for the owner's title insurance policy issued to Purchaser (subject to Section 10.8(d) below). Purchaser shall pay at Closing the cost for any lender's title insurance policy to be issued to Purchaser's lender, if any.

(b) All real estate and personal property taxes which are due on the Property as of the Closing Date shall be paid in full by Seller as of the date of Closing including any Current Agricultural Use Valuation recoupment which shall be paid in full by Seller on or before the Closing Date, All real estate taxes that are not currently due but are a Hen on the Property shall be prorated as of midnight of the day of Closing, and all such prorations of taxes and assessments shall be final as the Closing Date.

(c) All water, sewer and utility charges, if any shall be paid by Seller through the Closing Date or prorated between the parties and appropriate credits given. Any special assessments that have been incurred on the Property shall be prorated between the parties as of the Closing Date.

(d) Seller shall pay, at its sole expense, the costs and expenses associated with the following items: (i) preparing or obtaining documents to be delivered by Seller to Purchaser pursuant to this Agreement; (ii) preparing and recording any lien releases required to be obtained by Seller; (iii) all transfer taxes and documentary stamp fees for this transfer and recording fees for any necessary title curative documents; and (iv) Seller's attorneys' fees. Purchaser shall pay, at its sole expense, the costs and expenses associated with the following items: (i) the Survey; (ii) any endorsements, or removal of standard exceptions that have a cost or fee associated therewith, to the owner's title policy requested by Purchaser; (iii) the lender's title policy, if applicable; (iv) all costs associated with Purchaser's inspections of the Property and for any applications and consents, approvals and/or variances in connection with zoning and site plan approval, including the Lot Split (as set forth in Section 12(a) below); (v) cost of preparing or obtaining documents to be delivered by Purchaser to Seller pursuant to this Agreement; (vi) the recording fees for the Limited Warranty Deed and any other recordable assignments; and (vii) Purchaser's attorneys' fees, if any. Seller and Purchaser shall equally split the cost of the Escrow Agent escrow fee and any other Closing fees (not already specified herein), including the title search fee, express mail, and courier fees; provided that Seller's portion of any such costs and fees shall not exceed $800.00. Any other Closing expenses not otherwise specified herein shall be allocated to Seller or Purchaser as is customary for commercial real estate transactions in the county where the Property is located.

10.8 Purchaser and Seller shall furnish the other party with copies of appropriate documents demonstrating that each company is validly existing and in good standing in their respective states of formation or organization and such other documents as shall reasonably satisfy each party that the other party executing the documents have the authority to enter into the sale contemplated hereby and execute and perform all documents contemplated hereby.

ARTICLE 11

CONDEMNATION

In the event that written notice of any action, suit or proceeding shall be given between the Effective Date and the Closing Date for the purpose of condemning the Property or any portion thereof is received by Seller, Seller shall promptly notify Purchaser. Purchaser shall then have the right to terminate its obligations hereunder within seven (7) days after receiving notice of such condemnation proceeding from Seller, and upon such termination, the proceeds resulting from such condemnation shall be paid to Seller and the Purchaser shall receive its Earnest Money deposit subject to the terms of this Agreement. In the event Purchaser shall not elect to terminate (pursuant to this Article 11) its obligations hereunder, the proceeds of such condemnation shall be assigned and belong to Purchaser, provided any award allocated for loss of business or business interruption prior to Closing shall belong to Seller and after Closing shall belong to Purchaser.

ARTICLE 12

CONDITIONS PRECEDENT TO CLOSING

Subject to Article 5, neither Purchaser nor Seller shall have any obligation to consummate the within contemplated transaction unless and until the conditions set forth in this Article 12 shall have either been satisfied, or waived by the other party in writing. Seller, or Purchaser, as the case may be, shall use its best efforts to satisfy each and all of such conditions. If not so waived, all such conditions must be satisfied by no later than the Closing Date, unless otherwise set forth herein. Such conditions are as follows:

(a) Purchaser and Seller shall have agreed upon the configuration of the Property, which shall necessitate a lot split or similar procedure (the "Lot Split") from the Property which is needed for development of the Property for Purchaser's intended use and to facilitate a sale of approximately ten (10) acres of the Property from Purchaser to the City of Canal Winchester at Closing. Purchaser and Seller shall work cooperatively together to prepare all necessary applications to be submitted to the governmental authorities to affect the Lot Split;

(b) All representations, warranties and covenants of Purchaser and Seller hereunder shall be true and correct on the Closing Date;

(c) Seller and Purchaser shall have performed all of their other respective obligations under this Agreement.

ATRICLE 13

MISCELLANEOUS

13.1 This Agreement embodies the entire agreement between the parties in connection with this transaction and there are no oral agreements existing between the parties relating to this transaction which are not expressly set forth herein and covered.

13.2 No waiver by any party at any time, expressed or implied, of any breach of any provision of this Agreement shall be deemed a waiver or a breach of any other provision of this Agreement or a consent to any subsequent breach of the sale or any other provision. If any action by any party shall require the consent or approval of another party, such consent or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any action on the same or any subsequent occasion.

13.3 Purchaser has the right to assign all its right, title and interest in this Agreement to anyone with the consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed and Purchaser shall remain obligated under the terms of this Agreement.

13.4 The captions, section numbers and article numbers appearing in the Agreement are inserted only as a matter of convenience, and do not define, limit, construe or describe the scope or intent of such sections or articles of this Agreement nor in any way affect this Agreement.

13.5 No party other than Seller and Purchaser and their successors and assigns, shall have any rights to enforce or rely upon this Agreement, which is binding upon and made solely for the benefit of Seller or Purchaser, their heirs, personal representatives, successors or assigns, and not for the benefit of any other party.

13.6 Notice shall be deemed as given hereunder upon personal delivery to the addresses set forth below or, if properly addressed, one (1) day after depositing such notice with postage prepaid in a United States mailbox or depositing such notice in the custody of a nationally recognized overnight delivery service. Notice shall be deemed properly addressed if sent to the following addresses.

If the Purchaser:	BrewDog Columbus, LLC c/o Kegler, Brown, Hill & Ritter 65 E. State Street, Suite 1800 Columbus, OLI43215 Attn: Katie Hamilton, Dir. Business Development Phone:614-400-3077 Email: katie@brewdog.com

With a copy to:	Kegler, Brown, Hill & Ritter 65 E. State Street, Suite 1800 Columbus, OH 43215 Attn: Jeffrey D. Roberts, Esq. Phone: 614-462-5465 Email: jroberts@keglerbrown.com
If to Seller:	TS Trim Industries Inc. 6380 West Canal Street Canal Winchester, Ohio 43110 Attn: Phil Roby Phone: (614) 496-7560 Email: phil_roby@tstna.com
With a copy to:	Porter Wright Morris & Arthur, LLP 41 South High Street Columbus, Ohio 43215 Attn: John C. Beeler, Esq. Phone: (614) 227-1959 Email: jbeeler@porterwright.com

13.7 This Agreement shall be governed by the laws of the State of Ohio.

13.8 The provisions of this Agreement shall survive the Closing of the transaction contemplated hereby.

13.9 At all reasonable times from and after the date hereof to the Closing Date, Seller shall cooperate with Purchaser in obtaining zoning and site plan approval, with all applications having been first reviewed and approved by Seller, and Seller, to the extent of the approved zoning and site plan applications, shall join in any proceedings in the name of Seller to the extent necessary and execute any petitions, approvals or other documents in connection therewith.

13.10 Wherever the words "includes" or "including" are used in the Agreement such words shall not be construed to restrict or limit any of the language, terms or definitions used in association therewith.

13.11 Any reference in this Agreement to any entity shall include and shall be deemed to be a reference to any person or entity that is a successor to such entity.

13.12 Whenever this Agreement requires that something be done with a period of days, such period shall (a) not include the day from which such period commences, (b) include the day upon which such period expires, (c) unless specified otherwise, expire at 6:00 p.m. Eastern Standard Time on the day by which such thing is to be done, and (d) be construed to mean calendar days; provided that if the final day of such period falls on a Saturday, Sunday or legal holiday where such thing is to be done, such period shall extend to the first business day thereafter.

13.13 Whenever in this Agreement provision is made for the doing of any act by any person it is understood and agreed that such act shall be done by such person at its own cost and expense unless a contrary intent is expressed.

13.14 Both parties to this Agreement have participated fully and equally in the negotiation and preparation hereof. Therefore, this Agreement shall not be more strictly construed nor shall any ambiguities within this Agreement be resolved against either party hereto.
13.15 Purchaser has the right to place marketing related signage on the Property, as approved in advance by Seller and by the governmental authority having jurisdiction over any marketing and signage, during the entire term of this Agreement.

13.16 This Agreement may be executed in any one or more counterparts, each of which shall constitute an original, no other counterpart needing to be produced, and all of which, when taken together, shall constitute but one and the same instrument. Facsimile signature pages of this Agreement shall be valid and binding as original signatures and shall be considered an agreement of the respective parties to fully execute and deliver originally signed copies of this Agreement.

13.17 Seller or Purchaser may utilize this Agreement in accordance with an Internal Revenue Code Section 1031 exchange, and either party shall so notify the other in advance of closing and cooperate in accomplishing the same; provided that: (a) Seller is not required to contract for the purchase of, take title to, or cause any conveyance of the exchange real estate; (b) Seller shall make no representations or warranties concerning whether the transaction will qualify for "like kind" exchange treatment, which is solely Purchaser's responsibility; (c) Seller shall not incur any cost or liability in connection with the exchange real estate or the "like kind" exchange transaction; and (d) each party's obligations, representations and warranties hereunder shall survive any assignment to any qualified intermediary, and each party shall continue to be liable hereunder.

13.18 TIME IS OF TEDE ESSENCE OF ALL UNDERTAKINGS AND AGREEMENTS OF THE PARTIES HERETO.

[Signature pages appear on following pages]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth below.

SELLER:

TS TRIM INDUSTRIES, INC.,
an Ohio for profit corporation

By: ______________________
Name: Phil Roby
Title: VP

Date of execution: July 24, 2015

STATE OF OHIO :
: SS:
COUNTY OF Fairfield :

The foregoing instrument was acknowledged before me this 24 day of July, 2015, by Phil Roby, the V.P. of TS Trim Industries Inc., an Ohio corporation, on behalf of said corporation.

[SEAL]

____
Notary Public

My Commission Expires: 8-21-18

[Signature pages continue on following page]

109982.000001/#4822-8054-9157 v5

16

PURCHASER:

BREWDOG COLUMBUS LLC,
an Ohio limited liability company

By: BrewDog USA, Inc.,
a Delaware corporation
Its: Manager

By: Katie Hamilton
Katie Hamilton
Director of Business Development

Date of execution: July 23, 2015

STATE OF Ohio :
: SS:
COUNTY OF Franklin :

The foregoing instrument was acknowledged before me this 23rd day of July, 2015, by Katie Hamilton, the Director of Business Development of BrewDog USA, Inc., a Delaware corporation, which is the Manager of BrewDog Columbus LLC, an Ohio limited liability company.

[SEAL]

Darrell A Moore
Notary Public

My Commission Expires: July 24, 2016

NOTARIAL SEAL STATE OF OHIO
DARRELL A. MOORE
NOTARY PUBLIC, STATE OF OHIO
DELAWARE COUNTY
My Comm. Expires July 24, 2016

105982.000001/#4822-8054-9157 v5

17

EXHIBIT A

INSPIRED PEOPLE / CREATIVE DESIGN / TRANSFORMING COMMUNITIES
KLEINGERS GROUP
TS TRIM INDUSTRIES, INC.
LEGEND
LANDS OF TS TRIM INDUSTRIES, INC.
BOUNDARY SURVEY
1 OF 7

109982.000001/#4822-8054-9157 v5

18

AIA® Document A141™ – 2014

Standard Form of Agreement Between Owner and Design-Builder

(handwritten initials) 9/24/15 (initials) 9/24/15 KH 9/24/15

AGREEMENT made as of the ~~18~~ 24 day of September in the year 2015
(In words, indicate day, month and year.)

BETWEEN the Owner:
(Name, legal status, address and other information)

BrewDog Columbus LLC
65 East State Street, Ste. 1800
Columbus, Ohio 43215

and the Design-Builder:
(Name, legal status, address and other information)

EXXCEL Project Management, LLC
328 Civic Center Drive
Columbus, OH

for the following Project:
(Name, location and detailed description)

BrewDog Columbus Brewery Project (the "Project")

The Owner and Design-Builder agree as follows.

ADDITIONS AND DELETIONS:
The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An *Additions and Deletions Report* that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

Consultation with an attorney is also encouraged with respect to professional licensing requirements in the jurisdiction where the Project is located.

TABLE OF ARTICLES

1 GENERAL PROVISIONS

2 COMPENSATION AND PROGRESS PAYMENTS

3 GENERAL REQUIREMENTS OF THE WORK OF THE DESIGN-BUILD CONTRACT

4 WORK PRIOR TO EXECUTION OF THE DESIGN-BUILD AMENDMENT

5 WORK FOLLOWING EXECUTION OF THE DESIGN-BUILD AMENDMENT

6 CHANGES IN THE WORK

7 OWNER'S RESPONSIBILITIES

8 TIME

9 PAYMENT APPLICATIONS AND PROJECT COMPLETION

10 PROTECTION OF PERSONS AND PROPERTY

11 UNCOVERING AND CORRECTION OF WORK

12 COPYRIGHTS AND LICENSES

13 TERMINATION OR SUSPENSION

14 CLAIMS AND DISPUTE RESOLUTION

15 MISCELLANEOUS PROVISIONS

16 SCOPE OF THE AGREEMENT

TABLE OF EXHIBITS

A DESIGN-BUILD AMENDMENT
B INSURANCE AND BONDS
C SUSTAINABLE PROJECTS

ARTICLE 1 GENERAL PROVISIONS

§ 1.1 Owner's Criteria

This Agreement is based on the Owner's Criteria set forth in this Section 1.1.
(Note the disposition for the following items by inserting the requested information or a statement such as "not applicable" or "unknown at time of execution." If the Owner intends to provide a set of design documents, and the requested information is contained in the design documents, identify the design documents and insert "see Owner's design documents" where appropriate.)

§ 1.1.1 The Owner's program for the Project:
(Set forth the program, identify documentation in which the program is set forth, or state the manner in which the program will be developed.)

TBD
§ 1.1.2 The Owner's design requirements for the Project and related documentation:

(Identify below, or in an attached exhibit, the documentation that contains the Owner's design requirements, including any peiformance specifications for the Project.)

TBD
§ 1.1.3 The Project's physical characteristics:
(Identify or describe, if appropriate, size, location, dimensions, or other pertinent information, such as geotechnical reports; site, boundary and topographic suiyeys; traffic and utility studies; availability ofpublic and private utilities and sendees; legal description of the site; etc )

TBD
§ 1.1.4 The Owner's anticipated Sustainable Objective for the Project, if any:
(Identify the Owner's Sustainable Objective for the Project such as Sustainability Certification, benefit to the environment, enhancement to the health and well-being of building occupants, or improvement of energy efficiency. If the Owner identifies a Sustainable Objective, incorporate AIA Document A141™-2014, Exhibit C, Sustainable Projects, into this Agreement to define the terms, conditions and Work related to the Owner's Sustainable Objective.)

TBD
§ 1.1.5 Incentive programs the Owner intends to pursue for the Project, including those related to the Sustainable Objective, and any deadlines for receiving the incentives that are dependent on, or related to, the Design-Builder's services, are as follows:
(Identify incentive programs the Owner intends to pursue for the Project and deadlines for submitting or applying for the incentive programs.)

§ 1.1.5.1 Design-Builder's Bonus for Reaching Milestones

Due to the critical and time sensitive nature of the Project, the Owner wishes to provide a financial incentive to encourage the Design-Builder to achieve the established and approved Substantial Completion date for the Project. Design-Builder shall be entitled to achieve a series of bonuses which shall not exceed $65,000.00 (the "Bonus").

The incentive milestone dates are noted below and are included to assist the Design-Builder to maintain the emphasis on throughout the entire Project on achieving the overall Substantial Completion milestone date established in the approved Baseline Construction Schedule.

. 1 Bonus Milestone #1: Completion of site development, site related utilities and installation of the parking lot and roadway services up to the base pavement section to allow use of the site areas during winter 2015-16 by December 11,2015.
.2 Bonus Milestone #2: Start of Owner Furnished Equipment for brew house by April 5, 2016. Bonus value for this shall be $25,000.00.
.2 Bonus Milestone #3: Substantial Completion of the Entire Work by July 15, 2016. Bonus value for this shall be $25,000.00.

Because the Bonuses set forth above are for reaching the milestones on the dates indicated above, the Design-Builder is only entitled to any Bonus for meeting such Milestones on the dates indicated, even the Contract Times are extended for any reason, including but not limited to excusable delay that would otherwise entitle the Design-Builder to a time extension under the Contract. In case of change or excusable delay for which the Design-Builder is entitled to additional time, the Contract Times may be extended but the Bonus Milestone dates set forth above will not be adjusted. If the Design-Builder misses an interim Bonus Milestone date it has the ability to make that bonus value up by achieving the final Bonus Milestone date. Once a Bonus Milestone has been achieved a Change Order will be executed to increase the Design-Builder's Contract Value and allow for this amount to be billed through the next regular Payment Application

§ 1.1.6 The Owner's budget for the Work to be provided by the Design-Builder is set forth below: (Provide total for Owner's budget, and if known, a line item breakdown of costs.)

AIA Document A141 - 2014. Copyright 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AlA Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:39:21 on 09/21/2015 under Order No.2044293056_1 which expires on 08/25/2016, and is not for resale.
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The Owner's construction budget for the Project is $7,500,000.00 (the "Construction Budget"), which includes all design, construction, labor, materials, insurance, overhead, profit, and any other cost or expense arising out of or related to the Work of this Agreement, and shall also include the total of the milestone bonuses possible under § 1.1.5.1.

§ 1.1.6.1 Design-Builder acknowledges that its design must come in at or below the above-referenced Construction Budget, which is an express limitation on Cost of the Work.

§1.1.6.2 If the initial proposals and estimates from Design-Builder and/or bidders do not conform to the

Construction Budget set forth above, the Design-Builder agrees that it shall, at no cost to the Owner, provide a written statement to the Owner describing the specific reasons for the deviations and suggesting alternative designs, value engineering ideas or changes that can be made to the design to bring the cost of the Work within the Construction Budget and implement all Owner approved value engineering ideas, alternative design concepts, and changes to get the Project back within the established Construction Budget.
§ 1.1.7 The Owner's design and construction milestone dates:

.1 Design phase milestone dates:

TBD

.2 Submission of Design-Builder Proposal:

TBD

.3 Phased completion dates:

April 5, 2016 — Completion by April 5, 2016 of all work necessary to allow for delivery and systematic/logical installation of Owner-Furnished Equipment for the brew house starting April 6, 2016.

.4 Substantial Completion date:

July 15, 2016 - Substantial Completion of the Entire Work .5 Other milestone dates:

December 11, 2015 -: Completion of site development, site related utilities & structures and installation of the parking and road way surfaces up to the base pavement section to allow use of the site areas during the winter of2015/2016

(Paragraphs deleted)

§ 1.1.9 Additional Owner's Criteria upon which the Agreement is based:
(Identify special characteristics or needs of the Project not identified elsewhere, such as historic prese/vation requirements.)

TBD

§ 1.1.10 The Design-Builder shall confirm that the information included in the Owner's Criteria complies with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities.

§ 1.1.10.1 If the Owner's Criteria conflicts with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, the Design-Builder shall notify the Owner of the conflict.

AIA Document A141 ™ - 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AlA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:39:21 on 09/21/2015 under Order No.2044293056_1 which expires on 08/25/2016, and is not for resale.
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§ 1.1.11 If there is a change in the Owner's Criteria, the Owner and the Design-Builder shall execute a Modification in accordance with Article 6.

§ 1.1.12 If the Owner and Design-Builder intend to transmit Instruments of Service or any other information or documentation in digital form, they shall endeavor to establish necessary protocols governing such transmissions. Unless otherwise agreed, the parties will use AIA Document E203™-2013 to establish the protocols for the development, use, transmission, and exchange of digital data and building information modeling.

§1.2 Project Team

§ 1.2.1 The Owner identifies the following representative in accordance with Section 7.1.1:
(List name, address and other information.)

Keith Bennet, BrewDog, Special Projects Manager
Don McCarthy, McCarthy Consulting LLC, Owner's Project Representative

§ 1.2.2 The persons or entities, in addition to the Owner's representative, who are required to review the Design-Builder's Submittals are as follows:
(List name, address and other information.)

TBD

§ 1.2.3 The Owner will retain the following consultants and separate contractors:
(List discipline, scope of work, and, if known, identify by name and address.)

TBD

§ 1.2.4 The Design-Builder identifies the following representative in accordance with Section 3.1.2:
(List name, address and other information.)

Scot Matthews, Project Manager
328 Civic Center Drive, Columbus, OH 43215
614.400.4018 (mobile)

Vem Taylor, Project Executive
328 Civic Center Drive, Columbus, OH 43215
513.633.6405 (mobile)
vtaylor@exxcel.com

§ 1.2.5 Neither the Owner's nor the Design-Builder's representative shall be changed without ten days' written notice to the other party.

§ 1.3 Binding Dispute Resolution

For any Claim subject to, but not resolved by, mediation pursuant to Section 14.3, the method of binding dispute resolution shall be the following:
(Check the appropriate box. If the Owner and Design-Builder do not select a method of binding dispute resolution below, or do not subsequently agree in writing to a binding dispute resolution other than litigation, Claims will be resolved by litigation in a court of competent jurisdiction.)

[] Arbitration pursuant to Section 14.4

[ X ] Litigation in a court of competent jurisdiction

[] Other: (Specify)

AIA Document A141 - 2014. Copyright 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AlA Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:39:21 on 09/21/2015 under Order No.2044293056_1 which expires on 08/25/2016, and is not for resale.
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§ 1.4 Definitions

§ 1.4.1 Design-Build Documents. The Design-Build Documents consist of this Agreement between Owner and Design-Builder and its attached Exhibits (hereinafter, the "Agreement"); other documents listed in this Agreement; and Modifications issued after execution of this Agreement. A Modification is (1) a written amendment to the Contract signed by both parties, including the Design-Build Amendment, (2) a Change Order, or (3) a Change Directive.

§ 1.4.2 The Contract. The Design-Build Documents form the Contract. The Contract represents the entire and integrated agreement between the parties and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Design-Build Documents shall not be construed to create a contractual relationship of any kind between any persons or entities other than the Owner and the Design-Builder.

§ 1.4.3 The Work. The term "Work" means the design, construction and related services required to fulfill the Design-Builder's obligations under the Design-Build Documents, whether completed or partially completed, and includes all labor, materials, equipment and services provided or to be provided by the Design-Builder. The Work may constitute the whole or a part of the Project.

§ 1.4.4 The Project. The Project is the total design and construction of which the Work performed under the Design-Build Documents may be the whole or a part, and may include design and construction by the Owner and by separate contractors.

§ 1.4.5 Instruments of Service. Instruments of Service are representations, in any medium of expression now known or later developed, of the tangible and intangible creative work performed by the Design-Builder, Contractor(s), Architect, and Consultants) under their respective agreements. Instruments of Service may include, without limitation, studies, surveys, models, sketches, drawings, specifications, digital models and other similar materials.

§ 1.4.6 Submittal. A Submittal is any submission to the Owner for review and approval demonstrating how the Design-Builder proposes to conform to the Design-Build Documents for those portions of the Work for which the Design-Build Documents require Submittals. Submittals include, but are not limited to, shop drawings, product data, and samples. Submittals are not Design-Build Documents unless incorporated into a Modification.

§ 1.4.7 Owner. The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Design-Build Documents as if singular in number. The term "Owner" means the Owner or the Owner's authorized representative.

§ 1.4.8 Design-Builder. The Design-Builder is the person or entity identified as such in the Agreement and is referred to throughout the Design-Build Documents as if singular in number. The term "Design-Builder" means the Design-Builder or the Design-Builder's authorized representative.

§ 1.4.9 Consultant. A Consultant is a person or entity providing professional services for the Design-Builder for all or a portion of the Work, and is referred to throughout the Design-Build Documents as if singular in number. To the extent required by the relevant jurisdiction, the Consultant shall be lawfully licensed to provide the required professional services.

§ 1.4.10 Architect. The Architect is a person or entity providing design services for the Design-Builder for all or a portion of the Work, and is lawfully licensed to practice architecture in the applicable jurisdiction. The Achitect is referred to throughout the Design-Build Documents as if singular in number.

§ 1.4.11 Contractor. A Contractor is a person or entity performing all or a portion of the construction, required in connection with the Work, for the Design-Builder. The Contractor shall be lawfully licensed, if required in the jurisdiction where the Project is located. The Contractor is referred to throughout the Design-Build Documents as if singular in number and means a Contractor or an authorized representative of the Contactor.

§ 1.4.12 Confidential Information. Confidential Information is information containing confidential or business proprietary information that is clearly marked as "confidential."

AIA Document A141 - 2014. Copyright 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AlA Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:39:21 on 09/21/2015 under Order No.2044293056_1 which expires on 08/25/2016, and is not for resale.
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§ 1.4.13 Contract Time. Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, as set forth in the Design-Build Amendment for Substantial Completion of the Work.

§ 1.4.14 Day. The term "day" as used in the Design-Build Documents shall mean calendar day unless otherwise specifically defined.

§ 1.4.15 Contract Sum. The Contract Sum is the amount to be paid to the Design-Builder for performance of the Work after execution of the Design-Build Amendment, as identified in Article A.l of the Design-Build Amendment.

ARTICLE 2 COMPENSATION AND PROGRESS PAYMENTS
§ 2.1 Compensation for Work Performed Prior To Execution of Design-Build Amendment
§ 2.1.1 Unless otherwise agreed, payments for Work performed prior to Execution of the Design-Build Amendment shall be made monthly. For the Design-Builder's performance of Work prior to the execution of the Design-Build Amendment, the Owner shall compensate the Design-Builder as follows:
(Insert amount of, or basis for, compensation, including compensation for any Sustainability Sennces, or indicate the exhibit in which the information is provided. If there will be a limit on the total amount of compensation for Work performed prior to the execution of the Design-Build Amendment, state the amount of the limit.)

Monthly progress billing based on percentage of completion of Work performed prior to the execution of the Design-Build Amendment. Total compensation for Work performed prior to execution of the Design-Build Amendment shall not exceed $301,219

§ 2.1.2 The hourly billing rates for services of the Design-Builder and the Design-Builder's Architect, Consultants and Contractors, if any, are set forth below.
(If applicable, attach an exhibit of hourly billing rates or insert them below.)

Individual or Position	Rate

§ 2.1.3 Compensation for Reimbursable Expenses Prior To Execution of Design-Build Amendment
§ 2.1.3.1 Reimbursable Expenses are in addition to compensation set forth in Section 2.1.1 and 2.1.2 and include expenses, directly related to the Project, incurred by the Design-Builder and the Design-Builder's Architect, Consultants, and Contractors, as follows:

.1 Transportation and authorized out-of-town travel and subsistence;
.2 Dedicated data and communication services, teleconferences, Project web sites, and extranets;
.3 Fees paid for securing approval of authorities having jurisdiction over the Project;
.4 Printing, reproductions, plots, standard form documents;
.5 Postage, handling and delivery;
.6 Expense of overtime work requiring higher than regular rates, if authorized in advance by the Owner;
.7 Renderings, physical models, mock-ups, professional photography, and presentation materials requested by the Owner;
.8 All taxes levied on professional services and on reimbursable expenses; and
.9 Other Project-related expenditures, if authorized in advance by the Owner.

§ 2.1.3.2 For Reimbursable Expenses, the compensation shall be the expenses the Design-Builder and the Design-Builder's Architect, Consultants and Contractors incurred, plus an administrative fee of four percent ( 4%) of the expenses incurred.

§ 2.1.4 Payments to the Design-Builder Prior To Execution of Design-Build Amendment
§ 2.1.4.1 1 All payments hereunder, whether prior to or after execution of the Design-Builder Amendment, will be due and payable within 20 days after presentation to the Owner's Senior Representative and/or the Owner's Project Representative, and the amount paid shall be subject to Owner's acceptance and approval of the invoice and any lender approval necessary. Subject to § 2.1.4.3, amounts unpaid more than twenty (20) days after the invoice date

AIA Document A141 - 2014. Copyright 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AlA Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:39:21 on 09/21/2015 under Order No.2044293056_1 which expires on 08/25/2016, and is not for resale.
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shall bear interest at the rate entered below, or in the absence thereof at the legal rate prevailing from time to time at the principal place of business of the Design-Builder.
(Insert rate of monthly or annual interest agreed upon.)

Legal Rate %

§ 2.1.4.2 Records of Reimbursable Expenses and services performed on the basis of hourly rates shall be available to the Owner at mutually convenient times for a period of two years following execution of the Design-Build Amendment or termination of this Agreement, whichever occurs first.

§ 2.1.4.3 Cooperation with Lender: Design-Builder acknowledges that the Owner may be financing all or a portion of the Work with a lender or other institutional financing ("Lender") and represents that it will cooperate and comply with reasonable requirements, if any, that any Lender may have that relate to or may impact this Agreement, whether payments prior to or after execution of Design-Build Amendment, including but not limited to payment terms (days required or necessary for Lender to approve or consent to payment), lien and claim waiver requirements, and/or contingent assignments of any Contract hereunder.

§ 2.2 Contract Sum and Payment for Work Performed After Execution of Design-Build Amendment
For the Design-Builder's performance of the Work after execution of the Design-Build Amendment, the Owner shall pay to the Design-Builder the Cont act Sum in current funds as agreed in the Design-Build Amendment.

ARTICLE 3 GENERAL REQUIREMENTS OF THE WORK OF THE DESIGN-BUILD CONTRACT
§ 3.1 General

§ 3.1.1 The Design-Builder shall comply with any applicable licensing requirements in the jurisdiction where the Project is located.

§ 3.1.2 The Design-Builder shall designate in writing a representative who is authorized to act on the Design-Builder's behalf with respect to the Project.

§ 3.1.3 The Design-Builder shall perform the Work in accordance with the Design-Build Documents. The Design-Builder shall not be relieved of the obligation to perform the Work in accordance with the Design-Build Documents by the activities, tests, inspections or approvals of the Owner.

§ 3.1.3.1 The Design-Builder shall perform the Work in compliance with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities. If the Design-Builder performs Work contrary to applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities, the Design-Builder shall assume responsibility for such Work and shall bear the costs attributable to correction.

§ 3.1.3.2 Neither the Design-Builder nor any Contractor, Consultant, or Architect shall be obligated to perform any act which they believe will violate any applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities. If the Design-Builder determines that implementation of any instruction received from the Owner, including those in the Owner's Criteria, would cause a violation of any applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, the Design-Builder shall notify the Owner in wilting. Upon verification by the Owner that a change to the Owner's Criteria is required to remedy the violation, the Owner and the Design-Builder shall execute a Modification in accordance with Article 6.

§ 3.1.4 The Design-Builder shall be responsible to the Owner for acts and omissions of the Design-Builder's employees, Architect, Consultants, Contractors, and their agents and employees, and other persons or entities performing portions of the Work.

§ 3.1.5 General Consultation. The Design-Builder shall schedule and conduct periodic meetings with the Owner to review matters such as procedures, progress, coordination, and scheduling of the Work.

§ 3.1.6 When applicable law requires that services be performed by licensed professionals, the Design-Builder shall provide those services through qualified, licensed professionals. The Owner understands and agrees that the services of the Design-Builder's Architect and the Design-Builder's other Consultants are performed in the sole interest of, and for the exclusive benefit of, the Design-Builder.

AIA Document A141 - 2014. Copyright 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AlA Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:39:21 on 09/21/2015 under Order No.2044293056_1 which expires on 08/25/2016, and is not for resale.
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§ 3.1.7 The Design-Builder, with the assistance of the Owner, shall prepare and file documents required to obtain necessary approvals of governmental authorities having jurisdiction over the Project.

§ 3.1.8 Progress Reports

§ 3.1.8.1 The Design-Builder shall keep the Owner informed of the progress and quality of the Work. On a monthly basis, or otherwise as agreed to by the Owner and Design-Builder, the Design-Builder shall submit written progress reports to the Owner, showing estimated percentages of completion and other information identified below:

.1 Work completed for the period;
.2 Project schedule status;
.3 Submittal schedule and status report, including a summary of outstanding Submittals;
.4 Responses to requests for information to be provided by the Owner;
.5 Approved Change Orders and Change Directives;
.6 Pending Change Ol der and Change Directive status reports;
.7 Tests and inspection reports;
.8 Status report of Work rejected by the Owner;
.9 Status of Claims previously submitted in accordance with Article 14;
.10 Cumulative total of the Cost of the Work to date including the Design-Builder's compensation and Reimbursable Expenses, if any;
.11 Current Project cash-flow and forecast reports; and
.12 Additional information as agreed to by the Owner and Design-Builder.

(Paragraphs deleted)

§ 3.1.9 Design-Builder's Schedules
§ 3.1.9.1 The Design-Builder, promptly after execution of this Agreement, shall prepare and submit for the Owner's information a schedule for the Work. The schedule, including the time required for design and construction, shall not exceed time limits current under the Design-Build Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Design-Build Documents, shall provide for expeditious and practicable execution of the Work, and shall include allowances for periods of time required for the Owner's review and for approval of submissions by authorities having jurisdiction over the Project.

§ 3.1.9.2 The Design-Builder shall perform the Work in general accordance with the most recent schedules submitted to the Owner.

§ 3.1.10 Certifications. Upon the Owner's written request, the Design-Builder shall obtain from the Architect, Consultants, and Contractors, and furnish to the Owner, certifications with respect to the documents and services provided by the Architect, Consultants, and Contractors (a) that, to the best of their knowledge, information and belief, the documents or services to which the certifications relate (i) are consistent with the Design-Build Documents, except to the extent specifically identified in the certificate, and (ii) comply with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities governing the design of the Project; and (b) that the Owner and its consultants shall be entitled to rely upon the accuracy of the representations and statements contained in the certifications. The Design-Builder's Architect, Consultants, and Contractors shall not be required to execute certificates or consents that would require knowledge, services or responsibilities beyond the scope of their services.

§ 3.1.11 Design-Builder's Submittals
§ 3.1.11.1 Prior to submission of any Submittals, the Design-Builder shall prepare a Submittal schedule, and shall submit the schedule for the Owner's approval. The Owner's approval shall not unreasonably be delayed or withheld. The Submittal schedule shall (1) be coordinated with the Design-Builder's schedule provided in Section 3.1.9.1,(2) allow the Owner reasonable time to review Submittals, and (3) be periodically updated to reflect the progress of the Work. If the Design-Builder fails to submit a Submittal schedule, the Design-Builder shall not be entitled to any increase in Contract Sum or extension of Contract Time based on the time required for review of Submittals.

§ 3.1.11.2 By providing Submittals the Design-Builder represents to the Owner that it has (1) reviewed and approved them, (2) determined and verified materials, field measurements and field construction criteria related thereto, or

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will do so and (3) checked and coordinated the information contained within such Submittals with the requirements of the Work and of the Design-Build Documents.

§ 3.1.11.3 The Design-Builder shall perform no portion of the Work for which the Design-Build Documents require Submittals until the Owner has approved the respective Submittal.

§ 3.1.11.4 The Work shall be in accordance with approved Submittals except that the Design-Builder shall not be relieved of its responsibility to perform the Work consistent with the requirements of the Design-Build Documents. The Work may deviate from the Design-Build Documents only if the Design-Builder has notified the Owner in writing of a deviation from the Design-Build Documents at the time of the Submittal and a Modification is executed authorizing the identified deviation. The Design-Builder shall not be relieved of responsibility for errors or omissions in Submittals by the Owner's approval of the Submittals.

§ 3.1.11.5 All professional design services or certifications to be provided by the Design-Builder, including all drawings, calculations, specifications, certifications, shop drawings and other Submittals, shall contain the signature and seal of the licensed design professional preparing them. Submittals related to the Work designed or certified by the licensed design professionals, if prepared by others, shall bear the licensed design professional's written approval. The Owner and its consultants shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications or approvals performed by such design professionals.

§ 3.1.12 Warranty. The Design-Builder warrants to the Owner that materials and equipment furnished under the Contract will be of good quality and new unless the Design-Build Documents require or permit otherwise. The Design-Builder further warrants that the Work will conform to the requirements of the Design-Build Documents and will be free from defects, except for those inherent in the quality of the Work or otherwise expressly permitted by the Design-Build Documents. Work, materials, or equipment not conforming to these requirements may be considered defective. The Design-Builder's warranty excludes remedy for damage or defect caused by abuse, alterations to the Work not executed by the Design-Builder, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. If required by the Owner, the Design-Builder shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

§ 3.1.13 Royalties, Patents and Copyrights
§ 3.1.13.1 The Design-Builder shall pay all royalties and license fees.

§ 3.1.13.2 The Design-Builder shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and its separate contractors and consultants harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Owner, or where the copyright violations are required in the Owner's Criteria. However, if the Design-Builder has reason to believe that the design, process or product required in the Owner's Criteria is an infringement of a copyright or a patent, the Design-Builder shall be responsible for such loss unless such information is promptly furnished to the Owner. If the Owner receives notice from a patent or copyright owner of an alleged violation of a patent or copyright, attributable to the Design-Builder, the Owner shall give prompt written notice to the Design-Builder.

§ 3.1.14 Indemnification
§ 3.1.14.1 To the fullest extent permitted by law, the Design-Builder shall indemnify and hold harmless the Owner, including the Owner's agents and employees, from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work, but only to the extent caused by the negligent acts or omissions of the Design-Builder, Architect, a Consultant, a Contractor, or anyone directly or indirectly employed by them or anyone for whose acts they may be liable. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity that would otherwise exist as to a party or person described in this Section 3.1.14.

§ 3.1.14.2 The indemnification obligation under this Section 3.1.14 shall not be limited by a limitation on amount or type of damages, compensation, or benefits payable by or for Design-Builder, Architect, a Consultant, a Contractor, or anyone directly or indirectly employed by them, under workers' compensation acts, disability benefit acts or other employee benefit acts.

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§ 3.1.15 Contingent Assignment of Agreements
§ 3.1.15.1 Each agreement for a portion of the Work is assigned by the Design-Builder to the Owner, provided that

.1 assignment is effective only after termination of the Contract by the Owner for cause, pursuant to Sections 13.1.4 or 13.2.2, and only for those agreements that the Owner accepts by written notification to the Design-Builder and the Architect, Consultants, and Contractors whose agreements are accepted for assignment; and

.2 assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

When the Owner accepts the assignment of an agreement, the Owner assumes the Design-Builder's rights and obligations under the agreement.

§ 3.1.15.2 Upon such assignment, if the Work has been suspended for more than 30 days, the compensation under the assigned agreement shall be equitably adjusted for increases in cost resulting from the suspension.

§ 3.1.15.3 Upon such assignment to the Owner under this Section 3.1.15, the Owner may further assign the agreement to a successor design-builder or other entity. If the Owner assigns the agreement to a successor design-builder or other entity, the Owner shall nevertheless remain legally responsible for all of the successor design-builder's or other entity's obligations under the agreement.

§ 3.1.16 Design-Builder's Insurance and Bonds. The Design-Builder shall purchase and maintain insurance and provide bonds as set forth in Exhibit B.

ARTICLE 4 WORK PRIOR TO EXECUTION OF THE DESIGN-BUILD AMENDMENT
§ 4.1 General
§ 4.1.1 Any information submitted by the Design-Builder, and any interim decisions made by the Owner, shall be for the purpose of facilitating the design process and shall not modify the Owner's Criteria unless the Owner and Design-Builder execute a Modification.

§ 4.1.2 The Design-Builder shall advise the Owner on proposed site use and improvements, selection of materials, and building systems and equipment. The Design-Builder shall also provide the Owner with recommendations, consistent with the Owner's Criteria, on constructability; availability of materials and labor; time requirements for procurement, installation and constr uction; and factors related to construction cost including, but not limited to, costs of alternative designs or materials, preliminary budgets, life-cycle data, and possible cost reductions.

§ 4.2 Evaluation of the Owner's Criteria
§ 4.2.1 The Design-Builder shall schedule and conduct meetings with the Owner and any other necessary individuals or entities to discuss and review the Owner's Criteria as set forth in Section 1.1.The Design-Builder shall thereafter again meet with the Owner to discuss a preliminary evaluation of the Owner's Criteria. The preliminary evaluation shall address possible alternative approaches to design and construction of the Project and include the Design-Builder's recommendations, if any, with regard to accelerated or fast-track scheduling, procurement, or phased construction. The preliminary evaluation shall consider cost information, constructability, and procurement and construction scheduling issues.

§ 4.2.2 After the Design-Builder meets with the Owner and presents the preliminary evaluation, the Design-Builder shall provide a written report to the Owner, summarizing the Design-Builder's evaluation of the Owner's Criteria. The report shall also include

.1 allocations of program functions, detailing each function and their square foot areas;
.2 a preliminary estimate of the Cost of the Work, and, if necessary, recommendations to adjust the Owner's Criteria to conform to the Owner's budget;
.3 a preliminary schedule, which shall include proposed design milestones; dates for receiving additional information from, or for work to be completed by, the Owner; anticipated date for the Design-Builder's Proposal; and dates of periodic design review sessions with the Owner; and .4 the following:
(List additional information, if any, to be included in the Design-Builder's written report.)

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§ 4.2.3 The Owner shall review the Design-Builder's written report and, if acceptable, provide the Design-Builder with written consent to proceed to the development of the Preliminary Design as described in Section 4.3. The consent to proceed shall not be understood to modify the Owner's Criteria unless the Owner and Design-Builder execute a Modification.

§ 4.3 Preliminary Design

§ 4.3.1 Upon the Owner's issuance of a written consent to proceed under Section 4.2.3, the Design-Builder shall prepare and submit a Preliminary Design to the Owner. The Preliminary Design shall include a report identifying any deviations from the Owner's Criteria, and shall include the following:

.1 Confirmation of the allocations of program functions;
.2 Site plan;
.3 Building plans, sections and elevations;
.4 Structural system;
.5 Selections of major building systems, including but not limited to mechanical, electrical and plumbing systems; and
.6 Outline specifications or sufficient drawing notes describing construction materials.

The Preliminary Design may include some combination of physical study models, perspective sketches, or digital modeling.

§ 4.3.2 The Owner shall review the Preliminary Design and, if acceptable, provide the Design-Builder with written consent to proceed to development of the Design-Builder's Proposal. The Preliminary Design shall not modify the Owner's Criteria unless the Owner and Design-Builder execute a Modification.

§ 4.4 Design-Builder's Proposal
§ 4.4.0 Subcontractor Approval/Bidding requirements
Upon the Owner's issuance of a written consent to proceed under Section 4.3.2, the Design-Builder shall solicit bids for the work. At the conclusion of the Bidding Phase, and before submitting its Proposal to Owner, he Owner and the Design-Builder will meet to review all received bids. It is understood by the Owner and Design-Builder that the bidding process will likely take place in phases in order to meet the schedule demands of the Project. In all instances any bids taken before the final Guaranteed Maximum Price Proposal is submitted must be tied back to the then current estimate of the Cost of the Work.

. 1 During the review meeting, the Design-Builder must present to the Owner the bid of the proposed Subcontractor for each proposed Subcontract plus, where possible, no less than two other bonafide and responsible bids for each proposed Subcontract from qualified and competent subcontractors, unless the Owner previously agreed to allow fewer bids. The Design-Builder must also provide the Owner with the analysis of the line items from the then current estimate to demonstrate the bids are at or below the estimated value contained in the then current estimate.
.2 The Owner will review the bids and with the advice of the Design-Builder, determine which bids will be accepted. The Design-Builder must not employ any Subconsultant or Subcontractor against whom the Owner has a reasonable objection. The Owner's approval or disapproval of any Subconsultant or Subcontractor, however, will not relieve the Design-Builder of its full responsibility for the performance of the Work. The Owner may not require the Design-Builder to engage any Subconsultant or Subcontractor against whom the Design-Builder has a reasonable objection.

§ 4.4.1 Upon the Owner's issuance of a written consent to proceed under Section 4.3.2, the Design-Builder shall prepare and submit the Design-Builder's Proposal to the Owner. The Design-Builder's Proposal shall include the following:

.1 A list of the Preliminary Design documents and other information, including the Design-Builder's clarifications, assumptions and deviations fr om the Owner's Criteria, upon which the Design-Builder's Proposal is based;
.2 The proposed Contract Sum, including the compensation method and, if based upon the Cost of the Work plus a fee, a written statement of estimated cost organized by trade categories, allowances, contingencies, Design-Builder's Fee, and other items that comprise the Contract Sum;

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.3 The proposed date the Design-Builder shall achieve Substantial Completion;
.4 An enumeration of any qualifications and exclusions, if applicable;
.5 A list of the Design-Builder's key personnel, Contractors and suppliers; and .6 The date on which the Design-Builder's Proposal expires.

§ 4.4.2 Submission of the Design-Builder's Proposal shall constitute a representation by the Design-Builder that it has visited the site and become familiar with local conditions under which the Work is to be completed.

§ 4.4.3 If the Owner and Design-Builder agree on a proposal, the Owner and Design-Builder shall execute the Design-Build Amendment setting forth the terms of their agreement.

ARTICLE 5 WORK FOLLOWING EXECUTION OF THE DESIGN-BUILD AMENDMENT
§ 5.1 Construction Documents

§ 5.1.1 Upon the execution of the Design-Build Amendment, the Design-Builder shall prepare Construction Documents. The Construction Documents shall establish the quality levels of materials and systems required. The Construction Documents shall be consistent with the Design-Build Documents.

§ 5.1.2 The Design-Builder shall provide the Construction Documents to the Owner for the Owner's information. If the Owner discovers any deviations between the Construction Documents and the Design-Build Documents, the Owner shall promptly notify the Design-Builder of such deviations in writing. The Construction Documents shall not modify the Design-Build Documents unless the Owner and Design-Builder execute a Modification. The failure of the Owner to discover any such deviations shall not relieve the Design-Builder of the obligation to perform the Work in accordance with the Design-Build Documents.

§ 5.2 Construction

§ 5.2.1 Commencement. Except as permitted in Section 5.2.2, construction shall not commence prior to execution of the Design-Build Amendment.

(Paragraph deleted)

§ 5.2.2 Project Schedules. The Design-Builder, promptly after being awarded the Contract, shall prepare and submit for the Owner's information a detailed Design-Builder's Construction Schedule for the Work. All schedules for the Project shall employ critical path method ("CPM") scheduling. The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the Contract Documents and by the conditions of the Work and Project, shall be related to the entire Project, and shall provide for expeditious and practicable execution of the Work.

§ 5.2.2.1 The Design-Builder shall prepare and maintain the Design-Builder's Construction Schedule using CPM scheduling and Primavera P6 software. The Design-Builder shall satisfy the Schedule Protocol set forth below.

§ 5.2.2.2 The Design-Builder shall provide at least the following information in the Construction Schedule:

. 1 a graphic presentation of the sequence of the Work for the entire Project, including the installation and commissioning of the Owner Furnished Equipment;
.2 identification of each stage of the Work and any milestone dates;
.3 identification of activities and durations for review and approval of Shop Drawings, Product

Data, Samples, and similar required submittals; fabrication and review of mock-up Work; product review and procurement, fabrication, shop inspection, and delivery, including, but not limited to, lead time; coordination drawing delivery; Substantial Completion; Owner Furnished Equipment Installation and Commissioning, Project close-out requirements; Final Completion; and occupancy requirements;

.4 identification of disruptions and shutdowns due to other operations;
.5 identification of the critical path and longest path of the Work;
.6 identification of the crew size and total resource hours for each activity in the schedule;
.7 the Design-Builder's signature and date indicating approval; and
.8 a clear graphics legend.
.9 Identify adequate time for owner punchlist.

§ 5.2.2.3 For each activity, the Design-Builder shall include at least the following information in the Construction Schedule:

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. 1 activity identification and description;
.2 maximum duration that is appropriate for the activity;
.3 responsibility of the Design-Builder, Design-Builder's resources, and crew size;
.4 early start, early finish, late start, and late finish;
.5 predecessor activities and successor activities; and
.6 free float, total float, and percentage of completion.

§ 5.2.2.4 The Design-Builder shall use the Construction Schedule to plan, organize, and execute the Project, record and report actual performance and progress, and show how it plans to coordinate and complete all remaining Work within applicable milestones. The Design-Builder shall manage the Construction Schedule and the Work using early start dates and early finish dates. The Project participants shall use the Construction Schedule as a tool for scheduling, decision making and reporting sequenced progress of the Work.

§ 5.2.2.5 The Design-Builder shall submit the initial and all updates of the Construction Schedule in graphic and tabular form to the Owner's Project Representative and the Owner's Senior Representative.

. 1 The Design-Builder shall also submit all schedules to the Owner's Project Representative in the schedules' native electronic format (i.c., an .XER file).

§ 5.2.2.6 On a weekly basis, the Design-Builder shall prepare and submit to the Owner's Project Representative and the Owner's Senior Representative a two- to six-week look-ahead schedule and a written report (the written report may be bullet points used in the course of normal discussion topics for the weekly Project Meeting) describing:

. 1 activities begun or finished during the preceding week;
.2 activities in progress and expected completion;
.3 activities to be started or finished in the upcoming two to six weeks, including but not limited to, the Design-Builder's workforce size and total resource hours associated with those activities;
.4 recommendations for adjusting the Construction Schedule to meet milestone dates; and
.5 other information requested by the Owner's Project Representative or Special Project Manager.

§ 5.2.2.7 The Design-Builder shall update the Construction Schedule no less than every two (2) weeks and submit the updated schedule to the Owner's Project Representative and the Owner's Senior Representative.

.1 The Design-Builder shall provide information to demonstrate all changes to the previously approved schedule including, but not limited to, logic, float, and actual start date of activities.
.2 The updated Construction Schedule approved by the Design-Builder shall serve as an affirmation that the Design-Builder can meet the requirements of the updated Construction Schedule.

§ S.2.2.8 The Design-Builder's failure to timely submit and properly maintain an approved Construction Schedule may result in withholding payment.

§ 5.2.2.9 The Design-Builder shall prepare a submittal schedule, promptly after being awarded the Contract and thereafter as necessary to maintain a current submittal schedule, and shall submit the schedule(s) for the Owner's approval. The Owner's approval shall not unreasonably be delayed or withheld. The submittal schedule shall (1) be coordinated with the Design-Builder's Construction Schedule, and (2) allow the Owner's Project Representative and Owner's Senior Representative reasonable time to review submittals. If the Design-Builder fails to submit a submittal schedule, the Design-Builder shall not be entitled to any increase in Contract Sum or extension of Contract Time based on the time required for review of submittals.

§ 5.2.3 The Design-Builder shall supervise and direct the Work, using the Design-Builder's best skill and attention. The Design-Builder shall be solely responsible for, and have control over, construction means, methods, techniques, sequences and procedures, and for coordinating all portions of the Work under the Contract, unless the Design-Build Documents give other specific instructions concerning these matters.

§ 5.2.4 The Design-Builder shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.

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§ 5.3 Labor and Materials
§ 5.3.1 Unless otherwise provided in the Design-Build Documents, the Design-Builder shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services, necessary for proper execution and completion of the Work, whether temporary or permanent, and whether or not incorporated or to be incorporated in the Work.

§ 5.3.2 When a material or system is specified in the Design-Build Documents, the Design-Builder may make substitutions only in accordance with Article 6.

§ 5.3.3 The Design-Builder shall enforce strict discipline and good order among the Design-Builder's employees and other persons carrying out the Work. The Design-Builder shall not permit employment of unfit persons or persons not properly skilled in tasks assigned to them.

§ 5.3.4 Labor Relations. Design-Builder shall employ only such labor at a Project as can work in harmony with other trades and personnel on the Project, including trades and labor retained by Owner to furnish and install any equipment or other work on the Project, and shall not cause dissension among any other workers or cause any work stoppages. If a work stoppage occurs on the job, whether by workers employed by Design-Builder or its subcontractors due to acts of either relating to Design-Builder's Work, Owner shall have the right to terminate this Agreement in accordance with the procedures set forth herein. In any event, and in addition to any remedies set forth herein, Design-Builder shall be responsible to Owner for all losses, damages and expenses incurred by Owner as a result of any such work stoppage, disruption, or other breach of this clause. Notwithstanding anything to the contrary herein, the parties agree that Design-Builder is not responsible hereunder for loss, damages, or expenses incurred by Owner to the extent any work stoppage or disruption is due to or initiated by the actions or inaction of any trades or labor retained by Owner to furnish and install equipment or other work on the Project.

§ 5.4 Taxes
The Design-Builder shall pay sales, consumer, use and similar taxes, for the Work provided by the Design-Builder, that are legally enacted when the Design-Build Amendment is executed, whether or not yet effective or merely scheduled to go into effect.

§ 5.5 Permits, Fees, Notices and Compliance with Laws
§ 5.5.1 Unless otherwise provided in the Design-Build Documents, the Design-Builder shall secure and pay for the building permit as well as any other permits, fees, licenses, and inspections by government agencies, necessary for proper execution of the Work and Substantial Completion of the Project.

§ 5.5.2 The Design-Builder shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities, applicable to performance of the Work.

§ 5.5.3 Concealed or Unknown Conditions. If the Design-Builder encounters conditions at the site that are (1) subsurface or otherwise concealed physical conditions that differ materially from those indicated in the Design-Build Documents or (2) unknown physical conditions of an unusual nature that differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Design-Build Documents, the Design-Builder shall promptly provide notice to the Owner before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Owner shall promptly investigate such conditions and, if the Owner determines that they differ materially and cause an increase or decrease in the Design-Builder's cost of, or time required for, performance of any part of the Work, shall recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Owner determines that the conditions at the site are not materially different from those indicated in the Design-Build Documents and that no change in the terms of the Contract is justified, the Owner shall promptly notify the Design-Builder in writing, stating the reasons. If the Design-Builder disputes the Owner's determination or recommendation, the Design-Builder may proceed as provided in Article 14.

§ 5.5.4 If, in the course of the Work, the Design-Builder encounters human remains, or recognizes the existence of burial markers, archaeological sites, or wetlands, not indicated in the Design-Build Documents, the Design-Builder shall immediately suspend any operations that would affect them and shall notify the Owner. Upon receipt of such notice, the Owner shall promptly take any action necessary to obtain governmental authorization required to resume the operations. The Design-Builder shall continue to suspend such operations until otherwise instructed by the

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Owner but shall continue with all other operations that do not affect those remains or features. Requests for adjustments in the Contract Sum and Contract Time arising from the existence of such remains or features may be made as provided in Article 14.

§ 5.6 Allowances
§ 5.6.1 The Design-Builder shall include in the Contract Sum all allowances stated in the Design-Build Documents. Items covered by allowances shall be supplied for such amounts, and by such persons or entities as the Owner may direct, but the Design-Builder shall not be required to employ persons or entities to whom the Design-Builder has reasonable objection.

§ 5.6.2 Unless otherwise provided in the Design-Build Documents,

.1 allowances shall cover the cost to the Design-Builder of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;
.2 the Design-Builder's costs for unloading and handling at the site, labor, installation costs, overhead, profit, and other expenses contemplated for stated allowance amounts, shall be included in the Contract Sum but not in the allowances; and
.3 whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Section 5.6.2.1 and (2) changes in Design-Builder's costs under Section 5.6.2.2.

§ 5.6.3 The Owner shall make selections of materials and equipment with reasonable promptness for allowances requiring Owner selection.

§ 5.7 Key Personnel, Contractors and Suppliers
§ 5,7.1 The Design-Builder shall not employ personnel, or contract with Contractors or suppliers to whom the Owner has made reasonable and timely objection. The Design-Builder shall not be required to contract with anyone to whom the Design-Builder has made reasonable and timely objection.

§ 5.7.2 .1 Design-Builder's Key Personnel. The Design-Builder shall not replace any of its Key Personnel identified below except with the Owner's prior written consent unless the person ceases to be in the Design-Builder's employ. The Design-Builder acknowledges that the Design-Builder's assignment to the Project of the Design-Builder's Key Personnel in their assigned capacities is a material inducement to the Owner entering into this Agreement. The Owner and the Design-Builder acknowledge that if any one of the Design-Builder's Key Personnel ceases to perform services for the Project in the Key Personnel's assigned capacity, it would be difficult, if not impossible, to determine the actual damages to the Owner. Consequently, in that event, the Owner and the Design-Builder agree that as liquidated damages, and not as a penalty, the Design-Builder shall, at the Owner's option, pay to or credit the Owner the below-described amount of the associated liquidated-damages per-person sum set forth next to the names and titles of the Key Personnel identified. Design-Builder's "Key Personnel" for the Project are:
.1 Vem Taylor, Project Executive. During construction, Mr, Taylor will be on-site the greater of (a) 20% of the Project Time, (b) one day a week; or (c) as-needed; Liquidated damages per-person sum = $15,000.00.

.2 Scot Matthews, Project Manager. During Construction, Mi-. Matthews will be on site the greater of: (a) 40% of the Project Time; or (b) 2 days a week. Liquidated damages per-person sum = $20,000.00.

.3 David Oiler, Superintendent. During Construction, Mr. Sullivan be on site no less than: (a) 100% of the Project Time; or (b) each workday in which the Design-Builder is performing operations. Liquidated damages per-person sum = $25,000.00.
.2 Assessment of liquidated damages for failure to provide Key Personnel:

It is agreed that liquidated damages under § 5.7.2.1 will be subject to the following clarifications:

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.1 0% (i.e., no liquidated damages) if the Key Person dies or due to illness or other temporary or permanent physical or mental disability is no longer capable of performing services for the Project in the Key Person's assigned capacity;
.2 0% (i.e., no liquidated damages) if the Key Person's employment with the Design-Builder is terminated by either the Key Person or the Design-Builder, provided that:

.a the Design-Builder gives the Owner written notice of the termination of the Key Person's employment within a reasonable time after such termination; and
.b the Design-Builder provides a replacement for the departing Key Person who is reasonably acceptable to the Owner;

.3 100% if the Key Person's employment with the Design-Builder is terminated by the Key Person or the Design-Builder and the Design-Builder fails to perform its obligations under § 5.7.2.2.a and .b);
.4 100% if the Key Person, although still employed by the Design-Builder, ceases to perform services for the Project in the Key Person's assigned capacity.

§ 5.7.3 Except for those persons or entities already identified or required in the Design-Build Amendment, the Design-Builder, as soon as practicable after execution of the Design-Build Amendment, shall furnish in writing to the Owner the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Owner may reply within 14 days to the Design-Builder in writing stating (1) whether the Owner has reasonable objection to any such proposed person or entity or (2) that the Owner requires additional time for review. Failure of the Owner to reply within the 14-day period shall constitute notice of no reasonable objection.

§ 5.7.3.1 If the Owner has reasonable objection to a person or entity proposed by the Design-Builder, the Design-Builder shall propose another to whom the Owner has no reasonable objection. If the rejected person or entity was reasonably capable of performing the Work, the Contract Sum and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute person or entity's Work. However, no increase in the Contract Sum or Contract Time shall be allowed for such change unless the Design-Builder has acted promptly and responsively in submitting names as required.

§ 5.8 Documents and Submittals at the Site
The Design-Builder shall maintain at the site for the Owner one copy of the Design-Build Documents and a current set of the Construction Documents, in good order and marked currently to indicate field changes and selections made during construction, and one copy of approved Submittals. The Design-Builder shall deliver these items to the Owner in accordance with Section 9.10.2 as a record of the Work as constructed.

§ 5.9 Use of Site
The Design-Builder shall confine operations at the site to areas permitted by applicable laws, statutes, ordinances, codes, rules and regulations, lawful orders of public authorities, and the Design-Build Documents, and shall not unreasonably encumber the site with materials or equipment.

§ 5.10 Cutting and Patching
The Design-Builder shall not cut, patch or otherwise alter fully or partially completed construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Design-Builder shall not unreasonably withhold from the Owner or a separate contractor the Design-Builder's consent to cutting or otherwise altering the Work.

§ 5.11 Cleaning Up
§ 5.11.1 The Design-Builder shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work, the Design-Builder shall remove waste materials, rubbish, the Design-Builder's tools, construction equipment, machinery and surplus materials from and about the Project.

AIA Document A141 - 2014. Copyright 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AlA Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:39:21 on 09/21/2015 under Order No.2044293056_1 which expires on 08/25/2016, and is not for resale.
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§ 5.11.2 If the Design-Builder fails to clean up as provided in the Design-Build Documents, the Owner may do so and Owner shall be entitled to reimbursement from the Design-Builder.

§ 5.12 Access to Work
The Design-Builder shall provide the Owner and its separate contractors and consultants access to the Work in preparation and progress wherever located. The Design-Builder shall notify the Owner regarding Project safety criteria and programs, which the Owner, and its contractors and consultants, shall comply with while at the site.

§ 5.13 Construction by Owner or by Separate Contractors § 5.13.1 Owner's Right to Perform Construction and to Award Separate Contracts

§ 5.13.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces; and to award separate contracts in connection with other portions of the Project, or other construction or operations on the site, under terms and conditions identical or substantially similar to this Contract, including those terms and conditions related to insurance and waiver of subrogation. The Owner shall notify the Design-Builder promptly after execution of any separate contract. If the Design-Builder claims that delay or additional cost is involved because of such action by the Owner, the Design-Builder shall make a Claim as provided in Article 14.

§ 5.13.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term "Design-Builder" in the Design-Build Documents in each case shall mean the individual or entity that executes each separate agreement with the Owner.

§ 5.13.1.3 The Owner shall provide for coordination of the activities of the Owner's own forces, and of each separate contractor, with the Work of the Design-Builder, who shall cooperate with them. The Design-Builder shall participate with other separate contractors and the Owner in reviewing their construction schedules. The Design-Builder shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Design-Builder, separate contractors and the Owner until subsequently revised.

§ 5.13.1.4 Unless otherwise provided in the Design-Build Documents, when the Owner performs construction or operations related to the Project with the Owner's own forces or separate contractors, the Owner shall be deemed to be subject to the same obligations, and to have the same rights, that apply to the Design-Builder under the Contract.

§ 5.14 Mutual Responsibility
§ 5.14.1 The Design-Builder shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall comiect and coordinate the Design-Builder's construction and operations with theirs as required by the Design-Build Documents.

§ 5.14.2 If part of the Design-Builder's Work depends upon construction or operations by the Owner or a separate contractor, the Design-Builder shall, prior to proceeding with that portion of the Work, prepare a written report to the Owner, identifying apparent discrepancies or defects in the construction or operations by the Owner or separate contractor that would render it unsuitable for proper execution and results of the Design-Builder's Work. Failure of the Design-Builder to report shall constitute an acknowledgment that the Owner's or separate contractor's completed or partially completed construction is fit and proper to receive the Design-Builder's Work, except as to defects not then reasonably discoverable.

§ 5.14.3 The Design-Builder shall reimburse the Owner for costs the Owner incurs that are payable to a separate contractor because of the Design-Builder's delays, improperly timed activities or defective construction. The Owner shall be responsible to the Design-Builder for costs the Design-Builder incurs because of a separate contractor's delays, improperly timed activities, damage to the Work or defective construction.

§ 5.14.4 The Design-Builder shall promptly remedy damage the Design-Builder wrongfully causes to completed or partially completed construction or to property of the Owner or separate contractors as provided in Section 10.2.5.

AIA Document A141 - 2014. Copyright 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AlA Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:39:21 on 09/21/2015 under Order No.2044293056_1 which expires on 08/25/2016, and is not for resale.
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§ 5.14.5 The Owner and each separate contractor shall have the same responsibilities for cutting and patching the Work as the Design-Builder has with respect to the construction of the Owner or separate contractors in Section 5.10.

§ 5.15 Owner's Right to Clean Up
If a dispute arises among the Design-Builder, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and will allocate the cost among those responsible.

ARTICLE 6 CHANGES IN THE WORK
§ 6.1 General
§ 6.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order or Change Directive, subject to the limitations stated in this Article 6 and elsewhere in the Design-Build Documents.

§ 6.1.2 A Change Order shall be based upon agreement between the Owner and Design-Builder. The Owner may issue a Change Directive without agreement by the Design-Builder.

§ 6.1.3 Changes in the Work shall be performed under applicable provisions of the Design-Build Documents, and the Design-Builder shall proceed promptly, unless otherwise provided in the Change Order or Change Directive.

§ 6.2 Change Orders
A Change Order is a written instrument signed by the Owner and Design-Builder stating their agreement upon all of the following:

.1 The change in the Work;

.2 The amount of the adjustment, if any, in the Contract Sum or, if prior to execution of the Design-Build Amendment, the adjustment in the Design-Builder's compensation; and .3 The extent of the adjustment, if any, in the Contract Time.

§ 6.3 Change Directives
§ 6.3.1 A Change Directive is a written order signed by the Owner directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or, if prior to execution of the Design-Build Amendment, the adjustment in the Design-Builder's compensation, or Contract Time. The Owner may by Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum or, if prior to execution of the Design-Build Amendment, the adjustment in the Design-Builder's compensation, and Contract Time being adjusted accordingly.

§ 6.3.1.1 Mechanic's Lien Removal. Design-Builder agrees that it will promptly remove or bond off to Owner's satisfaction any and all mechanic's liens asserted against the Project or Property arising out of the performance of the Work provided that the reason for the lien is not related to the Owner's failure to make payments when due in accordance with the terms of this Agreement to the Design-Builder for the work of the lien-claimant. If Design-Builder fails to take steps to cause any lien to be discharged or bonded within fifteen (15) days after being notified of the filing thereof, then in addition to any other right or remedy of Owner, Owner may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Owner including reasonable attorneys' fees incurred by Owner either in defending against such lien or in procuring the bonding or discharge of such lien, together with interest thereon, shall be due and payable by Design-Builder to Owner. If such lien is litigated or arbitrated Design-Builder agrees to pay all Owner's reasonable attorneys' fees and any amounts to satisfy a resulting settlement, judgment, or award.

§ 6.3.2 A Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

§ 6.3.3 If the Change Directive provides for an adjustment to the Contract Sum or, if prior to execution of the Design-Build Amendment, an adjustment in the Design-Builder's compensation, the adjustment shall be based on one of the following methods:

.1 Mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;
.2 Unit prices stated in the Design-Build Documents or subsequently agreed upon;

3 Cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or ,4 As provided in Section 6.3.7.

§ 6.3.4 If unit prices are stated in the Design-Build Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed in a proposed Change Order or Change Directive so that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Design-Builder, the applicable unit prices shall be equitably adjusted.

§ 6.3.5 Upon receipt of a Change Directive, the Design-Builder shall promptly proceed with the change in the Work involved and advise the Owner of the Design-Builder's agreement or disagreement with the method, if any, provided in the Change Directive for determining the proposed adjustment in the Contract Sum or, if prior to execution of the Design-Build Amendment, the adjustment in the Design-Builder's compensation, or Contract Time.

§ 6.3.6 A Change Directive signed by the Design-Builder indicates the Design-Builder's agreement therewith, including adjustment in Contract Sum or, if prior to execution of the Design-Build Amendment, the adjustment in the Design-Builder's compensation, and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

§ 6.3.7 If the Design-Builder does not respond promptly or disagrees with the method for adjustment in the Contract Sum or, if prior to execution of the Design-Build Amendment, the method for adjustment in the Design-Builder's compensation, the Owner shall determine the method and the adjustment on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase, an amount for overhead and profit as set forth in the Agreement, or if no such amount is set forth in the Agreement, a reasonable amount. In such case, and also under Section 6.3.3.3, the Design-Builder shall keep and present, in such form as the Owner may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Design-Build Documents, costs for the purposes of this Section 6.3.7 shall be limited to the following:

.1 Additional costs of professional services;
.2 Costs of labor, including social security, unemployment insurance, fringe benefits required by agreement or custom, and workers' compensation insurance;
.3 Costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;
.4 Rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Design-Builder or others;
.5 Costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and
.6 Additional costs of supervision and field office personnel directly attributable to the change.

§ 6.3.8 The amount of credit to be allowed by the Design-Builder to the Owner for a deletion or change that results in a net decrease in the Contract Sum or, if prior to execution of the Design-Build Amendment, in the Design-Builder's compensation, shall be actual net cost. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

§ 6.3.9 Pending final determination of the total cost of a Change Directive to the Owner, the Design-Builder may request payment for Work completed under the Change Directive in Applications for Payment. The Owner will make an interim determination for purposes of certification for payment for those costs deemed to be reasonably justified. The Owner's interim determination of cost shall adjust the Contract Sum or, if prior to execution of the Design-Build Amendment, the Design-Builder's compensation, on the same basis as a Change Order, subject to the right of Design-Builder to disagree and assert a Claim in accordance with Article 14.

§ 6.3.10 When the Owner and Design-Builder agree with a determination concerning the adjustments in the Contract Sum or, if prior to execution of the Design-Build Amendment, the adjustment in the Design-Builder's compensation and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and the Owner and Design-Builder shall execute a Change Order. Change Orders may be issued for all or any part of a Change Directive.

AIA Document A141 - 2014. Copyright 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AlA Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:39:21 on 09/21/2015 under Order No.2044293056_1 which expires on 08/25/2016, and is not for resale.
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ARTICLE 7 OWNER'S RESPONSIBILITIES

§ 7.1 General

§ 7.1.1 The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all Project matters requiring the Owner's approval or authorization.

§ 7.1.1.1 The Owner designates Keith Bennet, its Special Projects Manager, as its "Senior Representative," who is authorized to bind the Owner with respect to all matters requiring Owner's approval or authorization. The Owner designates Donald P. McCarthy of McCarthy Consulting, LLC, as the "Owner's Project Representative."

.A The Owner's Project Representative will:

.1 assist the Owner with monitoring the project Budget;

.2 receive, upon request, copies of any contracts with trade Design-Builders and material and equipment suppliers;

.3 review the Design-Builders' development of a Contract Sum/GMP proposal for the Project;

.4 monitor the initial detailed Baseline Project Schedule;

.5 review the Project phasing plan;

.6 participate in weekly project meetings with the Design-Builder and others with an interest in the Project;

.7 monitor Project cost reports;

.8 monitor the detailed Construction Schedule;

.9 assist with the negotiation of all Change Orders;

.10 review and assist with the processing of applications for Payment and invoices;

.11 coordinate Requests for Information submitted to the Owner; and

.12 administer the contract between the Owner and Design-Builder as set forth in their Contract.

§ 7.1.1.2 Under no circumstances is the Owner's Project Representative authorized to:

.1 bind the Owner to any authorizations under, modifications of, or amendments to any contract in the excess of the sum of $10,000.00. (Owner's Senior Representative must approve all changes in excess of $10,000.00);

.2 accept any defective or nonconforming services, work, or vendor-furnished items;

.3 make any settlements on behalf of the Owner other than expressly permitted herein;

.4 order suspension of any Work, except in the event of an emergency affecting the safety of people or property;

.5 assume any responsibilities of the Design-Builder, the Design-Builder's Project Representative,

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trade Design-Builders, or material and equipment suppliers;

.6 take control or charge of or be responsible for the means, methods, techniques, sequences, or procedures in connection with any professional services; or

.7 take control or charge of or be responsible for the construction means, methods, techniques, sequences, procedures, or safety precautions and programs in connection with any Work.

§ 7.1.2 The Owner shall render decisions in a timely manner and in accordance with the Design-Builder's schedule agreed to by the Owner. The Owner shall furnish to the Design-Builder, within 15 days after receipt of a written request, information necessary and relevant for the Design-Builder to evaluate, give notice of or enforce mechanic's lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner's interest therein.

§ 7.2 Information and Services Required of the Owner

§ 7.2.1 The Owner shall furnish information or services required of the Owner by the Design-Build Documents with reasonable promptness.

§ 7.2.2 The Owner shall provide, to the extent under the Owner's control and if not required by the Design-Build Documents to be provided by the Design-Builder, the results and reports of prior tests, inspections or investigations conducted for the Project involving structural or mechanical systems; chemical, air and water pollution; hazardous materials; or environmental and subsurface conditions and information regarding the presence of pollutants at the Project site. Upon receipt of a written request from the Design-Builder, the Owner shall also provide surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site under the Owner's control.

§ 7.2.3 The Owner shall promptly obtain easements, zoning variances, and legal authorizations or entitlements regarding site utilization where essential to the execution of the Project.

§ 7.2.4 The Owner shall cooperate with the Design-Builder in securing building and other permits, licenses and inspections.

§ 7.2.5 The services, information, surveys and reports required to be provided by the Owner under this Agreement, shall be furnished at the Owner's expense, and except as otherwise specifically provided in this Agreement or elsewhere in the Design-Build Documents or to the extent the Owner advises the Design-Builder to the contrary in writing, the Design-Builder shall be entitled to rely upon the accuracy and completeness thereof. In no event shall the Design-Builder be relieved of its responsibility to exercise proper precautions relating to the safe performance of the Work.

§ 7.2.6 If the Owner observes or otherwise becomes aware of a fault or defect in the Work or non-conformity with the Design-Build Documents, the Owner shall give prompt written notice thereof to the Design-Builder.

§ 7.2.7 Prior to the execution of the Design-Build Amendment, the Design-Builder may request in writing that the Owner provide reasonable evidence that the Owner has made financial arrangements to fulfill the Owner's obligations under the Design-Build Documents and the Design-Builder's Proposal. Thereafter, the Design-Builder may only request such evidence if (1) the Owner fails to make payments to the Design-Builder as the Design-Build Documents require; (2) a change in the Work materially changes the Contract Sum; or (3) the Design-Builder identifies in writing a reasonable concern regarding the Owner's ability to make payment when due. The Owner shall furnish such evidence as a condition precedent to commencement or continuation of the Work or the portion of the Work affected by a material change. After the Owner furnishes the evidence, the Owner shall not materially vary such financial arrangements without prior notice to the Design-Builder.

§ 7.2.8 Except as otherwise provided in the Design-Build Documents or when direct communications have been specially authorized, the Owner shall communicate through the Design-Builder with persons or entities employed or retained by the Design-Builder.

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§ 7.2.9 Unless required by the Design-Build Documents to be provided by the Design-Builder, the Owner shall, upon request from the Design-Builder, furnish the services of geotechnical engineers or other consultants for investigation of subsurface, air and water conditions when such services are reasonably necessary to properly carry out the design services furnished by the Design-Builder. In such event, the Design-Builder shall specify the services required. Such services may include, but are not limited to, test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground corrosion and resistivity tests, and necessary operations for anticipating subsoil conditions. The services of geotechnical engineer(s) or other consultants shall include preparation and submission of all appropriate reports and professional recommendations.

§ 7.2.10 The Owner shall purchase and maintain insurance as set forth in Exhibit B.

§ 7.3 Submittals

§ 7.3.1 The Owner shall review and approve or take other appropriate action on Submittals. Review of Submittals is not conducted for the purpose of determining the accuracy and completeness of other details, such as dimensions and quantities; or for substantiating instructions for installation or performance of equipment or systems; or for determining that the Submittals are in conformance with the Design-Build Documents, all of which remain the responsibility of the Design-Builder as required by the Design-Build Documents. The Owner's action will be taken in accordance with the submittal schedule approved by the Owner or, in the absence of an approved submittal schedule, with reasonable promptness while allowing sufficient time in the Owner's judgment to permit adequate review. The Owner's review of Submittals shall not relieve the Design-Builder of the obligations under Sections 3.1.11, 3.1.12, and 5.2.3. The Owner's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Owner, of any construction means, methods, techniques, sequences or procedures. The Owner's approval of a specific item shall not indicate approval of an assembly of which the item is a component.

§ 7.3.2 Upon review of the Submittals required by the Design-Build Documents, the Owner shall notify the Design-Builder of any non-conformance with the Design-Build Documents the Owner discovers.

§ 7.4 Visits to the site by the Owner shall not be construed to create an obligation on the part of the Owner to make on-site inspections to check the quality or quantity of the Work. The Owner shall neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, because these are solely the Design-Builder's rights and responsibilities under the Design-Build Documents.

§ 7.5 The Owner shall not be responsible for the Design-Builder's failure to perform the Work in accordance with the requirements of the Design-Build Documents. The Owner shall not have control over or charge of, and will not be responsible for acts or omissions of the Design-Builder, Architect, Consultants, Contractors, or their agents or employees, or any other persons or entities performing portions of the Work for the Design-Builder.

§ 7.6 The Owner has the authority to reject Work that does not conform to the Design-Build Documents. The Owner shall have authority to require inspection or testing of the Work in accordance with Section 15.5.2, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Owner nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Owner to the Design-Builder, the Architect, Consultants, Contractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work.

§ 7.7 The Owner shall determine the date or dates of Substantial Completion in accordance with Section 9.8 and the date of final completion in accordance with Section 9.10.

§ 7.8 Owner's Right to Stop Work

If the Design-Builder fails to correct Work which is not in accordance with the requirements of the Design-Build Documents as required by Section 11.2 or persistently fails to carry out Work in accordance with the Design-Build Documents, the Owner may issue a written order to the Design-Builder to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Design-Builder or any other person or entity, except to the extent required by Section 5.13.1.3.

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§ 7.9 Owner's Right to Carry Out the Work
If the Design-Builder defaults or neglects to carry out the Work in accordance with the Design-Build Documents and fails within a ten-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case, an appropriate Change Order shall be issued deducting from payments then or thereafter due the Design-Builder the reasonable cost of correcting such deficiencies. If payments then or thereafter due the Design-Builder are not sufficient to cover such amounts, the Design-Builder shall pay the difference to the Owner.

ARTICLE 8 TIME

§ 8.1 Progress and Completion
§ 8.1.1 Time limits stated in the Design-Build Documents are of the essence of the Contract. By executing the Design-Build Amendment the Design-Builder confirms that the Contract Time is a reasonable period for performing the Work.

§ 8.1.2 The Design-Builder shall not, except by agreement of the Owner in writing, commence the Work prior to the effective date of insurance, other than property insurance, required by this Contract. The Contract Time shall not be adjusted as a result of the Design-Builder's failure to obtain insurance required under this Contract.

§ 8.1.3 The Design-Builder shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

§ 8.2 Delays and Extensions of Time
§ 8.2.1 If the Design-Builder is delayed at any time in the commencement or progress of the Work by an act or neglect of the Owner or of a consultant or separate contractor employed by the Owner; or by changes ordered in the Work by the Owner; or by labor disputes, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Design-Builder's control; or by delay authorized by the Owner pending mediation and binding dispute resolution or by other causes that the Owner determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as the Owner and Design-Builder agree is appropriate.

§ 8.2.2 Claims relating to time shall be made in accordance with applicable provisions of Article 14.

§ 8.2.3 This Section 8.2 does not preclude recovery of damages for delay by either party under other provisions of the Design-Build Documents.

§ 8.2.4 Liquidated Damages
Design-Builder and Owner agree that time is of the essence of this Agreement, that the Project when completed will be a revenue generating enterprise for the Owner, and the Owner will suffer financial loss if the Work is not completed within the time(s) specified in the Contract, plus any extensions thereof for excusable delay hereunder including but not limited to delay due to lost weather in excess of the ten workdays set forth in the Contractors' original schedule for delay due to force majeure or other just cause for which the Design-Builder is entitled to a time extension under § 8.2.1. The parties also recognize the delays, expense, and difficulties involved in proving in a legal or arbitration proceeding the actual loss suffered by Owner if the Work is not completed on time. Accordingly, instead of requiring any such proof, Owner and Design-Builder agree that as liquidated damages for delay (but not as a penalty), Design-Builder shall pay to or credit the Owner $5,000.00 for each day that expires after the time for Substantial Completion, with such damages accruing until the Design-Builder reaches Substantial Completion. In addition to other rights that the Owner may have relative to liquidated damages, it may deduct the liquidated damages from the Contract Sum as the damages accrue. If payments then or thereafter due the Design-Builder are not sufficient to cover such amounts, the Design-Builder shall immediately pay the amount of the insufficiency to the Owner.

.1 **Liquidated Damages Grace Period.** For the purpose of calculating any liquidated damages hereunder, the parties agree that a grace period of ten (10) days shall be observed;

.2 **Extension to the Completion Date for Weather or Seasonal Conditions.** Delays caused by weather and seasonal conditions should be anticipated by Design-Builder in preparing its schedule

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for the work, and Design-Builder should ensure that it has accounted for such days in all schedules for the Work. Such "weather delays" will be considered as the basis for an extension of the Contract time only when (1) the Design-Builder's accepted Project Schedule depicts Work on the critical path and (2) the actual number of workdays lost exceeds the ten work days allotted by Contractor to account for weather during the winter months; and (3) the impacted work on the day in question was not pushed to that day by any previous fault of Design-Builder. The parties agree that for purposes of determining excusable delay due to unusual weather conditions a "weather day" is a workday on which weather or seasonable conditions reduced productivity by more than 50% on items of work on the critical path. Design-Builder agrees that weekends and holidays will not be considered as lost workdays by the Owner unless the Design-Builder normally works those days or unless the Owner has directed the Design-Builder to work those days. The Design-Builder agrees that at least once a month with each schedule update it will submit the dates and number of weather days in writing to the Owner's Project Representative and Owner's Senior Representative and if fails to do so at least once a month during the Project construction phase for the lost days in the preceding month, that it waives any right to additional time for the month in question.

ARTICLE 9 PAYMENT APPLICATIONS AND PROJECT COMPLETION

§ 9.1 Contract Sum

The Contract Sum is stated in the Design-Build Amendment.

§ 9.2 Schedule of Values

Where the Contract Sum is based on a stipulated sum or Guaranteed Maximum Price, the Design-Builder, prior to the first Application for Payment after execution of the Design-Build Amendment shall submit to the Owner a schedule of values allocating the entire Contract Sum to the various portions of the Work and prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. This schedule, unless objected to by the Owner, shall be used as a basis for reviewing the Design-Builder's Applications for Payment.

§ 9.3 Applications for Payment

§ 9.3.1 At least ten days before the date established for each progress payment, the Design-Builder shall submit to the Owner an itemized Application for Payment for completed portions of the Work. The application shall be notarized, if required, and supported by data substantiating the Design-Builder's right to payment as the Owner may require, such as copies of requisitions from the Architect, Consultants, Contractors, and material suppliers, and shall reflect retainage if provided for in the Design-Build Documents.

§ 9.3.1.1 As provided in Section 6.3.9, Applications for Payment may include requests for payment on account of changes in the Work that have been properly authorized by Change Directives, or by interim determinations of the Owner, but not yet included in Change Orders.

§ 9.3.1.2 Applications for Payment shall not include requests for payment for portions of the Work for which the Design-Builder does not intend to pay the Architect, Consultant, Contractor, material supplier, or other persons or entities providing services or work for the Design-Builder, unless such Work has been performed by others whom the Design-Builder intends to pay.

§ 9.3.2 Unless otherwise provided in the Design-Build Documents, payments shall be made for services provided as well as materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Design-Builder with procedures satisfactory to the Owner to establish the Owner's title to such materials and equipment or otherwise protect the Owner's interest, and shall include the costs of applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.

§ 9.3.3 The Design-Builder warrants that title to all Work, other than Instruments of Service, covered by an Application for Payment will pass to the Owner no later than the time of payment. The Design-Builder further warrants that, upon submittal of an Application for Payment, all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Design-Builder's knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the

Design-Builder, Architect, Consultants, Contractors, material suppliers, or other persons or entities entitled to make a claim by reason of having provided labor, materials and equipment relating to the Work.

§ 9.4 Certificates for Payment

The Owner shall, within five (5) business days after receipt of the Design-Builder's Application for Payment, issue to the Design-Builder a Certificate for Payment indicating the amount the Owner determines is properly due, and notify the Design-Builder in writing of the Owner's reasons for withholding certification in whole or in part as provided in Section 9.5.1.

§ 9.5 Decisions to Withhold Certification

§ 9.5.1 The Owner may withhold a Certificate for Payment in whole or in part to the extent reasonably necessary to protect the Owner due to the Owner's determination that the Work has not progressed to the point indicated in the Design-Builder's Application for Payment, or the quality of the Work is not in accordance with the Design-Build Documents. If the Owner is unable to certify payment in the amount of the Application, the Owner will notify the Design-Builder as provided in Section 9.4. If the Design-Builder and Owner cannot agree on a revised amount, the Owner will promptly issue a Certificate for Payment for the amount that the Owner deems to be due and owing. The Owner may also withhold a Certificate for Payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued to such extent as may be necessary to protect the Owner from loss for which the Design-Builder is responsible because of

.1 defective Work, including design and construction, not remedied;

.2 third party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Design-Builder;

.3 failure of the Design-Builder to make payments properly to the Architect, Consultants, Contractors or others, for services, labor, materials or equipment;

.4 reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;

.5 damage to the Owner or a separate contractor;

.6 reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or

.7 repeated failure to carry out the Work in accordance with the Design-Build Documents.

§ 9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

§ 9.5.3 If the Owner withholds certification for payment under Section 9.5.1.3, the Owner may, at its sole option, issue joint checks to the Design-Builder and to the Architect or any Consultants, Contractor, material or equipment suppliers, or other persons or entities providing services or work for the Design-Builder to whom the Design-Builder failed to make payment for Work properly performed or material or equipment suitably delivered.

§ 9.6 Progress Payments

§ 9.6.1 After the Owner has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Design-Build Documents.

§ 9.6.2 The Design-Builder shall pay each Architect, Consultant, Contractor, and other person or entity providing services or work for the Design-Builder no later than the time period required by applicable law, but in no event more than fifteen (15) days after receipt of payment from the Owner the amount to which the Architect, Consultant, Contractor, and other person or entity providing services or work for the Design-Builder is entitled, reflecting percentages actually retained from payments to the Design-Builder on account of the portion of the Work performed by the Architect, Consultant, Contractor, or other person or entity. The Design-Builder shall, by appropriate agreement with each Architect, Consultant, Contractor, and other person or entity providing services or work for the Design-Builder, require each Architect, Consultant, Contractor, and other person or entity providing services or work for the Design-Builder to make payments to subconsultants and subcontractors in a similar manner.

§ 9.6.3 The Owner will, on request and if practicable, furnish to the Architect, a Consultant, Contractor, or other person or entity providing services or work for the Design-Builder, information regarding percentages of completion or amounts applied for by the Design-Builder and action taken thereon by the Owner on account of portions of the

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Work done by such Architect, Consultant, Contractor or other person or entity providing services or work for the Design-Builder.

§ 9.6.4 The Owner has the right to request written evidence from the Design-Builder that the Design-Builder has properly paid the Architect, Consultants, Contractors, or other person or entity providing services or work for the Design-Builder, amounts paid by the Owner to the Design-Builder for the Work. If the Design-Builder fails to furnish such evidence within seven days, the Owner shall have the right to contact the Architect, Consultants, and Contractors to ascertain whether they have been properly paid. The Owner shall have no obligation to pay or to see to the payment of money to a Consultant or Contractor, except as may otherwise be required by law.

§ 9.6.5 Design-Builder payments to material and equipment suppliers shall be treated in a manner similar to that provided in Sections 9.6.2, 9.6.3 and 9.6.4.

§ 9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Design-Build Documents.

§ 9.6.7 Unless the Design-Builder provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Design-Builder for Work properly performed by the Architect, Consultants, Contractors and other person or entity providing services or work for the Design-Builder, shall be held by the Design-Builder for the Architect and those Consultants, Contractors, or other person or entity providing services or work for the Design-Builder, for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not commingled with money of the Design-Builder, shall create any fiduciary liability or tort liability on the part of the Design-Builder for breach of trust or shall entitle any person or entity to an award of punitive damages against the Design-Builder for breach of the requirements of this provision.

§ 9.7 Failure of Payment
The parties acknowledge and agree that due to time being of the essence, in the event of a dispute between them, the Design-Builder will continue to work diligently to completion and the Owner shall continue to make payments in accordance with the Contract documents while the parties attempt in good faith to resolve the dispute.

§ 9.8 Substantial Completion
§ 9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Design-Build Documents so that the Owner can occupy or utilize the Work for its intended use. The date of Substantial Completion is the date certified by the Owner in accordance with this Section 9.8, such date may not exceed the date the Owner receives a temporary certificate of occupancy.

§ 9.8.2 When the Design-Builder considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Design-Builder shall prepare and submit to the Owner a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Design-Builder to complete all Work in accordance with the Design-Build Documents.

§ 9.8.3 Upon receipt of the Design-Builder's list, the Owner shall make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Owner's inspection discloses any item, whether or not included on the Design-Builder's list, which is not sufficiently complete in accordance with the Design-Build Documents so that the Owner can occupy or utilize the Work or designated portion thereof for its intended use, the Design-Builder shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Owner. In such case, the Design-Builder shall then submit a request for another inspection by the Owner to determine Substantial Completion.

§ 9.8.4 Prior to issuance of the Certificate of Substantial Completion under Section 9.8.5, the Owner and Design-Builder shall discuss and then determine the parties' obligations to obtain and maintain property insurance following issuance of the Certificate of Substantial Completion.

§ 9.8.5 When the Work or designated portion thereof is substantially complete, the Design-Builder will prepare for the Owner's signature a Certificate of Substantial Completion that shall, upon the Owner's signature, establish the date of Substantial Completion; establish responsibilities of the Owner and Design-Builder for security, maintenance, heat, utilities, damage to the Work and insurance; and fix the time within which the Design-Builder

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shall finish all items on the list accompanying the Certificate. Warranties required by the Design-Build Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.

§ 9.8.6 The Certificate of Substantial Completion shall be submitted by the Design-Builder to the Owner for written acceptance of responsibilities assigned to it in the Certificate. Upon the Owner's acceptance, and consent of surety, if any, the Owner shall make payment of retainage applying to the Work or designated portion thereof. Payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Design-Build Documents.

§ 9.9 Partial Occupancy or Use

§ 9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Design-Builder, provided such occupancy or use is consented to, by endorsement or otherwise, by the insurer providing property insurance and authorized by public authorities having jurisdiction over the Project. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Design-Builder have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Design-Build Documents. When the Design-Builder considers a portion substantially complete, the Design-Builder shall prepare and submit a list to the Owner as provided under Section 9.8.2. Consent of the Design-Builder to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Design-Builder.

§ 9.9.2 Immediately prior to such partial occupancy or use, the Owner and Design-Builder shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

§ 9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Design-Build Documents.

§ 9.10 Final Completion and Final Payment

§ 9.10.1 Upon receipt of the Design-Builder's written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Owner will promptly make such inspection. When the Owner finds the Work acceptable under the Design-Build Documents and the Contract fully performed, the Owner will, subject to Section 9.10.2, promptly issue a final Certificate for Payment.

§ 9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Design-Builder submits to the Owner (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work, for which the Owner or the Owner's property might be responsible or encumbered, (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Design-Build Documents to remain in force after final payment is currently in effect, (3) a written statement that the Design-Builder knows of no substantial reason that the insurance will not be renewable to cover the period required by the Design-Build Documents, (4) consent of surety, if any, to final payment, (5) as-constructed record copy of the Construction Documents marked to indicate field changes and selections made during construction, (6) manufacturer's warranties, product data, and maintenance and operations manuals, and (7) if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, or releases and waivers of liens, claims, security interests, or encumbrances, arising out of the Contract, to the extent and in such form as may be designated by the Owner. If an Architect, a Consultant, or a Contractor, or other person or entity providing services or work for the Design-Builder, refuses to furnish a release or waiver required by the Owner, the Design-Builder may furnish a bond satisfactory to the Owner to indemnify the Owner against such liens, claims, security interests, or encumbrances. If such liens, claims, security interests, or encumbrances remains unsatisfied after payments are made, the Design-Builder shall refund to the Owner all money that the Owner may be compelled to pay in discharging such liens, claims, security interests, or encumbrances, including all costs and reasonable attorneys' fees.

§ 9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Design-Builder or by issuance of Change Orders affecting final completion, the Owner shall, upon application by the Design-Builder, and without terminating the Contract, make payment of the balance due for that portion of

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the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Design-Build Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Design-Builder to the Owner prior to issuance of payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

§ 9.10.4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from

- **.1** liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;
- **.2** failure of the Work to comply with the requirements of the Design-Build Documents; or
- **.3** terms of special warranties required by the Design-Build Documents.

§ 9.10.5 Acceptance of final payment by the Design-Builder shall constitute a waiver of claims by the Design-Builder except those previously made in writing and identified by the Design-Builder as unsettled at the time of final Application for Payment.

ARTICLE 10 PROTECTION OF PERSONS AND PROPERTY

§ 10.1 Safety Precautions and Programs

The Design-Builder shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.

§ 10.2 Safety of Persons and Property

§ 10.2.1 The Design-Builder shall be responsible for precautions for the safety of, and reasonable protection to prevent damage, injury or loss to

- **.1** employees on the Work and other persons who may be affected thereby;
- **.2** the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Design-Builder or the Architect, Consultants, or Contractors, or other person or entity providing services or work for the Design-Builder; and
- **.3** other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, or structures and utilities not designated for removal, relocation or replacement in the course of construction.

§ 10.2.2 The Design-Builder shall comply with, and give notices required by, applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities, bearing on safety of persons or property, or their protection from damage, injury or loss.

§ 10.2.3 The Design-Builder shall implement, erect, and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations, and notify owners and users of adjacent sites and utilities of the safeguards and protections.

§ 10.2.4 When use or storage of explosives or other hazardous materials or equipment, or unusual methods, are necessary for execution of the Work, the Design-Builder shall exercise utmost care, and carry on such activities under supervision of properly qualified personnel.

§ 10.2.5 The Design-Builder shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Design-Build Documents) to property referred to in Sections 10.2.1.2 and 10.2.1.3, caused in whole or in part by the Design-Builder, the Architect, a Consultant, a Contractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Design-Builder is responsible under Sections 10.2.1.2 and 10.2.1.3; except damage or loss attributable to acts or omissions of the Owner, or anyone directly or indirectly employed by the Owner, or by anyone for whose acts the Owner may be liable, and not attributable to the fault or negligence of the Design-Builder. The foregoing obligations of the Design-Builder are in addition to the Design-Builder's obligations under Section 3.1.14.

§ 10.2.6 The Design-Builder shall designate a responsible member of the Design-Builder's organization, at the site, whose duty shall be the prevention of accidents. This person shall be the Design-Builder's superintendent unless otherwise designated by the Design-Builder in writing to the Owner.

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§ **10.2.7** The Design-Builder shall not permit any part of the construction or site to be loaded so as to cause damage or create an unsafe condition.

§ **10.2.8 Injury or Damage to Person or Property.** If the Owner or Design-Builder suffers injury or damage to person or property because of an act or omission of the other, or of others for whose acts such party is legally responsible, written notice of the injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.

§ 10.3 Hazardous Materials

§ **10.3.1** The Design-Builder is responsible for compliance with any requirements included in the Design-Build Documents regarding hazardous materials. If the Design-Builder encounters a hazardous material or substance not addressed in the Design-Build Documents and if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Design-Builder, the Design-Builder shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner in writing.

§ **10.3.2** Upon receipt of the Design-Builder's written notice, the Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Design-Builder and, in the event such material or substance is found to be present, to cause it to be rendered harmless. Unless otherwise required by the Design-Build Documents, the Owner shall furnish in writing to the Design-Builder the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Design-Builder will promptly reply to the Owner in writing stating whether or not the Design-Builder has reasonable objection to the persons or entities proposed by the Owner. If the Design-Builder has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Design-Builder has no reasonable objection. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Design-Builder. By Change Order, the Contract Time shall be extended appropriately and the Contract Sum shall be increased in the amount of the Design-Builder's reasonable additional costs of shut-down, delay and start-up.

§ **10.3.3** To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Design-Builder, the Architect, Consultants, and Contractors, and employees of any of them, from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work in the affected area, if in fact the material or substance presents the risk of bodily injury or death as described in Section 10.3.1 and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to, or destruction of, tangible property (other than the Work itself), except to the extent that such damage, loss or expense is due to the fault or negligence of the party seeking indemnity.

§ **10.3.4** The Owner shall not be responsible under this Section 10.3 for materials or substances the Design-Builder brings to the site unless such materials or substances are required by the Owner's Criteria. The Owner shall be responsible for materials or substances required by the Owner's Criteria, except to the extent of the Design-Builder's fault or negligence in the use and handling of such materials or substances.

§ **10.3.5** The Design-Builder shall indemnify the Owner for the cost and expense the Owner incurs (1) for remediation of a material or substance the Design-Builder brings to the site and negligently handles, or (2) where the Design-Builder fails to perform its obligations under Section 10.3.1, except to the extent that the cost and expense are due to the Owner's fault or negligence.

§ **10.3.6** If, without negligence on the part of the Design-Builder, the Design-Builder is held liable by a government agency for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Design-Build Documents, the Owner shall indemnify the Design-Builder for all cost and expense thereby incurred.

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§ 10.4 Emergencies
In an emergency affecting safety of persons or property, the Design-Builder shall act, at the Design-Builder's discretion, to prevent threatened damage, injury or loss.

ARTICLE 11 UNCOVERING AND CORRECTION OF WORK

§ 11.1 Uncovering of Work
The Owner may request to examine a portion of the Work that the Design-Builder has covered to determine if the Work has been performed in accordance with the Design-Build Documents. If such Work is in accordance with the Design-Build Documents, the Owner and Design-Builder shall execute a Change Order to adjust the Contract Time and Contract Sum, as appropriate. If such Work is not in accordance with the Design-Build Documents, the costs of uncovering and correcting the Work shall be at the Design-Builder's expense and the Design-Builder shall not be entitled to a change in the Contract Time unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs and the Contract Time will be adjusted as appropriate.

§ 11.2 Correction of Work
§ 11.2.1 Before or After Substantial Completion. The Design-Builder shall promptly correct Work rejected by the Owner or failing to conform to the requirements of the Design-Build Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections, the cost of uncovering and replacement, and compensation for any design consultant employed by the Owner whose expenses and compensation were made necessary thereby, shall be at the Design-Builder's expense.

§ 11.2.2 After Substantial Completion
§ 11.2.2.1 In addition to the Design-Builder's obligations under Section 3.1.12, if, within one year after the date of Substantial Completion of the Work or designated portion thereof or after the date for commencement of warranties established under Section 9.9.1, or by terms of an applicable special warranty required by the Design-Build Documents, any of the Work is found not to be in accordance with the requirements of the Design-Build Documents, the Design-Builder shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Design-Builder a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of the Work, if the Owner fails to notify the Design-Builder and give the Design-Builder an opportunity to make the correction, the Owner waives the rights to require correction by the Design-Builder and to make a claim for breach of warranty. If the Design-Builder fails to correct nonconforming Work within a reasonable time during that period after receipt of notice from the Owner, the Owner may correct it in accordance with Section 7.9.

§ 11.2.2.2 The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual completion of that portion of the Work.

§ 11.2.2.3 The one-year period for correction of Work shall not be extended by corrective Work performed by the Design-Builder pursuant to this Section 11.2.

§ 11.2.3 The Design-Builder shall remove from the site portions of the Work that are not in accordance with the requirements of the Design-Build Documents and are neither corrected by the Design-Builder nor accepted by the Owner.

§ 11.2.4 The Design-Builder shall bear the cost of correcting destroyed or damaged construction of the Owner or separate contractors, whether completed or partially completed, caused by the Design-Builder's correction or removal of Work that is not in accordance with the requirements of the Design-Build Documents.

§ 11.2.5 Nothing contained in this Section 11.2 shall be construed to establish a period of limitation with respect to other obligations the Design-Builder has under the Design-Build Documents. Establishment of the one-year period for correction of Work as described in Section 11.2.2 relates only to the specific obligation of the Design-Builder to correct the Work, and has no relationship to the time within which the obligation to comply with the Design-Build Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Design-Builder's liability with respect to the Design-Builder's obligations other than specifically to correct the Work.

§ 11.3 Acceptance of Nonconforming Work
If the Owner prefers to accept Work that is not in accordance with the requirements of the Design-Build Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

ARTICLE 12 COPYRIGHTS AND LICENSES
§ 12.1
Except as provided under Section 12.2, the Owner alone owns the Instruments of Service and every right, title, and interest in the Instruments of Service.

(Paragraphs deleted)
§ 12.1.1 Owner grants to the Design-Builder and its consultants a non-exclusive, royalty-free license to copy, reproduce, distribute, and otherwise use the Instruments of Service in relation to the performance of the Design-Builder's services.

§ 12.2 Section 12.1 does not apply to standard details and specifications regularly used by the Design-Builder or any of its consultants in its normal course of business that are included in the Instruments of Service. The Design-Builder and its consultants grant to the Owner an irrevocable, non-exclusive, perpetual, freely assignable, and royalty-free license to copy, reproduce, distribute, and otherwise use those standard details and specifications for all Project-related purposes such as but not limited to owning, financing, constructing, testing, commissioning, decommissioning, using, operating, maintaining, repairing, modifying, selling, obtaining insurance for, and obtaining permits for the Project before, during, and after termination or completion of this Agreement.

§ 12.3 The Design-Builder shall execute and deliver and cause its employees and agents and all of its consultants to execute and deliver, to the Owner any transfers, assignments, documents, or other instruments (if any) necessary to vest in the Owner complete right, title, interest in and ownership of all of the Instruments of Service under Section 12.1 and the license described under Section 12.2.

§12.4 The Design-Builder and its consultants may retain copies, including reproducible copies of Instruments of Service for information, reference, and the performance of their respective services.

§ 12.5 The submission or distribution of Instruments of Service to meet official regulatory requirements or for similar purposes in connection with the Project is not to be construed as publication in derogation of the Owner's reserved rights in the Instruments of Service. Any unauthorized use of the Instruments of Service will be at the sole risk of the entity making the unauthorized use of the Instruments of Service.

ARTICLE 13 TERMINATION OR SUSPENSION
§ 13.1 Termination or Suspension Prior to Execution of the Design-Build Amendment
§ 13.1.1 Notwithstanding anything to the contrary in the Contract Documents, Design-Builder agrees that Owner in its absolute discretion shall have the right to terminate Design-Builder for convenience at any point and for any reason at all, including but not limited to Design-Builder and Owner are unable to agree upon a Design, Owner's failure to close on the property in time to allow construction to commence to meet Owner's schedule, Owner's failure to obtain funding for the Project, or Design-Builder's failure and in such case Owner shall have absolutely no further liability beyond its obligation to pay for the reasonable value of Design-Builder's preliminary design services rendered prior to such termination plus payments for costs incurred in performance of the Work up to the date of such termination and reimbursement for actual expenses of the reasonable costs incurred by Design-Builder arising out of such termination to cancel or terminate any such material orders, subcontracts, and related commitments. In that event, Design-Builder shall cooperate with Owner and provide any Instruments of Service and work product Owner paid for to Owner without any further charge or expense and Design-Builder expressly warrants and represents that it shall make no claim against Owner for any damages or relief of any nature if Owner so terminates this Agreement.

13.1.1.2 Termination after completion of preliminary design and before commencement of Construction. After completion of the initial preliminary schematic design, the Design-Builder shall meet with the Owner to review the design and proposed Guaranteed Maximum Price (the "Proposed GMP"). If the Owner or Design-Builder discover any inconsistencies or inaccuracies in the information presented, they shall promptly notify the other party and the Design-Builder shall make appropriate adjustments to the Contract Price proposal, its basis, or both. Notwithstanding anything to the contrary in the Contract Documents, if Owner is not comfortable with the proposed Contract Price, Owner may exercise its discretion to require additional changes or to terminate this Agreement at no cost or liability to Owner except that Design-Builder shall be reimbursed for its reasonable costs incurred in preparing the initial preliminary design. At that time, Owner may elect to proceed in whatever fashion it deems advisable, including not to perform the Work, or to utilize another Design-Builder to design, perform or complete the Work, and utilize the preliminary design all without incurring liability to the Design-Builder.

§ 13.1.2 If the Owner suspends the Project, the Design-Builder shall be compensated for the Work performed prior to notice of such suspension. When the Project is resumed, the Design-Builder shall be compensated for expenses incurred in the interruption and resumption of the Design-Builder's Work. The Design-Builder's compensation for, and time to complete, the remaining Work shall be equitably adjusted.

§ 13.1.3 If the Owner suspends the Project for more than 90 cumulative days for reasons other than the fault of the Design-Builder, the Design-Builder may terminate this Agreement by giving not less than seven days' written notice.

§ 13.1.4 Either party may terminate this Agreement upon not less than seven days' written notice should the other party fail substantially to perform in accordance with the terms of this Agreement through no fault of the party initiating the termination.

§ 13.1.5 The Owner may terminate this Agreement upon not less than seven days' written notice to the Design-Builder for the Owner's convenience and without cause.

§ 13.1.6 In the event of termination not the fault of the Design-Builder, the Design-Builder shall be compensated for Work performed prior to termination, together with Reimbursable Expenses then due and any other expenses directly attributable to termination for which the Design-Builder is not otherwise compensated. In no event shall the Design-Builder's compensation under this Section 13.1.6 be greater than the compensation set forth in Section 2.1.

§ 13.2 Termination or Suspension Following Execution of the Design-Build Amendment

§ 13.2.1 Termination by the Design-Builder

§ 13.2.1.1 The Design-Builder may terminate the Contract if the Work is stopped for a period of 30 consecutive days through no act or fault of the Design-Builder, the Architect, a Consultant, or a Contractor, or their agents or employees, or any other persons or entities performing portions of the Work under direct or indirect contract with the Design-Builder, for any of the following reasons:

- .1 Issuance of an order of a court or other public authority having jurisdiction that requires all Work to be stopped;
- .2 An act of government, such as a declaration of national emergency that requires all Work to be stopped;
- .3 Because the Owner has not issued a Certificate for Payment and has not notified the Design-Builder of the reason for withholding certification as provided in Section 9.5.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Design-Build Documents; or
- .4 The Owner has failed to furnish to the Design-Builder promptly, upon the Design-Builder's request, reasonable evidence as required by Section 7.2.7.

§ 13.2.1.2 The Design-Builder may terminate the Contract if, through no act or fault of the Design-Builder, the Architect, a Consultant, a Contractor, or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Design-Builder, repeated suspensions, delays or interruptions of the entire Work by the Owner as described in Section 13.2.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less.

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§ **13.2.1.3** If one of the reasons described in Section 13.2.1.1 or 13.2.1.2 exists, the Design-Builder may, upon seven days' written notice to the Owner, terminate the Contract and recover from the Owner payment for Work executed, including reasonable overhead and profit, costs incurred by reason of such termination, and damages.

§ **13.2.1.4** If the Work is stopped for a period of 60 consecutive days through no act or fault of the Design-Builder or any other persons or entities performing portions of the Work under contract with the Design-Builder because the Owner has repeatedly failed to fulfill the Owner's obligations under the Design-Build Documents with respect to matters important to the progress of the Work, the Design-Builder may, upon seven additional days' written notice to the Owner, terminate the Contract and recover from the Owner as provided in Section 13.2.1.3.

§ 13.2.2 Termination by the Owner For Cause
§ **13.2.2.1** The Owner may terminate the Contract if the Design-Builder

- **.1** fails to submit the Proposal by the date required by this Agreement, or if no date is indicated, within a reasonable time consistent with the date of Substantial Completion;
- **.2** repeatedly refuses or fails to supply an Architect, or enough properly skilled Consultants, Contractors, or workers or proper materials;
- **.3** fails to make payment to the Architect, Consultants, or Contractors for services, materials or labor in accordance with their respective agreements with the Design-Builder;
- **.4** repeatedly disregards applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of a public authority; or
- **.5** is otherwise guilty of substantial breach of a provision of the Design-Build Documents.

§ **13.2.2.2** When any of the above reasons exist, the Owner may without prejudice to any other rights or remedies of the Owner and after giving the Design-Builder and the Design-Builder's surety, if any, seven days' written notice, terminate employment of the Design-Builder and may, subject to any prior rights of the surety:

- **.1** Exclude the Design-Builder from the site and take possession of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Design-Builder;
- **.2** Accept assignment of the Architect, Consultant and Contractor agreements pursuant to Section 3.1.15; and
- **.3** Finish the Work by whatever reasonable method the Owner may deem expedient. Upon written request of the Design-Builder, the Owner shall furnish to the Design-Builder a detailed accounting of the costs incurred by the Owner in finishing the Work.

§ **13.2.2.3** When the Owner terminates the Contract for one of the reasons stated in Section 13.2.2.1, the Design-Builder shall not be entitled to receive further payment until the Work is finished.

§ **13.2.2.4** If the unpaid balance of the Contract Sum exceeds costs of finishing the Work and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Design-Builder. If such costs and damages exceed the unpaid balance, the Design-Builder shall pay the difference to the Owner. The obligation for such payments shall survive termination of the Contract.

§ 13.2.3 Suspension by the Owner for Convenience
§ **13.2.3.1** The Owner may, without cause, order the Design-Builder in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

§ **13.2.3.2** The Contract Sum and Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay or interruption as described in Section 13.2.3.1. Adjustment of the Contract Sum shall include profit. No adjustment shall be made to the extent

- **.1** that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Design-Builder is responsible; or
- **.2** that an equitable adjustment is made or denied under another provision of the Contract.

§ 13.2.4 Termination by the Owner for Convenience
§ **13.2.4.1** The Owner may, at any time, terminate the Contract for the Owner's convenience and without cause.

§ **13.2.4.2** Upon receipt of written notice from the Owner of such termination for the Owner's convenience, the Design-Builder shall

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.1 cease operations as directed by the Owner in the notice;

.2 take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and,

.3 except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing Project agreements, including agreements with the Architect, Consultants, Contractors, and purchase orders, and enter into no further Project agreements and purchase orders.

§ 13.2.4.3 In case of such termination for the Owner's convenience, the Design-Builder shall be entitled to receive payment for Work executed, and costs incurred by reason of such termination, along with reasonable overhead and profit on the Work not executed.

ARTICLE 14 CLAIMS AND DISPUTE RESOLUTION

§ 14.1 Claims

§ 14.1.1 Definition. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, payment of money, or other relief with respect to the terms of the Contract. The term "Claim" also includes other disputes and matters in question between the Owner and Design-Builder arising out of or relating to the Contract. The responsibility to substantiate Claims shall rest with the party making the Claim.

§ 14.1.2 Time Limits on Claims. The Owner and Design-Builder shall commence all claims and causes of action, whether in contract, tort, breach of warranty or otherwise, against the other, arising out of or related to the Contract in accordance with the requirements of the binding dispute resolution method selected in Section 1.3, within the time period specified by applicable law, but in any case not more than 10 years after the date of Substantial Completion of the Work. The Owner and Design-Builder waive all claims and causes of action not commenced in accordance with this Section 14.1.2.

§ 14.1.3 Notice of Claims

§ 14.1.3.1 Prior To Final Payment. Prior to Final Payment, Claims by either the Owner or Design-Builder must be initiated by written notice to the other party within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later.

§ 14.1.3.2 Claims Arising After Final Payment. After Final Payment, Claims by either the Owner or Design-Builder that have not otherwise been waived pursuant to Sections 9.10.4 or 9.10.5, must be initiated by prompt written notice to the other party. The notice requirement in Section 14.1.3.1 and the Initial Decision requirement as a condition precedent to mediation in Section 14.2.1 shall not apply.

§ 14.1.4 Continuing Contract Performance. Pending final resolution of a Claim, except as otherwise agreed in writing or as provided in Section 9.7 and Article 13, the Design-Builder shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Design-Build Documents.

§ 14.1.5 Claims for Additional Cost. If the Design-Builder intends to make a Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the portion of the Work that relates to the Claim. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Section 10.4.

§ 14.1.6 Claims for Additional Time

§ 14.1.6.1 If the Design-Builder intends to make a Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Design-Builder's Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay, only one Claim is necessary.

§ 14.1.6.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated, and had an adverse effect on the scheduled construction. For purposes of this agreement, the definition set forth in Article 8.2.4.2 is agreed to set forth the parties agreement on what constitutes excusable delay due to weather during the construction period.

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§ 14.1.7 Claims for Consequential Damages
(Paragraphs deleted)
Deleted.

§ 14.2 Initial Decision
§ 14.2.1 An initial decision shall be required as a condition precedent to mediation of all Claims between the Owner and Design-Builder initiated prior to the date final payment is due, excluding those arising under Sections 10.3 and 10.4 of the Agreement and Sections B.3.2.9 and B.3.2.10 of Exhibit B to this Agreement, unless 30 days have passed after the Claim has been initiated with no decision having been rendered. Unless otherwise mutually agreed in writing, the Owner shall render the initial decision on Claims.

§ 14.2.2 Procedure
§ 14.2.2.1 Claims Initiated by the Owner. If the Owner initiates a Claim, the Design-Builder shall provide a written response to Owner within ten days after receipt of the notice required under Section 14.1.3.1. Thereafter, the Owner shall render an initial decision within ten days of receiving the Design-Builder's response: (1) withdrawing the Claim in whole or in part, (2) approving the Claim in whole or in part, or (3) suggesting a compromise.

§ 14.2.2.2 Claims Initiated by the Design-Builder. If the Design-Builder initiates a Claim, the Owner will take one or more of the following actions within ten days after receipt of the notice required under Section 14.1.3.1: (1) request additional supporting data, (2) render an initial decision rejecting the Claim in whole or in part, (3) render an initial decision approving the Claim, (4) suggest a compromise or (5) indicate that it is unable to render an initial decision because the Owner lacks sufficient information to evaluate the merits of the Claim.

§ 14.2.3 In evaluating Claims, the Owner may, but shall not be obligated to, consult with or seek information from persons with special knowledge or expertise who may assist the Owner in rendering a decision. The retention of such persons shall be at the Owner's expense.

§ 14.2.4 If the Owner requests the Design-Builder to provide a response to a Claim or to furnish additional supporting data, the Design-Builder shall respond, within ten days after receipt of such request, and shall either (1) provide a response on the requested supporting data, (2) advise the Owner when the response or supporting data will be furnished or (3) advise the Owner that no supporting data will be furnished. Upon receipt of the response or supporting data, if any, the Owner will either reject or approve the Claim in whole or in part.

§ 14.2.5 The Owner's initial decision shall (1) be in writing; (2) state the reasons therefor; and (3) identify any change in the Contract Sum or Contract Time or both. The initial decision shall be final and binding on the parties but subject to mediation and, if the parties fail to resolve their dispute through mediation, to binding dispute resolution.

§ 14.2.6 Either party may file for mediation of an initial decision at any time, subject to the terms of Section 14.2.6.1.

§ 14.2.6.1 Either party may, within 30 days from the date of an initial decision, demand in writing that the other party file for mediation within 60 days of the initial decision. If such a demand is made and the party receiving the demand fails to file for mediation within the time required, then both parties waive their rights to mediate or pursue binding dispute resolution proceedings with respect to the initial decision.

§ 14.2.7 In the event of a Claim against the Design-Builder, the Owner may, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim. If the Claim relates to a possibility of a Design-Builder's default, the Owner may, but is not obligated to, notify the surety and request the surety's assistance in resolving the controversy.

§ 14.2.8 If a Claim relates to or is the subject of a mechanic's lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines.

§ 14.3 Mediation
§ 14.3.1 Claims, disputes, or other matters in controversy arising out of or related to the Contract, except those waived as provided for in Sections 9.10.4, 9.10.5, and 14.1.7, shall be subject to mediation as a condition precedent to binding dispute resolution.

§ 14.3.2 The parties shall endeavor to resolve their Claims by mediation which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with its Construction Industry Mediation Procedures in effect on the date of the Agreement. A request for mediation shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the mediation. The request may be made concurrently with the filing of binding dispute resolution proceedings but, in such event, mediation shall proceed in advance of binding dispute resolution proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order. If an arbitration proceeding is stayed pursuant to this Section 14.3.2, the parties may nonetheless proceed to the selection of the arbitrator(s) and agree upon a schedule for later proceedings.

§ 14.3.3 The parties shall share the mediator's fee and any filing fees equally. The mediation shall be held in the place where the Project is located, unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction.

§ 14.4 Arbitration

§ 14.4.1 If the parties have selected arbitration as the method for binding dispute resolution in Section 1.3, any Claim subject to, but not resolved by, mediation shall be subject to arbitration which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with its Construction Industry Arbitration Rules in effect on the date of the Agreement. A demand for arbitration shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the arbitration. The party filing a notice of demand for arbitration must assert in the demand all Claims then known to that party on which arbitration is permitted to be demanded.

§ 14.4.1.1 A demand for arbitration shall be made no earlier than concurrently with the filing of a request for mediation, but in no event shall it be made after the date when the institution of legal or equitable proceedings based on the Claim would be barred by the applicable statute of limitations or statute of repose. For statute of limitations or statute of repose purposes, receipt of a written demand for arbitration by the person or entity administering the arbitration shall constitute the institution of legal or equitable proceedings based on the Claim.

§ 14.4.2 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction.

§ 14.4.3 The foregoing agreement to arbitrate, and other agreements to arbitrate with an additional person or entity duly consented to by parties to the Agreement, shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

§ 14.4.4 Consolidation or Joinder

§ 14.4.4.1 Either party, at its sole discretion, may consolidate an arbitration conducted under this Agreement with any other arbitration to which it is a party provided that (1) the arbitration agreement governing the other arbitration permits consolidation, (2) the arbitrations to be consolidated substantially involve common questions of law or fact, and (3) the arbitrations employ materially similar procedural rules and methods for selecting arbitrator(s).

§ 14.4.4.2 Either party, at its sole discretion, may include by joinder persons or entities substantially involved in a common question of law or fact whose presence is required if complete relief is to be accorded in arbitration, provided that the party sought to be joined consents in writing to such joinder. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent.

§ 14.4.4.3 The Owner and Design-Builder grant to any person or entity made a party to an arbitration conducted under this Section 14.4, whether by joinder or consolidation, the same rights of joinder and consolidation as the Owner and Design-Builder under this Agreement.

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ARTICLE 15 MISCELLANEOUS PROVISIONS

§ 15.1 Governing Law

The Contract shall be governed by the law of the place where the Project is located except that, if the parties have selected arbitration as the method of binding dispute resolution, the Federal Arbitration Act shall govern Section 14.4.

§ 15.2 Successors and Assigns

§ 15.2.1 The Owner and Design-Builder, respectively, bind themselves, their partners, successors, assigns and legal representatives to the covenants, agreements and obligations contained in the Design-Build Documents. Except as provided in Section 15.2.2, neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

§ 15.2.2 The Owner may, without consent of the Design-Builder, assign the Contract to a lender providing construction financing for the Project, if the lender assumes the Owner's rights and obligations under the Design-Build Documents. The Design-Builder shall execute all consents reasonably required to facilitate such assignment.

§ 15.2.3 If the Owner requests the Design-Builder, Architect, Consultants, or Contractors to execute certificates, other than those required by Section 3.1.10, the Owner shall submit the proposed language of such certificates for review at least 14 days prior to the requested dates of execution. If the Owner requests the Design-Builder, Architect, Consultants, or Contractors to execute consents reasonably required to facilitate assignment to a lender, the Design-Builder, Architect, Consultants, or Contractors shall execute all such consents that are consistent with this Agreement, provided the proposed consent is submitted to them for review at least 14 days prior to execution. The Design-Builder, Architect, Consultants, and Contractors shall not be required to execute certificates or consents that would require knowledge, services or responsibilities beyond the scope of their services.

§ 15.3 Written Notice

Written notice shall be deemed to have been duly served if delivered in person to the individual, to a member of the firm or entity, or to an officer of the corporation for which it was intended; or if delivered at, or sent by registered or certified mail or by courier service providing proof of delivery to, the last business address known to the party giving notice.

§ 15.4 Rights and Remedies

§ 15.4.1 Duties and obligations imposed by the Design-Build Documents, and rights and remedies available thereunder, shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

§ 15.4.2 No action or failure to act by the Owner or Design-Builder shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

§ 15.5 Tests and Inspections

§ 15.5.1 Tests, inspections and approvals of portions of the Work shall be made as required by the Design-Build Documents and by applicable laws, statutes, ordinances, codes, rules and regulations or lawful orders of public authorities. Unless otherwise provided, the Design-Builder shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Design-Builder shall give the Owner timely notice of when and where tests and inspections are to be made so that the Owner may be present for such procedures. The Owner shall bear costs of (1) tests, inspections or approvals that do not become requirements until after bids are received or negotiations concluded, and (2) tests, inspections or approvals where building codes or applicable laws or regulations prohibit the Owner from delegating their cost to the Design-Builder.

§ 15.5.2 If the Owner determines that portions of the Work require additional testing, inspection or approval not included under Section 15.5.1, the Owner will instruct the Design-Builder to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Design-Builder shall give timely notice

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to the Owner of when and where tests and inspections are to be made so that the Owner may be present for such procedures. Such costs, except as provided in Section 15.5.3, shall be at the Owner's expense.

§ 15.5.3 If such procedures for testing, inspection or approval under Sections 15.5.1 and 15.5.2 reveal failure of the portions of the Work to comply with requirements established by the Design-Build Documents, all costs made necessary by such failure shall be at the Design-Builder's expense.

§ 15.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Design-Build Documents, be secured by the Design-Builder and promptly delivered to the Owner.

§ 15.5.5 If the Owner is to observe tests, inspections or approvals required by the Design-Build Documents, the Owner will do so promptly and, where practicable, at the normal place of testing.

§ 15.5.6 Tests or inspections conducted pursuant to the Design-Build Documents shall be made promptly to avoid unreasonable delay in the Work.

§ 15.6 Confidential Information
If the Owner or Design-Builder transmits Confidential Information, the transmission of such Confidential Information constitutes a warranty to the party receiving such Confidential Information that the transmitting party is authorized to transmit the Confidential Information. If a party receives Confidential Information, the receiving party shall keep the Confidential Information strictly confidential and shall not disclose it to any other person or entity except as set forth in Section 15.6.1.

§ 15.6.1 A party receiving Confidential Information may disclose the Confidential Information as required by law or court order, including a subpoena or other form of compulsory legal process issued by a court or governmental entity. A party receiving Confidential Information may also disclose the Confidential Information to its employees, consultants or contractors in order to perform services or work solely and exclusively for the Project, provided those employees, consultants and contractors are subject to the restrictions on the disclosure and use of Confidential Information as set forth in this Contract.

§ 15.7 Capitalization
Terms capitalized in the Contract include those that are (1) specifically defined, (2) the titles of numbered articles or (3) the titles of other documents published by the American Institute of Architects.

§ 15.8 Interpretation
§ 15.8.1 In the interest of brevity the Design-Build Documents frequently omit modifying words such as "all" and "any" and articles such as "the" and "an," but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

§ 15.8.2 Unless otherwise stated in the Design-Build Documents, words which have well-known technical or construction industry meanings are used in the Design-Build Documents in accordance with such recognized meanings.

§ 15.8.3 Insurance. The Design-Builder's Liability Insurance shall include all major divisions of coverage and be on a comprehensive basis including, without limitation:

.1 Premises/Operations, $2,000,000
.2 Workers Compensation, at statutory limits;
.3 Personal Injury Liability, $2,000,000 each occurrence;
.4 Commercial General Liability, $1,000,000 each occurrence, $2,000,000 general aggregate;
.5 Owned, non-owned and hired motor vehicles;
.6 Broad Form Property Damage, including Completed Operations, $1,000,000 each occurrence, $2,000,000 aggregate;
.7 Design-Builder Professional Liability. The Design-Builder shall maintain Professional Liability Insurance without design-build exclusions and with limits not less than $1,000,000 per claim, and $2,000,000 annual aggregate. Coverage shall be continued in effect for two year(s) after the Date of Substantial Completion. The

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professional liability policy shall have an effective date on or before the Design-Builder first starts to provide Project-related services.

.8 Umbrella/Excess Coverage, limits of $13,000,000 each occurrence and aggregate. Any liability insurance required hereunder may at Design-Builder's election be arranged under a single policy for the full limits agreed upon and required, or by a combination of underlying policies with the balance provided by an Excess or Umbrella Liability Insurance.

§ 15.8.4 Additional Insured

In addition to any other requirements the Design-Builder must include the Owner, any parent or affiliate of the owner (including but not limited to BrewDog plc, and BrewDog USA, Inc.), the Owner's Project Representative, and any institutional lender(s) providing financing for the Project as additional insureds under the CGL policy using ISO endorsement CG 20 10 11 85 or a substitute form(s) providing equivalent coverage.

§ 15.8.5 Builder's Risk Insurance

At all times during the Construction Phase or in which other construction work is in progress during Owner will procure and keep in force a policy of builder's risk insurance for the Project, with limits of not less than the GMP, or may ask Design-Builder to procure and maintain such policy. If the Owner holds the Builder's Risk Policy, Design-Builder agrees that if it, or any of its lower-tier subcontractors or suppliers, makes a claim against the Builder's Risk Policy, the party making the claim is responsible for paying the Policy Deductible.

§ 15.8.6 Design-Builders' Escrow Account

The Design-Builder shall utilize Stewart Title Agency, or any other nationally underwritten title agency located in Central Ohio, at its sole discretion, to set up an Escrow Account whereby Design-Builder shall deposit an amount equal to or in excess of any and all the then currently due invoices from any and all subcontractors as prescribed under contract with Design-Builder by a separate agreement for any and all work performed for the Project. Each subcontractor shall be instructed by such separate agreement to provide original lien waivers and itemized invoices to the title agency and such title agency shall be instructed to pay the amount authorized by Design-Builder, so long as such subcontractor provides the required items listed above to the title agency.

§ 15.8.7 Waiver of Subrogation. The Owner and Design-Builder waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect's consultants, separate contractors on the Project, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to any property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Design-Builder, as appropriate, shall require of their consultants, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall require wavier by endorsement or otherwise

ARTICLE 16 SCOPE OF THE AGREEMENT

§ 16.1 This Agreement is comprised of the following documents listed below:

.1 AIA Document A141™–2014, Standard Form of Agreement Between Owner and Design-Builder, as amended

.2 AIA Document A141™–2014, Exhibit A, Design-Build Amendment, if executed, and as amended

.3 AIA Document A141™–2014, Exhibit B, Insurance and Bonds

.4 AIA Document A141™–2014, Exhibit C, Sustainable Projects, if completed

.5 AIA Document E203™–2013, Building Information Modeling and Digital Data Exhibit, if completed, or the following:

.6 Other:

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This Agreement entered into as of the day and year first written above.

EXXCEL Project Management, LLC

9/24/15 By: 9/24/15

OWNER *(Signature)* **DESIGN-BUILDER** *(Signature)* Vern Taylor, Project Executive

Katie HamiltonDirector Business Development ~~F. Douglas ReardonPresident & CEO~~

(Printed name and title) *(Printed name and title)*

By: 9/24/15

Mike Norton, Executive Vice President

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Additions and Deletions Report for
AIA® Document A141™ – 2014

This Additions and Deletions Report, as defined on page 1 of the associated document, reproduces below all text the author has added to the standard form AIA document in order to complete it, as well as any text the author may have added to or deleted from the original AIA text. Added text is shown underlined. Deleted text is indicated with a horizontal line through the original AIA text.

Note: This Additions and Deletions Report is provided for information purposes only and is not incorporated into or constitute any part of the associated AIA document. This Additions and Deletions Report and its associated document were generated simultaneously by AIA software at 15:39:21 on 09/21/2015.

PAGE 1 9/24/15 9/24/15 KH 9/24/15

AGREEMENT made as of the ~~18~~ 24 day of September in the year 2015

...

BrewDog Columbus LLC
65 East State Street, Ste. 1800
Columbus, Ohio 43215

...

EXXCEL Project Management, LLC
328 Civic Center Drive
Columbus, OH

...

BrewDog Columbus Brewery Project (the "Project")

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TBD

PAGE 3

TBD

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TBD

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TBD

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1

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§ 7.1.1.1 The Owner designates Keith Bennet, its Special Projects Manager, as its "Senior Representative," who is authorized to bind the Owner with respect to all matters requiring Owner's approval or authorization. The Owner designates Donald P. McCarthy of McCarthy Consulting, LLC, as the "Owner's Project Representative."

.A The Owner's Project Representative will:

.1 assist the Owner with monitoring the project Budget;

.2 receive, upon request, copies of any contracts with trade Design-Builders and material and equipment suppliers;

.3 review the Design-Builders' development of a Contract Sum/GMP proposal for the Project;

.4 monitor the initial detailed Baseline Project Schedule;

.5 review the Project phasing plan;

.6 participate in weekly project meetings with the Design-Builder and others with an interest in the Project;

.7 monitor Project cost reports;

.8 monitor the detailed Construction Schedule;

.9 assist with the negotiation of all Change Orders;

.10 review and assist with the processing of applications for Payment and invoices;

.11 coordinate Requests for Information submitted to the Owner; and

.12 administer the contract between the Owner and Design-Builder as set forth in their Contract.

§ 7.1.1.2 Under no circumstances is the Owner's Project Representative authorized to:

.1 bind the Owner to any authorizations under, modifications of, or amendments to any contract in the excess of the sum of $10,000.00. (Owner's Senior Representative must approve all changes in excess of $10,000.00);

.2 accept any defective or nonconforming services, work, or vendor-furnished items;

.3 make any settlements on behalf of the Owner other than expressly permitted herein;

.4 order suspension of any Work, except in the event of an emergency affecting the safety of people or property;

.5 assume any responsibilities of the Design-Builder, the Design-Builder's Project Representative, trade Design-Builders, or material and equipment suppliers;

.6 take control or charge of or be responsible for the means, methods, techniques, sequences, or procedures in connection with any professional services; or

.7 take control or charge of or be responsible for the construction means, methods, techniques, sequences, procedures, or safety precautions and programs in connection with any Work.

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§ 8.2.1 If the Design-Builder is delayed at any time in the commencement or progress of the Work by an act or neglect of the Owner or of a consultant or separate contractor employed by the Owner; or by changes ordered in the Work by the Owner; or by labor disputes, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Design-Builder's control; or by delay authorized by the Owner pending mediation and binding dispute resolution or by other causes that the Owner determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as the Owner ~~may determine.~~ and Design-Builder agree is appropriate.

...

§ 8.2.4 Liquidated Damages
Design-Builder and Owner agree that time is of the essence of this Agreement, that the Project when completed will be a revenue generating enterprise for the Owner, and the Owner will suffer financial loss if the Work is not completed within the time(s) specified in the Contract, plus any extensions thereof for excusable delay hereunder including but not limited to delay due to lost weather in excess of the ten workdays set forth in the Contractors' original schedule for delay due to force majeure or other just cause for which the Design-Builder is entitled to a time extension under § 8.2.1. The parties also recognize the delays, expense, and difficulties involved in proving in a legal or arbitration proceeding the actual loss suffered by Owner if the Work is not completed on time. Accordingly, instead of requiring any such proof, Owner and Design-Builder agree that as liquidated damages for delay (but not as a penalty), Design-Builder shall pay to or credit the Owner $5,000.00 for each day that expires after the time for Substantial Completion, with such damages accruing until the Design-Builder reaches Substantial Completion. In addition to other rights that the Owner may have relative to liquidated damages, it may deduct the liquidated damages from the Contract Sum as the damages accrue. If payments then or thereafter due the Design-Builder are not sufficient to cover such amounts, the Design-Builder shall immediately pay the amount of the insufficiency to the Owner.

.1 **Liquidated Damages Grace Period.** For the purpose of calculating any liquidated damages hereunder, the parties agree that a grace period of ten (10) days shall be observed;

.2 **Extension to the Completion Date for Weather or Seasonal Conditions.** Delays caused by weather and seasonal conditions should be anticipated by Design-Builder in preparing its schedule for the work, and Design-Builder should ensure that it has accounted for such days in all schedules for the Work. Such "weather delays" will be considered as the basis for an extension of the Contract time only when (1) the Design-Builder's accepted Project Schedule depicts Work on the critical path and (2) the actual number of workdays lost exceeds the ten work days allotted by Contractor to account for weather during the winter months; and (3) the impacted work on the day in question was not pushed to that day by any previous fault of Design-Builder. The parties agree that for purposes of determining excusable delay due to unusual weather conditions a "weather day" is a workday on which weather or seasonable conditions reduced productivity by more than 50% on items of work on the critical path. Design-Builder agrees that weekends and holidays will not be considered as lost workdays by the Owner unless the Design-Builder normally works those days or unless the Owner has directed the Design-Builder to work those days. The Design-Builder agrees that at least once a month with each schedule update it will submit the dates and number of weather days in writing to the Owner's Project Representative and Owner's Senior Representative and if fails to do so at least once a month during the Project construction phase for the lost days in the preceding month, that it waives any right to additional time for the month in question.

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The Owner shall, within ~~seven~~ five (5) business days after receipt of the Design-Builder's Application for Payment, issue to the Design-Builder a Certificate for Payment indicating the amount the Owner determines is properly due, and notify the Design-Builder in writing of the Owner's reasons for withholding certification in whole or in part as provided in Section 9.5.1.

...

§ 9.6.2 The Design-Builder shall pay each Architect, Consultant, Contractor, and other person or entity providing services or work for the Design-Builder no later than the time period required by applicable law, but in no event more than ~~seven~~ fifteen (15) days after receipt of payment from the Owner the amount to which the Architect, Consultant, Contractor, and other person or entity providing services or work for the Design-Builder is entitled, reflecting percentages actually retained from payments to the Design-Builder on account of the portion of the Work performed by the Architect, Consultant, Contractor, or other person or entity. The Design-Builder shall, by appropriate agreement with each Architect, Consultant, Contractor, and other person or entity providing services or work for the Design-Builder, require each Architect, Consultant, Contractor, and other person or entity providing services or work for the Design-Builder to make payments to subconsultants and subcontractors in a similar manner.

PAGE 27

~~**If the Owner does not issue a Certificate for Payment, through no fault of the Design-Builder, within the time required by the Design-Build Documents, then the Design-Builder may, upon seven additional days' written notice to the Owner, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Design-Builder's reasonable costs of shut-down, delay and start-up, plus interest as provided for in the Design-Build Documents.**~~The parties acknowledge and agree that due to time being of the essence, in the event of a dispute between them, the Design-Builder will continue to work diligently to completion and the Owner shall continue to make payments in accordance with the Contract documents while the parties attempt in good faith to resolve the dispute.

...

§ 9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Design-Build Documents so that the Owner can occupy or utilize the Work for its intended use. The date of Substantial Completion is the date certified by the Owner in accordance with this ~~Section 9.8.~~Section 9.8, such date may not exceed the date the Owner receives a temporary certificate of occupancy.

PAGE 32

§ 12.1 ~~Drawings, specifications, and other documents furnished by the Design-Builder, including those in electronic form, are Instruments of Service. The Design-Builder, and the Architect, Consultants, Contractors, and any other person or entity providing services or work for any of them, shall be deemed the authors and owners of their respective Instruments of Service, including the Drawings and Specifications, and shall retain all common law, statutory and other reserved rights, including copyrights. Submission or distribution of Instruments of Service to meet official regulatory requirements, or for similar purposes in connection with the Project, is not to be construed as publication in derogation of the reserved rights of the Design-Builder and the Architect, Consultants, and Contractors, and any other person or entity providing services or work for any of them.~~
Except as provided under Section 12.2, the Owner alone owns the Instruments of Service and every right, title, and interest in the Instruments of Service.

~~**§ 12.2** The Design-Builder and the Owner warrant that in transmitting Instruments of Service, or any other information, the transmitting party is the copyright owner of such information or has permission from the copyright owner to transmit such information for its use on the Project.~~

~~**§ 12.3** Upon execution of the Agreement, the Design-Builder grants to the Owner a limited, irrevocable and non-exclusive license to use the Instruments of Service solely and exclusively for purposes of constructing, using, maintaining, altering and adding to the Project, provided that the Owner substantially performs its obligations, including prompt payment of all sums when due, under the Design-Build Documents. The license granted under this section permits the Owner to authorize its consultants and separate contractors to reproduce applicable portions of the Instruments of Service solely and exclusively for use in performing services or construction for the Project. If the Design-Builder rightfully terminates this Agreement for cause as provided in Section 13.1.4 or 13.2.1 the license granted in this Section 12.3 shall terminate.~~

~~**§ 12.3.1** The Design-Builder shall obtain non-exclusive licenses from the Architect, Consultants, and Contractors, that will allow the Design-Builder to satisfy its obligations to the Owner under this Article 12. The Design-Builder's licenses from the Architect and its Consultants and Contractors shall also allow the Owner, in the event this Agreement is terminated for any reason other than the default of the Owner or in the event the Design-Builder's Architect, Consultants, or Contractors terminate their agreements with the Design-Builder for cause, to obtain a limited, irrevocable and non-exclusive license solely and exclusively for purposes of constructing, using, maintaining, altering and adding to the Project, provided that the Owner (1) agrees to pay to the Architect, Consultant or Contractor all amounts due, and (2) provide the Architect, Consultant or Contractor with the Owner's written agreement to indemnify and hold harmless the Architect, Consultant or Contractor from all costs and expenses, including the cost of defense, related to claims and causes of action asserted by any third person or entity to the extent such costs and expenses arise from the Owner's alteration or use of the Instruments of Service.~~

~~**§ 12.3.2** In the event the Owner alters the Instruments of Service without the author's written authorization or uses the Instruments of Service without retaining the authors of the Instruments of Service, the Owner releases the Design-Builder, Architect, Consultants, Contractors and any other person or entity providing services or work for any of them, from all claims and causes of action arising from or related to such uses. The Owner, to the extent permitted by law, further agrees to indemnify and hold harmless the Design-Builder, Architect, Consultants, Contractors and any other person or entity providing services or work for any of them, from all costs and expenses, including the cost of defense, related to claims and causes of action asserted by any third person or entity to the extent such costs and expenses arise from the Owner's alteration or use of the Instruments of Service under this Section 12.3.2. The terms of this Section 12.3.2 shall not apply if the Owner rightfully terminates this Agreement for cause under Sections 13.1.4 or 13.2.2.~~

§ 12.1.1 Owner grants to the Design-Builder and its consultants a non-exclusive, royalty-free license to copy, reproduce, distribute, and otherwise use the Instruments of Service in relation to the performance of the Design-Builder's services.

§ 12.2 Section 12.1 does not apply to standard details and specifications regularly used by the Design-Builder or any of its consultants in its normal course of business that are included in the Instruments of Service. The Design-Builder and its consultants grant to the Owner an irrevocable, non-exclusive, perpetual, freely assignable, and royalty-free license to copy, reproduce, distribute, and otherwise use those standard details and specifications for all Project-related purposes such as but not limited to owning, financing, constructing, testing, commissioning, decommissioning, using, operating, maintaining, repairing, modifying, selling, obtaining insurance for, and obtaining permits for the Project before, during, and after termination or completion of this Agreement.

§ 12.3 The Design-Builder shall execute and deliver and cause its employees and agents and all of its consultants to execute and deliver, to the Owner any transfers, assignments, documents, or other instruments (if any) necessary to vest in the Owner complete right, title, interest in and ownership of all of the Instruments of Service under Section 12.1 and the license described under Section 12.2.

§12.4 The Design-Builder and its consultants may retain copies, including reproducible copies of Instruments of Service for information, reference, and the performance of their respective services.

§ 12.5 The submission or distribution of Instruments of Service to meet official regulatory requirements or for similar purposes in connection with the Project is not to be construed as publication in derogation of the Owner's reserved rights in the Instruments of Service. Any unauthorized use of the Instruments of Service will be at the sole risk of the entity making the unauthorized use of the Instruments of Service.

...

§ 13.1.1 ~~If the Owner fails to make payments to the Design-Builder for Work prior to execution of the Design-Build Amendment in accordance with this Agreement, such failure shall be considered substantial nonperformance and cause for termination or, at the Design-Builder's option, cause for suspension of performance of services under this Agreement. If the Design-Builder elects to suspend the Work, the Design-Builder shall give seven days' written notice to the Owner before suspending the Work. In the event of a suspension of the Work, the Design-Builder shall have no liability to the Owner for delay or damage caused by the suspension of the Work. Before resuming the Work, the Design-Builder shall be paid all sums due prior to suspension and any expenses incurred in the interruption and resumption of the Design-Builder's Work. The Design-Builder's compensation for, and time to complete, the remaining Work shall be equitably adjusted.~~Notwithstanding anything to the contrary in the Contract Documents, Design-Builder agrees that Owner in its absolute discretion shall have the right to terminate Design-Builder for convenience at any point and for any reason at all, including but not limited to Design-Builder and Owner are unable to agree upon a Design, Owner's failure to close on the property in time to allow construction to commence to meet Owner's schedule, Owner's failure to obtain funding for the Project, or Design-Builder's failure and in such case Owner shall have absolutely no further liability beyond its obligation to pay for the reasonable value of Design-Builder's preliminary design services rendered prior to such termination plus payments for costs incurred in performance of the Work up to the date of such termination and reimbursement for actual expenses of the reasonable costs incurred by Design-Builder arising out of such termination to cancel or terminate any such material orders, subcontracts, and related commitments. In that event, Design-Builder shall cooperate with Owner and provide any Instruments of Service and work product Owner paid for to Owner without any further charge or expense and Design-Builder expressly warrants and represents that it shall make no claim against Owner for any damages or relief of any nature if Owner so terminates this Agreement.

13.1.1.2 Termination after completion of preliminary design and before commencement of Construction. After completion of the initial preliminary schematic design, the Design-Builder shall meet with the Owner to review the design and proposed Guaranteed Maximum Price (the "Proposed GMP"). If the Owner or Design-Builder discover any inconsistencies or inaccuracies in the information presented, they shall promptly notify the other party and the Design-Builder shall make appropriate adjustments to the Contract Price proposal, its basis, or both. Notwithstanding anything to the contrary in the Contract Documents, if Owner is not comfortable with the proposed Contract Price, Owner may exercise its discretion to require additional changes or to terminate this Agreement at no cost or liability to Owner except that Design-Builder shall be reimbursed for its reasonable costs incurred in preparing the initial preliminary design. At that time, Owner may elect to proceed in whatever fashion it deems advisable, including not to perform the Work, or to utilize another Design-Builder to design, perform or complete the Work, and utilize the preliminary design all without incurring liability to the Design-Builder.

PAGE 35

§ 14.1.6.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated, and had an adverse effect on the scheduled construction. For purposes of this agreement, the definition set forth in Article 8.2.4.2 is agreed to set forth the parties agreement on what constitutes excusable delay due to weather during the construction period.

PAGE 36

~~The Design-Builder and Owner waive Claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes~~

~~.1 damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and~~

~~.2 damages incurred by the Design-Builder for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work.~~

~~This mutual waiver is applicable, without limitation, to all consequential damages due to either party's termination in accordance with Article 13. Nothing contained in this Section 14.1.7 shall be deemed to preclude an award of liquidated damages, when applicable, in accordance with the requirements of the Design-Build Documents.~~Deleted.

PAGE 39

§ 15.8.3 Insurance. The Design-Builder's Liability Insurance shall include all major divisions of coverage and be on a comprehensive basis including, without limitation:

.1 Premises/Operations, $2,000,000
.2 Workers Compensation, at statutory limits;
.3 Personal Injury Liability, $2,000,000 each occurrence;
.4 Commercial General Liability, $1,000,000 each occurrence, $2,000,000 general aggregate;
.5 Owned, non-owned and hired motor vehicles;
.6 Broad Form Property Damage, including Completed Operations, $1,000,000 each occurrence, $2,000,000 aggregate;
.7 Design-Builder Professional Liability. The Design-Builder shall maintain Professional Liability Insurance without design-build exclusions and with limits not less than $1,000,000 per claim, and $2,000,000 annual aggregate. Coverage shall be continued in effect for two year(s) after the Date of Substantial Completion. The professional liability policy shall have an effective date on or before the Design-Builder first starts to provide Project-related services.
.8 Umbrella/Excess Coverage, limits of $13,000,000 each occurrence and aggregate. Any liability insurance required hereunder may at Design-Builder's election be arranged under a single policy for the full limits agreed upon and required, or by a combination of underlying policies with the balance provided by an Excess or Umbrella Liability Insurance.

§ 15.8.4 Additional Insured
In addition to any other requirements the Design-Builder must include the Owner, any parent or affiliate of the owner (including but not limited to BrewDog plc, and BrewDog USA, Inc.), the Owner's Project Representative, and any institutional lender(s) providing financing for the Project as additional insureds under the CGL policy using ISO endorsement CG 20 10 11 85 or a substitute form(s) providing equivalent coverage.

§ 15.8.5 Builder's Risk Insurance
At all times during the Construction Phase or in which other construction work is in progress during Owner will procure and keep in force a policy of builder's risk insurance for the Project, with limits of not less than the GMP, or may ask Design-Builder to procure and maintain such policy. If the Owner holds the Builder's Risk Policy, Design-Builder agrees that if it, or any of its lower-tier subcontractors or suppliers, makes a claim against the Builder's Risk Policy, the party making the claim is responsible for paying the Policy Deductible.

§ 15.8.6 Design-Builders' Escrow Account

The Design-Builder shall utilize Stewart Title Agency, or any other nationally underwritten title agency located in Central Ohio, at its sole discretion, to set up an Escrow Account whereby Design-Builder shall deposit an amount equal to or in excess of any and all the then currently due invoices from any and all subcontractors as prescribed under contract with Design-Builder by a separate agreement for any and all work performed for the Project. Each subcontractor shall be instructed by such separate agreement to provide original lien waivers and itemized invoices to the title agency and such title agency shall be instructed to pay the amount authorized by Design-Builder, so long as such subcontractor provides the required items listed above to the title agency.

§ 15.8.7 Waiver of Subrogation. The Owner and Design-Builder waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect's consultants, separate contractors on the Project, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to any property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Design-Builder, as appropriate, shall require of their consultants, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall require wavier by endorsement or otherwise

PAGE 40

.1 AIA Document A141™–2014, Standard Form of Agreement Between Owner and ~~Design-Builder~~Design-Builder, as amended

.2 AIA Document A141™–2014, Exhibit A, Design-Build Amendment, if ~~executed~~executed, and as amended

PAGE 41

Katie Hamilton 9/24/15

Katie HamiltonDirector Business Development

EXXCEL Project Management, LLC

By: [signature] 9/24/15

Vern Taylor, Project Executive

~~F. Douglas Reardon President & CEO~~

By: [signature] 9/24/15

Mike Norton, Executive Vice President

14

Certification of Document's Authenticity

AIA® Document D401™ – 2003

I, Eric B. Travers, Esq., hereby certify, to the best of my knowledge, information and belief, that I created the attached final document simultaneously with its associated Additions and Deletions Report and this certification at 15:39:21 on 09/21/2015 under Order No. 2044293056_1 from AIA Contract Documents software and that in preparing the attached final document I made no changes to the original text of AIA® Document A141™ – 2014, Standard Form of Agreement Between Owner and Design-Builder, as published by the AIA in its software, other than those additions and deletions shown in the associated Additions and Deletions Report.

____

(Signed)

____

(Title)

____

(Dated)

1

ESAU & HUEBER

ESAU & HUEBER GmbH

86523 / Postfach 1330
86529 / Kapellenweg 10
Schrobenhausen

Tel.: +49 8252 8985-0
Fax: +49 8252 8985-85
Email: info@esau-hueber.de
Internet: www.esau-hueber.de

ESAU & HUEBER GmbH PF 1330 86523 Schrobenhausen

BrewDog Brewing Company LLC

Mr. Martin Dickie

Columbus, Ohio

United States of America

Acknowledgement of Order: Nr.: 15 – 101175

KUNDE / CUSTOMER:	PROJEKT-NR.:	DATUM / DATE:
10498	**26320**	**24th of November 2015**
ANFRAGE / INQUIRY:	DATUM / DATE:	BEARBEITER / PERSON IN CHARGE
Morag Thomas / Martin Dickie	28th of November 2015	**Johannes Pfennig /-47** johannes.pfennig@esau-hueber.de

Quotation BrewDog US Brewery 200hl

Dear Martin, dear Morag,

Thank you very much for your appreciated order for your new US Brewery based in Canal Winchester, Ohio.

We are pleased to submit the following order acknowledgement including all changes made during the recent meetings.

We assure you a first quality performance in delivering the project to you.

Best regards

Peter Amler i.V. Johannes Pfennig

Esau & Hueber GmbH

LGA InterCert Zertifiziertes UM-System DIN EN ISO 14001:2009
LGA InterCert Zertifiziertes QM-System DIN EN ISO 9001:2008

ESAU & HUEBER GmbH
D-86523 Schrobenhausen, Postfach 13 30
D-86529 Schrobenhausen, Kapellenweg 10

Tel.: ++49-(0)8252-8985-0
Fax: ++49-(0)8252-8985-85

GESCHÄFTSFÜHRUNG
Dipl.-BW(FH) Christoph Sedlaczek
Peter Amler

info@esau-hueber.de
www.esau-hueber.de

SITZ DER GESELLSCHAFT
86529 Schrobenhausen
REGISTERGERICHT
Ingolstadt HRB 100697
Ust.-Id. Nr.: DE 128587132
Steuer-Nr.: 124/125/80816

1

List of content

Item 1 Malt Handling and Milling

  1.1 Malt reception by blower truck
  1.2 Malt silo plant
  1.3 Wet milling plant, 20 to/h
  1.4 Special malt handling 4,0 t/h
  1.5 Set of evaluation units

Item 2 Brewhouse Vessels

  2.1Mash conversion vessel
  2.2Lauter tun
  2.3Pre-run vessel
  2.4Wort kettle
  2.5Whirlpool

Item 3 Equipment for the Brewhouse Vessels

  3.1Spent grain silo plant
  3.2External wort boiler
  3.3Vapour condenser for water heating
  3.4Wort pre-cooler
  3.5Dosing and mixing vessels
  3.6Pumps for the brewhouse
  3.7Mechanical parts for the brewhouse
  3.8Electrical measurement for the brewhouse
  3.9Working platform and staircase

Item 4 Wort Cooling and Aeration

  4.1 Wort cooling unit
  4.2 Wort aeration unit Turbo Air

Item 5 Water Household for the complete Brewery

  5.1Tank for ambient water household
  5.2Tank for hot water household
  5.3Mechanical parts for the water household
  5.4Pump stations for the water household
  5.5Electrical measurement for the water household
  5.6Pre-treatment for the water household

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

Item 6 Water De-aeration plant

Item 7 CIP-plant for the Brewhouse

  7.1 Tanks for the CIP-plant
  7.2 Mechanical parts for the CIP-plant
  7.3 Pumps for the CIP-plant
  7.4 Electrical measurement for the CIP-plant

Item 8 CIP-plant for the Cold Block

  8.1 Tanks for the CIP-plant
  8.2 CIP equipment
  8.3 Valves for the CIP-plant
  8.4 Measurement for the CIP-plant

Item 9 Yeast Management Center

  9.1 1 Propagation tank
  9.2 5 Yeast storage tanks
  9.3 Valve Manifolds
  9.4 Sterile air equipment
  9.5 Aeration equipment
  9.6 Glycol supply
  9.7 Harvest Yeast cooler
  9.8 1 Wort sterilization tank
  9.9 1 Waste yeast tank
  9.10 Panel for waste yeast tank

Item 10 Fermentation Tanks

Item 11 Equipment for the Fermentation Tanks

Item 12 Filter Area

  12.1 Filter
  12.2 Buffer tank
  12.3 Beer cooler

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

Item 13 Bright Beer Tanks

Item 14 Equipment for the Bright Beer Tanks

  13.1 Equipment for the BBTs
  13.2 Gas supply
  13.3 Piping fence equipment
  13.4 Filter piping

Item 15 Carbonation System TurboCarbo

Item 16 Dry hopping plant

Item 17 Beer Separator

Item 18 Overall Media Piping

Item 19 Electronic Control

  17.1 Control hardware for the brewhouse
  17.2 Control hardware for the cold block
  17.3 Braumat control system for the brewhouse
  17.4 Braumat control system for the cold block

Item 20 Associated items

  18.1 Engineering
  18.2 Assembling material and pneumatic material
  18.3 Assembling and installation on site
  18.4Cables, wiring material, cable trays
  18.5 Electrical installation on site
  18.6 Commissioning and training
  18.7 Documentation
  18.8 Packaging material and packing

Contract price EUR 8.750.000,--

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

Technical description

Item 1	Malt handling and milling
1.1	Malt reception by truck 12 - 15 t/h It is agreed that the trucks are equipped with their own blower
1.2	Silo plant
1.2.1	3	Round steel silos
(each for 60 t of malt)
The US manufactured silos welded in one piece, ready assembled with supplier decals.
Dimensions: (approx.)
diameter: 3,96 m
overall height: 12,45 m
clearance: 0,91 m
outlet opening Ø 0,46 m
hopper slope 55º
roof cone 10º

Including:

  1 Ø25" bolt on peak lid for each silo
  1 side access ladder
  1 silo filling pipe Ø4" for each silo with 2 elbows 90º
  1 vent line 8in (exhaust air) with filter sock for each silo
  1 manhole 22in Triple Latch Lid for each silo
  3 crosswalks 2'x 4'
  1 ladder with safety cage (bin sidewall) for top access 25'

Silo material:
Carbon steel ASTM 1011 (HRPO)
Chemical washed prior to painting/powder coating with Epoxy based Air White paint interior (2 part)
with Epoxy based Air White paint exterior (primer/top coat enamel, thickness 100 - 130µm)
Seismic Code: IBC Wind Code: ASCE 7-05 Wind load: 90
Snow load: 15.120
The required anchor plates to be set in concrete: to be delivered locally by customer.(civil construction company).

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

1.2.2	1	Set of equipment parts consisting of:
		3	Silo filling guards (full-status signal) - with mounting plate
		3	Silo filling guards (empty-status signal) - with mounting plate
		3

Silo outlet slides
- capacity 4 t/h malt
- galvanized construction,
- pneumatically operated
- with double-acting cylinder
- 5/2-way solenoid valve
- 2 limit switches
- integrated capacity regulation slide, manually adjustable
- as well as transition pieces
- convenient to the outlet section of bin.

1.3		Wet milling plant 20,0 t/h
1.3.1	1	Chain conveyor 12/26 or comparable of bolted steel sheet, galvanized.

The anchor station
- with reinforcement of angle iron
- with double spindle tensioning device.
The driving station
- with engine bracket.
The conveyor trough
- with exchangeable wearing strips.
The conveyor chain
- with hardened and grinded bolts and bushes
- with wipers of synthetic material - bolted to it.
Other equipment features:
- with chain cleaning at the outlet
- with three-phase motor with heating
- with speed control
- with elastic coupling
- with intake
- with final outlet
- with congestion-controlled switch

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

Technical data:
Model: 12/26 or comparable
Capacity: 4,0 t/h
Product: malt
Width of trough: 120 mm
Height of trough: 260 mm
Total length: 20 m
Double bottom: under each silo outlet
Speed of chain: 0,5 m/s.
Drive: N = 0,55 kW/frequency regulated
Number of inlets: 4
		Number of outlets: 1
1.3.2	1	Pipe chain conveyor RKF90 or comparable Capacity: 4,0 t/h malt The conveyor does consist of:
1 3 4 2 3 1 3 2 55	Driving station 90º
? with chain tensioning device
? with geared motor 2,2 kW vertical fitting position.
Reversing stations 90º, vertical
Reversing stations 90º, horizontal
Reversing stations 180º, horizontal
Chain locks
Viewing port
Inlets
Outlet with pneumatically operated slide
Linear meters of conveying pipe, complete with conveying chain and conveying disks of synthetic material,
? with speed monitoring
			? with holding components
1.3.3	1	Bag intake (special malt) of steel sheet construction, lacquered with grating for foreign particles incl.:
		1 1	Outlet slide Lacquered, manually operated Spot filter At site compressed air with 6 bar, ca. 0,3 Nm3/h, dry and oil free, is necessary for cleaning.

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

1.3.4		Wet mill (manufacturer: GEA or comparable), with:
		capacity: consisting of:	20.000 kg/h Fluctuation plus/minus 7%, depending on the malt quality
1	steeping conditioning chute
the construction is maintenance-free as it does not contain any movable parts. The chute ensures an increase in the percentage of water in the husks by approx. 15 % and leads to a coarse grist. The false bottom load of the lauter tun can be significantly increased.
constructional details:
		(1)	casing material: stainless steel AISI 304 height: 1.250 mm breadth 1.300 mm with flanged joint for installation between mill and malt hopper.
		(1)	sight glass - local for controlling the malt flow through the conditioning chute
		(1)	steeping liquor dosing device made of stainless steel, reaching over the entire breadth of the conditioning chute, for equal distribution of moisture on the grain by means of the gush principle
		(4)	spray balls for cleaning the steeping conditioning chute with water or caustic
		(1)	sampling device at the outlet of the steeping conditioning chute for checking the achieved degree of steeping.
	1	holding device for rollers incl. substructure made of stainless steel AISI 304, welded construction
	1	feed roller made of stainless steel AISI 304, with maintenance-free bearing application, guarantees equal feeding of malt
	1	gear motor for driving the feed roller, frequency controlled motor: 2,2 kW speed: 45 - 90 rpm
	2	wear jaws made of polyethene, adjustable from outside

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

2	crushing rollers
made of special cast chrome nickel steel, quality Y, with special grooving. The distance between the rollers is continuously adjustable.
length: 1.303 mm
diameter: 420 mm
shape: cylindrical
2	drive motors for driving the crushing rollers. One motor is equipped with a frequency controller, th other motor with a soft starter. motor: 30,0 kW each speed: 1.460 rpm
1	grist water feeding and dosing device made of stainless steel AISI 304
1	hinged sight glass size: 700 x 400 mm with stainless steel frame and special sealing.
1	mash hopper made of stainless steel
1	thick matter mash pump, frequency controlled with safety water connection for emergency lubrication capacity: 800 hl/h motor: 15,0 kW speed: 300 rpm
1	manual stop switch
1	manual emergency switch with pad-lock
4	butterfly valves DN 40, pneumatically actuated with proximity switch and opening limit
2	butterfly valves DN 80, pneumatically actuated with proximity switch and opening limit
2	shut-off valves DN 20, pneumatically actuated with proximity switch and opening limit
1	butterfly valve DN 80, manually operated
1	ball-cock valve DN 20, manually actuated
1	non-return valve DN 80

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

1	malt inlet hopper, also used for weighing of the malt charge total capacity: 116 hl
diameter: 2.250 mm
total height: 4.280 mm
filling charge: max. 5.980 kg
material: stainless steel AISI 304
equipment:
		(1) (1) (1) (1) (1)	access door vacuum flap spraying device for cleaning ladder holder set of sockets for pipes, fittings and measuring devices
	1	connector of the malt hopper to the wet mill, made of stainless steel, with DN 200 inlet slide valve, equipment for cleaning and all needed rubber bellows
	1	support for the malt hopper, made of primed mild steel
	1	set of fittings, measurement devices, inclusive 2 water mixing devices, consisting of 4 regulation valves, 2 inductive flowmeters and 2 Pt 100
	1	Weighing system for the grist bin - weighing unit - 4 load cells - protection: IP 67 - weighing indicator .
1.3.5	1	Substructure for the malt hopper on top of the wet mill
1.3.6	1	Set of pipe components, consisting of:
- product run pipes, coated RAL 7032 (pebble grey)
- pipe bends
- transition pieces
- flanges
Earthing material
- only by Künzel plant
- main connection by scope
Material of compressed air supply
- only for Künzel plant
- main connection by customer
Mash pipe, stainless steel, to the mash kettle

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

1.4		Special malt handling
1.4.1	5	Big bag dischargers each consisting of:
1 1 1 1 1 1	coated carbon steel frame
complete with discharge hopper and mobile cross bar for lifting of filled up big bags by an electrical chain hoist into the discharger hopper with electric vibrator (0,1 kW) as material discharge aid
T-Beam (HEB200 or comparable) for the travelling crane
electrical operated chain hoist with travelling crane
empty status signal
manual operated outlet slide
rotary valve ZRD250 or comparable
- capacity 5 tons/h malt resp. flakes
- pressure-shock-proof and flame-puncture-proof,
- with motor 0,75 kW, frequency regulated
- with connection pieces.
		- with speed monitoring
1.4.2	1	Pipe chain conveyor RKF90 or comparable Capacity: 4,0 t/h Conveying height: about 5 m The conveyor does consist of:
1 3 4 2 2 1 5 1 45	Driving station
with chain tensioning device
with geared motor 2,2 kW
vertical fitting position.
Reversing stations 90º, vertical
Reversing stations 90º, horizontal
Reversing stations 180º, horizontal
Chain locks
Viewing port
Inlets
Outlets without slide
Linear meters of pipe chain conveyor conveying pipe complete with conveying chain with conveying disks of synthetic material,
		- with holding components
1.4.3	1	Set of pipe components consisting of: - product run pipes, coated RAL 7032 (pebble grey) - pipe bends - transition pieces - flanges

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

Earthing material - only by Kunzel plant - main connection by scope Material of compressed air supply - main connection by customer
1.5	Set of evaluation units consisting of:
	7	Monitoring modules For the PLC-independent supervision of the safety devices of the chain conveyors, screw conveyors and elevators. With hardware interlock output for the drive.
Item 2	Brewhouse Vessels, manufactured by Esau & Hueber
2.1	Mash Conversion Vessel (MCV), with:
	dimensions: max. volume: min. volume: total volume: inner diameter: diameter with insulation: height of cylinder:	200 hl 20 hl 220 hl 3.400 nm 3.600 nm 2.000 nm
	heating surface: lower bottom: cylindrical part:	approx. 8,5 m?, templates approx. 12,8 m?, templates
heating surface is designed to guarantee a heating rate of 1 K/min from 65 ºC to 77 ºC with steam of 1,0 baru
	construction: upper bottom: lower bottom: cylinder:	conical with an inner angle of 140º stainless steel AISI 304, 3,0 mm conical with an inner angle of 140º stainless steel AISI 304, 4,0 mm stainless steel AISI 304, 3,0 mm bottom and cylinder with all connections for fittings and measuring devices.
The top cover is welded with the kettle and protects the insulation of the cylindrical part, so wet cleaning is possible.
All surfaces and weldings pickled and passivated, weldings inside grinded, processing 2B/IIIc (N), outer surface of cylinder and top bottom round grinded

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

All piping leading downward inside the insulation and connected to the system pipework below the inspection level. The delivery of the kettle will be in one piece.

equipment:

1 stack socket DN 250 in the conical hood

1 stack pipe DN 250, stainless steel, approx. 10 m, with penetration of ceiling and external hood bird grating and rain protection

1 condensate collecting ring in the conical hood

1 draining pipe DN 25

1 manhole DN 500 with sight glass with BrewDog-logo, with 4 star handles

1 interior lightning, lampshade removable from outside, 24 V / 50 W, protection class IP 54, according of the specifications of the VDE

4 pipe feet in stainless steel, with height adjustable flange plates

1 spray ring for cleaning of the kettle with water and chemicals, stainless steel pipe with 3 special spray balls

1 inlet for mash DN 150 from wet will to the outlet cup (bottom)

1 outlet cup DN 500

1 outlet socket DN 150 with flange

1 agitator, stainless steel AISI 304 with hub, shaft, and shaft lead through. The agitator is driven by a worm gear with frequency controlled motor, 7,5 kW to also proceed thick mashes

1 insulation of the cylindrical part, the top and the bottom with 100 mm chloride free mineral wool and cladding with 1,0 mm stainless steel sheets, top cover and cylinder industrial grinded, and 0,7 mm stainless steel sheets, crimped and bolted at the lower part of the cylinder

3 sockets for electronically thermometer Pt 100, overboil preventer and content measuring device

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

2.2	Lauter Tun, with:
	dimensions: total volume: net volume: inner diameter: diameter with insulation: height of cylinder: lauter area: false bottom load:	385 hl max. 210hl 5.200 mm 5.400 mm 1.500 mm approx. 21,24 m? 189 kg/m? with a grist load of 4.000 kg
	construction: upper bottom: lower bottom: cylinder:	conical with an inner angle of 140º stainless steel AISI 304, 3,0 mm flat bottom stainless steel AISI 304, 10,0 mm stainless steel AISI 304, 3,0 mm

Bottom and cylinder with all connections for fittings and measuring devices. The top cover is welded with the kettle and protects the insulation of the cylindrical part, so wet cleaning is possible.

All surfaces and weldings pickled and passivated, weldings inside grinded, processing 2B/IIIc (N), outer surface of cylinder and top bottom round grinded #4.

All piping leading downward inside the insulation and connected to the system pipework below the inspection level.

Substructure made of I-beams, made from mild steel, 3-fold painted and plastic- layered, fixed to the bottom by carrier and resting on a supporting layer. These are carried by 4 vertical supports bolded to the foundation with plates.

The delivery of the lauter tun will be in one piece.

Equipment:

1 stack socket DN 250 in the conical hood

1 stack pipe DN 250, stainless steel, approx. 10 m, with penetration of ceiling and external hood bird grating and rain protection

1 condensate collecting ring in the conical hood

1 draining pipe DN 25

1 manhole DN 500 with sight glass with BrewDog-logo, with 4 star handles

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

1	interior lightning, lampshade removable from outside, 24 V / 50 W, protection class IP 54, according of the specifications of the VDE
4	pipe feet in stainless steel, with height adjustable flange plates
1	spray ring for cleaning of the kettle with water and chemicals, stainless steel pipe with 3 special spray balls
1	false bottom, stainless steel AISI 304. The false bottom is milled with slits 0,7 x 72 mm and partition 10 mm. The penetration surface is approx. 12,6%. Thickness of the false bottom is 10 mm.
37	special spray jets for cleaning of the lauter floor, stainless steel AISI 316
1	sparging system, consisting of pipe ring with special spray nozzles
1	raking machine with 4 arms completely made in stainless steel, Raking machine should not fall in to the mash thickness of the arms: 150 mm material: AISI 304 number of knives: 23
1	shaft guide made from stainless steel AISI 304
1	spent grain bar, automatically actuated
35	special designed conical outlets DN 150/25 for the lauter wort to the collecting system
1	lauter wort collection ring. The design guarantees oxygen-free lautering, low pressure loss, a non-sucking lautering, and a homogenous wash-out of the extract during sparging over the complete lauter area
4	mash inlets with special inlet valves DN 125 through the false bottom
2	spent grain outlets DN 500 with gear-driven spent grain flap
1	special drive for the raking machine with motor, frequency controlled, for mixing, cutting and spent grain removal with 7,5 kW
1	lifting unit for the lifting of the raking machine, also during rotating. The lifting unit is flanged to the gear box of the lauter tun.

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

1	insulation of the cylindrical part, the top and the bottom with 100 mm chloride free mineral wool and cladding with 1,0 mm stainless steel sheets, top cover and cylinder industrial grinded, and 0,7 mm stainless steel sheets, crimped and bolted at the lower part of the cylinder
5	sockets for electronic thermometer Pt 100, full / empty probes, and differential pressure measuring device
1	spent grain bunker underneath lauter tun, made completely from stainless steel, with spent grain pump feeding, spray head and empty probe. The bunker is fed by the shaft from the spent grain outlets installed at the lauter tun. Capacity is spent grain from one brew (total content: approx. 7 m3).
1	spent grain pump type: eccentric spindle pump capacity: 120 kg/min (7 to./h) spent grain pipe: DN 125, stainless steel
2.3	Pre-run vessel, with:
	dimensions: net volume: total volume: inner diameter: diameter with insulation: height of cylinder:	245 hl 275 hl 3.200 mm 3.400 mm 3.000 mm
Prerun vessel will be equipped with chimney
	construction: upper bottom: lower bottom: mm cylinder:	conical with an inner angle of 140º stainless steel AISI 304, 3,0 mm conical with an inner angle of 140º stainless steel AISI 304, 5,0 stainless steel AISI 304, 3,0 mm
Bottom and cylinder with all connections for fittings and measuring devices. The top cover is welded with the kettle and protects the insulation of the cylindrical part, so wet cleaning is possible.
All surfaces and welding pickled and passivated, welding inside grinded, processing 2B/IIIc (N), outer surface of cylinder and top bottom round grinded #4.
All piping leading downward inside the insulation and connected to the system pipework below the inspection level.
The delivery of the pre-run vessel will be in one piece.

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

1	equipment: stack socket DN 250 in the conical hood
1	stack pipe DN 250, stainless steel, approx. 10 m, with penetration of ceiling and external hood bird grating and rain protection
1	condensate collecting ring in the conical hood
1	draining pipe DN 25
1	manhole DN 500 with sight glass with BrewDog-logo, with 4 star handles
1	interior lightning, lampshade removable from outside, 24 V / 50 W, protection class IP 54, according of the specifications of the VDE
4	pipe feet with height adjustable flange plates
1	spray ring with 3 spray heads for cleaning of the kettle with water and chemicals
1	inlet DN 65
1	outlet DN 200
1	insulation of the cylindrical part, the top and the bottom with 100 mm chloride free mineral wool and cladding with 1,0 mm stainless steel sheets, top cover and cylinder industrial grinded, and 0,7 mm stainless steel sheets, crimped and bolted at the lower part of the cylinder
2	sockets for full / empty probes
2.4	Wort Kettle, with:
	dimensions: net volume: total volume: inner diameter: diameter with insulation: height of cylinder: construction: upper bottom:	280 hl 307 hl 3.800 mm 4.000 mm 2.250 mm conical with an inner angle of 140º stainless steel AISI 304, 3,0 mm

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

lower bottom: cylinder:	conical with an inner angle of 140º stainless steel AISI 304, 5,0 mm stainless steel AISI 304, 3,0 mm

Bottom and cylinder with all connections for fittings and measuring devices. The top cover is welded with the kettle and protects the insulation of the cylindrical part, so wet cleaning is possible.

All surfaces and welding pickled and passivated, welding inside grinded, processing 2B/IIIc (N), outer surface of cylinder and top bottom round grinded #4.

All piping leading downward inside the insulation and connected to the system pipework below the inspection level.

The delivery of the kettle will be in one piece.

Equipment:
1	stack socket DN 300 in the conical hood
1	stack pipe DN 300, stainless steel, approx. 10 m, with penetration of ceiling and external hood bird grating and rain protection
1	condensate collecting ring in the conical hood
1	draining pipe DN 25
1	manhole DN 500 with sight glass with BrewDog-logo, with 4 star handles
1	interior lightning, lampshade removable from outside, 24 V / 50 W, protection class IP 54, according of the specifications of the VDE
4	pipe feet in stainless steel, with height adjustable flange plates
1	spray ring for cleaning of the kettle with water and chemicals, stainless steel pipe with 3 special spray balls DN 25 for the kettle and 2 DN 10 to clean the wort spreader
1	conical wort spreader completely made in stainless steel for evaporation
1	inlet DN 150 in the cylindrical part for heating up
2	outlet cup DN 500
1	inlet / outlet DN 150 on the outlet cup

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

1

insulation of the cylindrical part, the top and the bottom with 100 mm chloride free mineral wool and cladding with 1,0 mm stainless steel sheets, top cover and cylinder industrial grinded, and 0,7 mm stainless steel sheets, crimped and bolted at the lower part of the cylinder

4	sockets for electronic thermometer Pt 100, overboil preventer, empty probe, and content measuring device
2.5	Whirlpool, with:
dimensions:
	net volume: total volume: inner diameter: diameter with insulation: height of cylinder: ratio diameter : height:	282 hl 317 hl 4.200 mm 4.400 mm 2.000 mm 3 : 1
construction:
	upper bottom:	conical with an inner angle of 140º stainless steel AISI 304, 4,0 mm
	lower bottom:	flat inclined with an angle of 1º stainless steel AISI 304, 10,0 mm
	cylinder:	stainless steel AISI 304, 4,0 mm

Bottom and cylinder with all connections for fittings and measuring devices. The top cover is welded with the kettle and protects the insulation of the cylindrical part, so wet cleaning is possible.

All surfaces and welding pickled and passivated, welding inside grinded, processing 2B/IIIc (N), outer surface of cylinder and top bottom round grinded #4.

All piping leading downward inside the insulation and connected to the system pipework below the inspection level.

Substructure made of I-beams, made from mild steel, 3-fold painted and plastic- layered, fixed to the bottom by carrier and resting on a supporting layer. These are carried by 4 vertical supports bolded to the foundation with plates.

Equipment:
1	stack socket DN 250 in the conical hood
1	stack pipe DN 250, stainless steel, approx. 10 m, with penetration of ceiling and external hood bird grating and rain protection
1	condensate collecting ring in the conical hood
1	draining pipe DN 25

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

Equipment:
1	manhole DN 500 with sight glass with BrewDog-logo, with 4 star handles
1	interior lightning, lampshade removable from outside, 24 V / 50 W, protection class IP 54, according of the specifications of the VDE
4	pipe feet in stainless steel, with height adjustable flange plates
1	spray ring for cleaning of the kettle with water and chemicals, stainless steel pipe with 3 special spray balls
1	NTRS hydrojet for trub removing with motor and gear box
1	insulation of the cylindrical part, the top and the bottom with 100 mm chloride free mineral wool and cladding with 1,0 mm stainless steel sheets, top cover and cylinder industrial grinded, and 0,7 mm stainless steel sheets, crimped and bolted at the lower part of the cylinder
1	tangential inlet DN 125/100 in the cylindrical part
1	outlet cup DN 500
1	outlet DN 65 on the outlet cup, 2 outlets DN 65 at the cylinder
2	sockets for empty / full / changing probe
Item 3		Equipment for the Brewing Vessels
3.1		Spent grain handling
	1	Spent grain silo plant, with: spent grain silo
		total content	approx. 100 m3
		net content:	approx. 95 m3
		inner diameter:	3.500 mm
		cylindrical height:	9.500 mm
		total height with feet:	15.600 mm
		cone discharge:	D = 500 mm
Equipment:
(1)	access ladder with back-protection from the 0-level to the top, made from galvanized mild steel
(1)	round railing on top of the silo
(1)	manhole 340 x 440 mm
(1)	spray head DN 50 with pipeline for manual cleaning

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

(1)	inlet DN 150
(1)	outlet DN 200 with motor driven gate valve (1) weighing system with load cells
(1)	socket for full probe
(1)	socket for empty probe
1	spent grain auger for spent grain discharge from the silo for loading trucks;
Spent grain handling
	discharging height: type: capacity: spent grain auger will be equipped with heating	5,5 m screw-auger 50 to. wet spent grain / h
pipeside:
	medium: capacity: inlet temperature: outlet temperature: max. working pressure: pressure lost: connections:	wort 1.900 hl/h 75 / 98 ºC (boiling / heating-up) 98 / 102 ºC (boiling / heating-up) 1,0 baru <50 mbar DN 150 PN 16 coatside:
	medium: capacity: inlet temperature: outlet temperature: working pressure: connections:	steam 1.400 / 3.500 kg/h (boiling / heating-up) 120,2 ºC 116,0 ºC 1,0 baru DN 125 PN 16 material:
	pipes 16 x 1: pipe plates: coat: steel sheets: chambers: seals: insulation:	stainless steel AISI 316 stainless steel AISI 316 stainless steel AISI 316 stainless steel AISI 316 stainless steel AISI 316 Viton 50 mm chloride free mineral wool

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

3.3		Vapor condenser for hot water heating
Spent grain handling
		heat exchanging surface: capacity:	approx. 20 m2 approx. 950 kW
pipeside:
		medium: capacity: inlet temperature: outlet temperature: working pressure: pressure lost: connections:	vapor approx. 1.400 kg/h 10,5 ºC 97 ºC 1,0 baru <80 mbar DN 300 PN 101 coatside:
		medium: capacity: inlet temperature: outlet temperature: max. working pressure: connections:	water approx. 80 hl/h 15,0 ºC 85,0 ºC 3,0 baru DN 80 PN 16
material:
		pipes 16 x 1: pipe plates: coat: steel sheets: chambers: seals: insulation:	stainless steel AISI 316 stainless steel AISI 316 stainless steel AISI 316 stainless steel AISI 316 stainless steel AISI 316 Viton 50 mm chloride free mineral wool
3.4		Wort Pre-Cooler
	1	shell and tube HE for pre-cooling of wort
		heat exchanging surface: capacity:	approx. 20 m2 1.500 kW
pipeside:
		medium: capacity: inlet temperature: outlet temperature: max. working pressure:	wort 1.200 hl/h 98 ºC 88 ºC 1,0 baru

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

		pressure lost: connections:	<40 mbar DN 100 PN 16
coatside:
		medium: capacity: inlet temperature: outlet temperature: max. working pressure: connections:	water 190 hl/h 15,0 ºC 85,0 ºC 3,0 baru DN 80 PN 16
material:
		pipes 16x1: pipe plates: coat: steel sheets: chambers: seals: insulation:	stainless steel AISI 316 stainless steel AISI 316 stainless steel AISI 316 stainless steel AISI 316 stainless steel AISI 316 Viton 50 mm chloride free mineral wool
3.5		Dosing and mixing vessels:
	6	skid-mounted hop-dosing vessels (200 I each) with liftable upper bottom, sprayball for cleaning, sieve, and proximity switch for kettle hopping.
	2	skid-mounted hop-dosing vessels (400 I each) with liftable upper bottom, sprayball for cleaning, sieve, and proximity switch for whirlpool hopping
	1	Calcium Chloride dosing unit, with: (1) dosing pump ProMinent Sigma 2 Control or comparable
		capacity:	0 - 270 l/h against 7,0 bar
(1) suction lance (1) over flow (1) safety valve DN 15 (1) empty probe dosing volume is measured with an inductive flow meter
	1	Lactic acid dosing unit for inline dosing into the sparge water pipe, and batch dosing into the mash tun and the wort kettle, with: (1) dosing pump ProMinent Sigma 2 Control or comparable
		capacity:	0 - 270 l/h against 7,0 bar
(1) suction lance (1) overflow

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

(1) safety valve DN 15 (1) empty probe dosing volume is measured with an inductive flow meter
3.6		Pumps for the brewhouse
	1	mash pump, slow-running
		type:	Hidrostal or comparable
		capacity:	2.000 hl/h against 10 m WH
		motor:	11 kW, 480 V, 60 Hz
	1	lauter pump, fast-running
		type:	Grundfos-Hilge or comparable
		capacity:	200 hl/h against 10 m WH
		motor:	2,2 kW, 480 V, 60 Hz
	1	wort transfer pump, fast-running
		type:	Grundfos-Hilge or comparable
		capacity:	1.000 hl/h against 15 m WH
		motor:	7,5 kW, 480 V, 60 Hz
	1	wort circulation pump, fast-running
		type:	Grundfos-Hilge or comparable
		capacity:	2.000 hl/h against 15 m WH
		motor:	11 kW, 480 V, 60 Hz
	1	wort cooler	pump, fast-running
		type:	Grundfos-Hilge or comparable
		capacity:	250 hl/h against 40 m WH
		motor:	11 kW, 480 V, 60 Hz
	1	hop dosing	pump (kettle), fast-running
		type:	Grundfos-Hilge or comparable
		capacity:	150 hl/h against 10 m WH
		motor:	2,2 kW, 480 V, 60 Hz
	1	hop dosing	pump (whirlpool), fast-running
		type:	Grundfos-Hilge or comparable
		capacity:	150 hl/h against 10 m WH
		motor:	2,2 kW, 480 V, 60 Hz

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

3.7		Mechanical parts for the brewhouse, with:
	1	water mixer DN 80/50 (sparging), with:
		(1)	straight-way-regulation valve DN 80, with positioner, pneumatically actuated
		(1)	straight-way-regulation valve DN 50, with positioner, pneumatically actuated
		(1) (1) (1) (1) (1) (1)	non-return valve DN 80 non-return valve DN 50 strainer DN 80 strainer DN 50 manual valve DN 80 manual valve DN 50
	1	water mixing system DN 80 (wet mill), included at wet mill item 1.3
	1	water header DN 100 , included at wet mill item 1.3
	1	water header DN 100, with:
		(1)	inlet DN 80
		(5)	outlets DN 80
(2)

outlet DN 50 with:
(1) intermediate flanged butterfly valves DN 50,
pneumatic, with proximity switch
(3) intermediate flanged butterfly valves DN 80,
pneumatic, with proximity switch
(5) intermediate flanged butterfly valves DN 80,
leakage-type, pneumatic, with proximity switch

	1	set of steam fittings at the mash conversion vessel, consisting of:
(1) (2) (2) (1) (1) (1) (2) (2) (2) (1)	two-way regulation valve DN 125, pneumatic, with positioner
angle seat valves DN 100, pneumatic
vacuum breakers DN 10
manual valve DN 150
strainer sieve DN 150
thermal condensate trap DN 15
condensate traps DN 40
sight glasses DN 40
non-return valves DN 40
manual valve DN 50

	1	set of steam fittings at the external boiler, consisting of:
		(1) (1) (1)	two-way regulation valve DN 125, pneumatic vacuum breaker DN 10 manual valve DN 150

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

	(1) (1) (1) (1) (1) (1)	strainer sieve DN 150 thermal condensate trap DN 15 condensate trap DN 40 sight glass DN 40 non-return valve DN 40 manual valve DN 40
1	lauter wort sampling station in special design, with:
	(1) (1) (1) (1) (1) (1)	panel-mounted sink spindle sample valve DN 10 manual valve DN 65 sight glass DN 65 halogen lamp
8	sets of valves for flushing of the pump seals, each with:
	(1) (1) (1)	solenoid valve DN 10 strainer sieve DN 10 ball cock valve DN 10 at mash / lauter pump
4	butterfly valves DN 15, pneumatic, with proximity switch
14	butterfly valves DN 32, pneumatic, with proximity switch
1	butterfly valves DN 50, pneumatic, with proximity switch
37	butterfly valves DN 65, pneumatic, with proximity switch
27	butterfly valves DN 80, pneumatic, with proximity switch
4	butterfly valves DN 100, pneumatic, with proximity switch
2	butterfly valves DN 125, pneumatic, with proximity switch
7	butterfly valves DN 150, pneumatic, with proximity switch
10	butterfly valves DN 200, pneumatic, with proximity switch
1	butterfly valves DN 25, manual
1	butterfly valves DN 40, manual
2	butterfly valves DN 50, manual

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

		3	two-way regulation valves DN 80
		4	non return valves DN 80
		1	non return valves DN 100
		1	gate valve DN 125 at the spent grain pipe
		1	motor-driven gate valve DN 300 at the wort kettle vapor pipe
		4	angle seat valves DN 10, pneumatic
		3	angle seat valves DN 40, pneumatic
		1	safety valve 1", made of brass, at the vapor condenser

3.8

Electrical measurement for the brewhouse, with:
set of measurement devices for the water supply, with:
(1) inductive flow meters DN 80 at the water mixer (sparging)
(1) electronic thermometers Pt 100 at the water mixer (sparging) Inductive flow meter and Pt 100 for wet mill (Mashing) included in item 1

1

set of measurement devices for the mash conversion vessel, with:
(1) proximity switch at the manhole
(1) manual stop switch
(1) manual emergency switch with pad-lock
(1) overboil preventer / full probe
(1) empty probe
(1) content measuring device
(1) electronic thermometer Pt 100
(1) frequency controller at the agitator
(1) frequency controller at the mash pump

1

set of measurement devices for the lauter tun, with:
(1) proximity switch at the manhole
(2) proximity switches at the height control of the raking machine (6) proximity switches at the spent grain outlets, bunker, etc.
(1) manual stop switch
(1) manual emergency switch with pad-lock
(1) empty probe in the lauter pipeline
(1) differential pressure measuring device
(1) electronic thermometer Pt 100
(1) inductive flow meter DN 65 in the lauter pipeline
(1) turbidity measuring device DN 65 "Optek" or comparable

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

(1) wort gravity measuring device Anton Paar DPRn in the lauter pipeline (1) frequency controller at the raking machine (1) frequency controller at the lauter pump
1	set of measurement devices for the pre-run vessel, with:
(1) proximity switch at the manhole (1) manual stop switch (1) manual emergency switch with pad-lock (1) empty probe (1) full probe (1) electronic thermometer Pt 100
1	set of measurement devices for the wort kettle, with:
(1) proximity switch at the manhole
(1) manual stop switch
(1) manual emergency switch with pad-lock
(1) overboil preventer
(1) empty probe
(1) content measuring device
(3) electronic thermometers Pt 100
(1) inductive flow meter DN 125 at the external boiler
(1) frequency controller at wort circulation pump
(1) gravity measurement unit Anton Paar DPRn
1	set of measurement devices for the whirlpool, with:
(1) proximity switch at the manhole (1) manual stop switch (1) manual emergency switch with pad-lock (1) empty probe (1) full probe (2) probes to change the outlets
1	set of measurement devices for the vapor condenser
(1) electronic thermometers Pt 100 (1) manual stop switch (1) manual emergency switch with pad-lock (2) level probes
1	set of measurement devices for the hop dosing units, with:
(8) proximity switches at the lids (1) manual stop switch (1) manual emergency switch with pad-lock (2) dry-run protections (8) analogue pressure gauges

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

	1	frequency controller at the wort cooler pump
	7	dry-run protections at the brewhouse pumps
3.9		Working platform and staircase, with:
2	working platform for the access of the brewhouse vessels with
2 working levels
completely made from stainless steel AISI 304
with access stairs, plated with stainless steel tear plates
with emergency exit as fixed ladder
designed in accordance with the plant layout 10481-01 (Taylor design)
No semicircular recesses

Item 4		Wort treatment
4.1	Wort cooling unit, with:
	1	step medium 1:	wort
		capacity:	250 hl/h
		inlet temperature:	98,0 ºC
		outlet temperature:	19,0 ºC
		medium 2:	cold water
		capacity:	275 hl/h
		inlet temperature:	15,0 ºC
		outlet temperature: 2. step	85,0 ºC
		medium 1:	wort
		capacity:	250 hl/h
		inlet temperature:	19,0 ºC
		outlet temperature:	6,0 ºC
		medium 2:	glycol
		capacity:	500 hl/h
		inlet temperature:	-3,0 ºC
		outlet temperature:	+2,0 ºC
		plate material:	AISI 304
		seals material:	NBR
		frame:	stainless steel
		connections:	DN 80
		exchanging surface:	42 m2

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

	1	manual regulation valve DN 65
	4	butterfly valves DN 65, pneumatic, with proximity switch,
	1	butterfly valves DN 80, pneumatic, with proximity switch
	1	non-return valve DN 65
	1	sample valve DN 10 at wort cooler
	1	inductive flow meter DN 65 for measuring the cold wort flow
	1	2-way regulation valve DN 65
	1	3-way regulation valve DN 65
	1	glycol booster pump for the freeze-in protection
	3	electronic thermometers PT 100 at wort cooler
	1	differential pressure measurement device with 2 pressure gauges
	2	thermometers

4.2		Wort aeration system TURBO AIR, with:
	1	two-component-jet TURBO AIR DN 65 in aseptic execution for wort aeration / oxygenation at a wort flow rate of 250 hl/h
	1	VARIVENT sight glass with aseptic flange connection
	4	pneumatically operated diaphragm valves for air injection and CIP
	1	specially designed non return valve
	1	sterile air filters with filter plug and manual drainage valve
	1	pneumatically operated shut off valves for air supply
	1	flow meters for sterile air with adjustable min-set point for sterile air
	1	manually operated fine adjustment valves to adjust the air flow rate

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

	1	manually operated shut off valves for gas supply to the flow meter
	2	pressure reducing valves with gauge
	1	pressure transmitters with adjustable min-set point
	1	manually operated shut off valve for steam
	1	check valve for steam
	1	condensate trap with manually operated shut off valve
	1	steam filter with filter plug and manual drainage valve
	1	pressure indicator for steam line
	1	VARIVENT Single-Seat Sample Tap

Item 5		Waterhousehold
5.1		Tank for the ambient water household
2

ambient water reserve (size of second water reserve will be designed together with BrewDog, as soon as water supply volume is known; max net content 600hl)
gross content: 620 hi
net content: 600 hi
diameter: 3.000 mm
diameter with Insulation: 3.200 mm
total height: 9.800 mm
lower bottom: dished bottom
upper bottom: dished bottom
material: stainless steel 1.4301

Insulated with 100 mm of PU Foam, welded stainless steel cladding, if placed inside of the building. Riveted aluminium cladding, if placed outside.
Tank equipment
		1	Low level switch
		1	Pressure sensor at the bottom
		1	High level switch
		2	Manual butterfly valves DN 80
		1	Breathing filter

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

5.2		Tank for the hot water household
		hot water reserve gross content:	620 hi
		net content:	600 hi
		diameter:	3.000 mm
		diameter with Insulation:	3.200 mm
		total height:	9.800 mm
		lower bottom:	dished bottom
		upper bottom:	dished bottom
		material:	stainless steel 1.4404
Insulated with 100 mm of Insulation , welded stainless steel cladding

Tank equipment 1 Low level switch
1 Pressure sensor at the bottom 1 High level switch 1 Manual butterfly valve DN 65 2 Manual butterfly valves DN 80 1 Breathing filter
5.3	Mechanical parts for the hot water household, with:
	1	shell and tube exchanger for heating up cold water to hot water
		medium 1:	water
		capacity:	150 hl/h
		inlet temperature:	15,0 ºC
		outlet temperature:	85,0 ºC
		medium 2:	steam, 1,0 baru
		capacity:	2.200 kg/h
		inlet temperature:	120,2 ºC
		outlet temperature:	116,5 ºC
		exchanging surface:	11,0 m2
		plate material:	AISI 316
		connections:	DN 65 /PN 16
	1	set of steam fittings at shell and tube heat exchanger, consisting of: (1) angle seat valve DN 65
(1) vacuum valve R 14" (1) manual valve DN 65 (1) strainer DN 65 (1) thermal condensate trap DN 15 (1) condensate trap DN 25 (1) return valve DN 25 (1) sight glass DN 25 (1) manual valve DN 25

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

	3	intermediate flanged butterfly valves DN 50, manual
	4	intermediate flanged butterfly valves DN 65, manual
	5	intermediate flanged butterfly valves DN 80, manual
	2	intermediate flanged butterfly valves DN 50, pneumatic, with proximity switch
	1	intermediate flanged butterfly valve DN 80, pneumatic, with proximity switch
	4	non-return valves DN 65
	2	non-return valves DN 80
	2	membrane balance tanks with safety valve, 200 l net content

5.4	Pumps for the water household, with:
	2	ambient water pumps type: Grundfos or comparable capacity: 400 hl/h against 32 m WH motor: 5,5 kW, 480 V, 60 Hz
	2	hot water pumps type: Grundfos or comparable capacity: 400 hl/h against 32 m WH motor: 5,5 kW, 480 V, 60 Hz
	1	circulation pump for hot water type: Grundfos or comparable capacity: 250 hl/h against 8 m WH motor: 2,0 kW, 480 V, 60 Hz

5.5	Electrical measurement for the hot water household, with:

electrical measurement for the hot water tank:
1 proximity switch at manhole
1 full probe
1 electronic thermometer Pt 100
1 content measurement device
1 empty probe

	2	electronic thermometers Pt 100
	4	frequency controllers for the water pumps
	2	pressure sensors to control the water pumps

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

5.6		Pre-treatment for the water household
	2	Activated carbon filters Modell:	BWS activated carbon filter
		Each with a nom.	Flow of 20m3/h
		Total nom. Flow	40 m3/h
		Total max. Flow	50 m3/h
		Consisting of:	BWS filcarbon S83 design with nozzle floor
		material vessel	stainless steel
		coating system	drinking water approved
		design pressure	6 bar
		delta operating pressure	0,8 bar
		feed pressure	min. 2 bar / max. 6 bar
		filter piping system	Stainless Steel 304 (1.4301)
		operation valves filter	2 pc each filter DN 100 manual disc valves
		filter drain valve	DN 40 manual disc valve
		venting valve	1 pc DN 50
		safety valve	1 pc DN 25
		manometer	2 pc NG 100 SS 0-10 bar
		Sample valves each filter	2 pc DN 10
	1	UV Disinfection Plant Modell: BWS Type Bewades or comparable Capacity: for a disinfection of approx. 400 hl/h
	1	ClO2 Dosing System Modell: ProMinent BelloZon CDlb or comparable Capacity: 22 g/h
	2	Flowmeters Type: Endress & Hauser for monitoring of the current and overall water usage in the brewhouse and cold block

Item 6		Water deaeration
6.1		Water deaeration plant
	1	water deaeration plant type for hot degasing Type Alfa Laval Aldox Core SPD 80hl/h or comparable

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

Equipped with
- improved dearation level to 0,01 ppm
- cooling media recirculation
- steam pressure regulator
- Indicators & Automatic Media Shut off
- DP/DP coupler
- Digital valve control & indication

6.2		DAW swing bend panel
	1	DAW swing bend panel Mounted on a stainless steel panel:
	3	Manual butterfly valve DN50 for DAW supply, to DAW buffer tank and CIP return
	1	Gas and CIP swing bend panel for the DAW buffer tank Mounted on a stainless steel panel: 3 Manual butterfly valve DN50 for CIP supply, C02 supply and to the spray ball

6.3		DAW buffertank
	1	200 hi DAW buffer tank for indoor use
Cylindrical tanks with two basket shaped bottoms
		Operating pressure Operating temperature: Material: Innter diameter Inside height Total height: Net content: Gross content:	0,99bar (g) max. 20ºC stainless steel 1.4301 or similar app. 2.400mm app. 5.500mm app. 6.600mm 200hl 220hl
The tank is standing on 4 stainless steel pipe legs

The tank is equipped with:
1 pc. conncetion for CIP/tank top
1 pc. connection for highl level switch
2 pcs. connection for pressure transmitter 1 pc. inlet
1 pc. outlet
1 pc. manhole with separating plate

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

Inner surface
		Upper bottom and cone: Cylindrical part:	totally polished Ra<0,8pm welding seams inside polished Ra<0,8pm
Insulation
		Lower bottom and cylinder Cone:	100mm PU-Foam 100mm PU-Foam
		Cladding:	stainless steel sheet 2,5mm Welded and polished
Tanks will be supplied without ASME Approval

6.4		Equipment for DAW buffertank
The buffer tank will be equipped with the following equipment:
1 spray ball 1 safety valve and anti-vacuum valve 1 high level switch, type Negele 1 Level indication by differential pressure 1 Pressure relief unit 1 Low level switch built in a Inline housing
App 30m of DN65 stainless steel piping works as an connection between water deaeration plant and buffer tank
Equipped with
2 manual butterfly valves DN50 2 pneumatic butterfly valves DN50 1 non return valve DN50 1 DAW supply pump type Hilge Hygia or similar 100hl/h at 3bar 1 pressure sensor

Item 7		CIP-Plant for the Brewhouse
7.1		CIP-tanks for the brewhouse CIP
	1	CIP tank for caustic
		total content: diameter:	30 hi 1.600 mm

BrewDog PLC_US-Brewery order acknowledgement December 3, 2015

	total height:	2.700 mm
	material:	AISI 304
	bottoms:	conical
	insulation:	100 mm chloride-free mineral wool at cylinder and lower bottom
	cladding:	fully welded stainless steel cladding
CIP tank for recovered water
	total content:	30 hl
	diameter:	1.600 mm
	total height:	2.700 mm
	material:	AISI 304
	bottoms:	conical
	insulation:	none
	outer surface:	2B/IIIc
CIP tank for fresh water total
	total content:	30 hl
	diameter:	1.600 mm
	total height:	2.700 mm
	material:	AISI 304
	bottoms:	conical
	insulation:	none
	outer surface:	2B/IIIc
equipment for each:
(4) height adjustable legs (1) ladder holder (1) manhole in the cylindrical part (1) sprayhead DN 25 (1) outlet DN 80 (1) outlet DN 40 (1) socket for full probe (1) sampler

7.2	Mechanical parts for the CIP-plant
1	caustic dosing for tank dosing, with:
(1) sink
(1) dosing pump ProMinent Sigma 2 Basic or compareable
capacity: 0 - 200 l/h against 7 bar
(1) suction lance
(1) over flow
(1) safety valve DN 15
(1) empty probe

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

1	additive dosing for inline dosing, with:
(1) sink (1) dosing pump ProMinent Sigma 2 Basic or comparable capacity: 0 - 50 l/h against 7 bar (1) suction lance (1) over flow (1) safety valve DN 15 (1) empty probe
1	shell and tube heat exchanger
	heat exchanging surface:	2,5 m2
capacity:
	pipeside:	225 kW
	medium:	steam, 1,0 baru
	capacity:	350 kg/h
	inlet temperature:	120,2 ºC
	outlet temperature:	116,5 ºC
	working pressure:	1,0 baru DN 65
	connections:	PN 16
coatsite:
	medium:	CIP fluid
	capacity:	3 m3/h
	inlet temperature:	20,0 ºC
	outlet temperature:	85,0 ºC
	max. working pressure:	6,0 baru
	pressure lost:	5 mbar
	connections:	DN 40 PN 16
material:
	pipes:	stainless steel AISI 316
	pipe plates	stainless steel AISI 304
	coat:	stainless steel AISI 304
	flanges:	stainless steel AISI 316
	seals:	Klingersil
	insulation:	50 mm chloride free mineral wool
1	set of steam valves for heat exchanger, consisting of:
(1) angle seat valve DN 50, pneumatically actuated
(1) vacuum valve DN 10
(1) manual valve DN 50
(1) strainer DN 50
(1) thermal condensate trap DN 15
(1) condensate trap DN 25
(1) sight glass DN 25
(1) non return valve DN 25
(1) manual valve DN 25

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

	2	pneumatic valves DN 15, with proximity switch, for inline dosing
	6	butterfly valves DN 40, manual
	3	butterfly valves DN 80, manual
	14	butterfly valves DN 80, pneumatic, with proximity switch
	1	strainer sieve DN 80
	5	non-return-valves DN 80
	1	safety valve DN 15 to protect the heat exchanger

7.3		Pumps for the brewhouse CIP-plant:
	1	CIP-supply pump type: Grundfos-Hilge or comparable capacity: 400 hl/h against 30 m WH motor: 7,5 kW, 480 V, 60 Hz
	1	CIP-supply pump type: Grundfos-Hilge or comparable capacity: 400 hl/h against 30 m WH motor: 7,5 kW, 480 V, 60 Hz

7.4		Electronic measurement for the brewhouse CIP-plant
	3	full-probes in the CIP-tanks
	3	content measurement devices in the CIP tank
	1	dry run probe
	2	electronical thermometers Pt 100
	1	inductive flow meter DN 65
	1	conductivity measurement device DN 80 with thermometer
	1	flow controller
	1	frequency controller 7,5 kW for the CIP-supply pump

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

Item 8		CIP Plant for the cold block
All butterfly valves type M&S, Kieselmann or comparable
8.1		CIP-tanks for the Cold Block CIP-plant, with:
	1pc.	CIP tank for recovery water
		gross content: net content: diameter: total height: material:	app. 210 hl app. 200 hl app. 2.300 mm app. 3.000 mm stainless steel AISI 304
The tank will be equipped with the following equipment: - ball valve for sampling - spray ball - ladder holder - 3 height adjustable feet - necessary outlets and inlets
	1pc.	CIP tank for hot caustic
		gross content: net content: diameter: total height: material: insulation: cladding:	50 hl 45 hl 1.700 mm 3.200 mm stainless steel AISI 304 100 mm mineral wool stainless steel sheets, welded
The tank will be equipped with the following equipment: - ball valve for sampling - spray ball - ladder holder - 3 height adjustable feet - necessary outlets and inlets
	1pc.	CIP tank for ambient caustic
		gross content: net content: diameter: total height: material:	50 hl 45 hl 1.500 mm 3.200 mm stainless steel AISI 304

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

The tank will be equipped with the following equipment: - ball valve for sampling - spray ball - ladder holder - 3 height adjustable feet - necessary outlets and inlets
1pc.	CIP tank for acid (unfiltered area)
	gross content: net content: diameter: total height: material:	50 hl 45 hl 1.500 mm 3.000 mm stainless steel AISI 316
The tank will be equipped with the following equipment: - ball valve for sampling - spray ball - ladder holder - 3 height adjustable feet - necessary outlets and inlets
1pc.	CIP tank for acid (filtered area)
	gross content: net content: diameter: total height: material:	50 hl 45 hl 1.500 mm 3.000 mm stainless steel AISI 316
The tank will be equipped with the following equipment: - ball valve for sampling - spray ball - ladder holder - 3 height adjustable feed - necessary outlets and inlets
1pc.	CIP tank for hot water
	gross content: net content: diameter: total height: material: insulation: cladding:	50 hl 45 hl 1.700 mm 3.200 mm stainless steel AISI 304 100 mm mineral wool stainless steel sheets, welded

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

The tank will be equipped with the following equipment: - ball valve for sampling - spray ball - ladder holder - 3 height adjustable feed - necessary outlets and inlets
	1pc.	CIP tank for cold water
		gross content: net content: diameter: total height: material:	50 hl 45 hl 1.500 mm 3.200 mm stainless steel AISI 304
The tank will be equipped with the following equipment: - ball valve for sampling - spray ball - ladder holder - 3 height adjustable feed - necessary outlets and inlets

8.2		CIP Equipment
	3pc.	Pumps for the Cold Block CIP-plant: CIP-supply pumps
		type:	Grundfos-Hilge or similar
	3pc.	CIP-return pumps, self-priming
		type:	Grundfos-Hilge or similar
	2pc.	Air driven diaphragm pumps with all necessary equipment
	3pc	PAA dosing pumps with automatic valves
		type:	Grundfos-Hilge or similar

8.3		Valves for the Cold Block CIP-plant:
	37pc.	pneumatic butterfly valves DN 65
	42pc.	Pneumatic butterfly valves DN 65 lekage type
	8pc.	pneumatic butterfly valves DN 25 for internal CIP

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

	2	safety valves for CIP supply line
	6	strainers for supply and return line
	5	non-return valves
	2	Tubular Heat exchanger for the Cold Block CIP-plant With a capacity to heat up 45hl from 10ºC up to 80ºC in app 1,5h With saturated steam of 3 bar
The tubular heat exchanger will be delivered with the following steam and condensate valves 1 control valve for steam 2 condensate trap 2 non return valve 1 manometer
8.4		Measurement and Control for the Cold Block CIP-plant:
	7pc	high level sensor, type Negele or comparable
	7pc	pressure sensor, type Endress+Hauser for content measurement or comperable
	3pc	pump dry run protection
	2pc	electronic thermometer Pt100
	3pc	Flow meter
	3pc	conductivity sensors
	3pc	flow indicators
As far as possible, the CIP plant will be premounted completely in our factory.
Item 9		Yeast Management Center
9.1	2	Propagation Tank:
One tank equiped with TurboAir yeast aeration One tank equiped with agitator

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

		Gross content:	app 30hl
		Net content:	20hl
		Max. working pressure:	-0,4bar /1,5 bar (for hot cleaning at 1,0bar)
		Cooling jackets	3,0 bar
		Diameter:	1.300mm
		Diameter with Insulation:	1.500mm
		Total height	3.450mm
		Lower bottom:	90º Cone
		Upper bottom:	torospherical
		Material: Surfaces:	stainless steel 1.4301
		inside:	welds, top cover and cone grinded perfectly smooth, Ra < 0,8pm. plates blank rolled n-finish (III c)
		outside:	blank rolled n-finish (III c)
		Insulation:	insulated with 100mm of PU foam at the lower bottom and the cylindrical part. Insulation is covered with welded stainless steel cladding each tank is equipped with:

2 lifting equipment
1cleaning-air-valve-combination with safety and anti-vacuum valve with rotating spray ball
1 illuminated sight glass
1 high level switch type
1 low level switch built in a Inline housing
1 temperature sensor
1 sampling valve
1 special designed load cell or content measurement via differential pressure
1 yeast circulation pump for gentle yeast treatment. The yeast circulation pump is equipped with a frequency converter (only Propagator 1 with the TurboAir yeast aeration will be equipped with a yeast circulation pump)
1 agitatior with aeration type ScandiBrew (only Propagator 2) for aeration and acid dosing

If an acid dosing is requested, this has to be performed via CIP supply

9.2	3	Yeast Storage Tanks: spare space for 4th tank will be foreseen
		Gross content:	app70hl
		Net content:	50hl
		Max. working pressure:	-0,4bar/1,5 bar (for hot cleaning at 1,0bar)
		Cooling jackets	3bar
		Diameter:	1.550mm
		Diameter with Insulation:	1.750mm

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

	Total height	app. 4.500mm
	Lower bottom :	90º cone
	Upper bottom :	torospherical
	Material: Surfaces:	stainless steel 1.4301
	inside:	welds, top cover and cone grinded perfectly smooth, Ra < 0,8pm. plates blank rolled n-finish (III c)
	outside:	blank rolled n-finish (III c)
	Insulation:	insulated with 100mm of PU foam at the lower bottom and the cylindrical part. Insulation is covered with welded stainless steel cladding
Each tank is equipped with
2 lifting equipment
1 cleaning-air-valve-combination with safety and anti-vacuum valve with rotating spray ball
1 illuminated sight glass
1 high level switch
1 low level switch built in a Inline housing
1 temperature sensor
1 sampling valve
1 content measurement by differential pressure
1 agitatior with aeration type ScandiBrew for aeration and acid dosing If an acid dosing is requested, this has to be performed via CIP supply

9.3	Valve Manifolds
12 pcs.sanitary mixproof valves for CIP supply, DN65.
6 pcs.sanitary mixproof valves for wort feeding DN65.
5 pcs. sanitary mixproof valves for pitching, DN65.
5 pcs. sanitary mixproof valves for yeast harvest, DN65
6 pcs. sanitary mixproof valves for CIP return, DN65
27 pcs pneumatic butterfly valves
3 pcs .manual butterfly valve
8 pcs. Inline housing
Sanitary mixproof valves and butterfly valves
1 pcs. yeast dosing pump

9.4	Sterile Air and CIP Equipment:
16 pcs. sanitary mixproof valves for gas/CIP DN50 45 pcs pneumatic butterfly valves 6 pcs. pressure release valve 3 pc. main connection for sterile air DN25 with manual valve and sterile air filter

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

3 pc. main connection for steam DN25 with manual valve, condensate trap and steam filter
3 pc. min pressure alarm switch
3 pcs. pressure reducing valves
12 pcs. pneumatic diaphragm valve
6 pcs. rotameters with directly readable scale, min set point and fine adjustment valve
6 pcs. non return valves

9.5		Aeration Equipment TURBO AIR at the Propagation tank
1pc.	two-component-Jet DN 40 in special construction for effective and smooth aeration of yeast, with
1 pneum. operated diaphragm valve DN 15 for air supply
1 pneum. operated diaphragm valve DN 10 for bypass CIP
1 pneum. operated diaphragm valve DN 10 to flush the air chamber
1 manually operated diaphragm valve DN 10 for condensate outlet
1 check valve DN 15

9.6		Glycol Supply

Each tank equipped with a glycol supply:
consisting of
2 manual ball valve DN 25 for fine adjustment of the cooling
2 pneumatic butterfly valves for automatic cooling
2 manual butterfly valves or shut off of the glycol return or supply

9.7	1	Harvest Yeast Cooler
Plate heat exchanger type GEA ECOFLEX NT50M or comparable
		Capacity up to Yeast inlet temperature: Yeast outlet temperature: Cooling media:	50hl/h app. 10ºC app. 3.5ºC Glycol -4ºC
Yeast harvest cooler will be delivered with the following equipment:
1 conductivity meter for automated yeast harvest, built in Inline housing
3 manual butterfly valve
1 glycol regulation valve
1 Pt100, built in Inline housing

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

9.8	1	Wort Sterilisation Tank
		Gross content:	app. 70hl
		Net content:	50hl
		Max. working pressure:	1.5bar
		Cooling jacket	3 bar
		Steam jackets	3 bar
		Diameter:	1.550mm
		Total height	4.500mm
		Lower bottom	90º cone
		Upper bottom :	torosperical
		Material: Surfaces:	stainless steel 1.4301
		inside:	welds, top cover and cone grinded perfectly smooth, Ra < 0,8pm. plates blank rolled n-finish (III c)
		outside:	blank rolled n-finish (III c)
Tank will not be insulated
Cooling jackets will be located in the cylindrical part, heating jackets will be located in the cone the tank is equipped with
2 lifting equipment
1 cleaning-air-valve-combination with safety and anti-vacuum valve with rotating spray ball; Type: Kieselmann
1 pressure sensor
1 high level switch type Negele
1 low level switch type Endress+Hauser built in a Inline housing
1 sampling valve type Keofitt
1 temperature sensor
1 special designed load cell
1 circulation/dosing pump
3 Sanitary mixproof valves for CIP, wort infeed and transfer
3 pneumatic butterfly valves
1 set armatures for glycol cooling of the cylindrical jacket
1 set armatures for bottom heating zone
1 self priming pump, type Hilge Sipla or similar
9.9		Waste yeast tank
		Gross content:	app. 320hl
		Net content:	300hl
		Max. working pressure:	Obar
		Diameter:	2.900mm

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

	Total height Lower bottom Upper bottom : Material :	6.000mm cone cone stainless steel
With 100mm insulation riveted cladding

9.10	Panel for waste yeast tank
Consisting of 1 stainless steel plate 4 pcs. manual butterfly valves

Item 10	Fermentation and Maturation Area
Item 10.1	6 (six) Cylindroconical Tanks: 100hl Fermentation vessels for outdoor use
Outdoor cylindro-conical tank
	Operation pressure: Test pressure Operating temperature Material: Inner diameter Cylindrical height Total height Net content Gross content Internal angle of cone Ratio diameter to height app	1,5bar (g) 2,25bar (g) -10 / + 30ºC stainless steel 1.4301 or similar app. 1.850mm app. 4.000mm app. 6.700mm 100hl app. 130hl 60º 1:3
The tank is standing on 4 stainless steel pipe legs
The tank is equipped with
1 pc. connection for dry hoping DN65
1 pc. connection for CIP/tank top
1 pc. connection for high level switch
2 pcs. connection for pressure transmitter
2 pcs. sockets for Pt-100
2 pcs cooling jackets at the cylindrical part (operation pressure 3,0bar)
1 pc. cooling zone at the cone (operation pressure 3,0bar)
1 pc. swiveling cone
1 pc. sampling valve
1 pc. clear outlet
1 pc. Outlet

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

Inner surface
	Upper bottom and cone:	totally polished Ra<0,8pm
	Cylindrical part:	welding seams inside polished Ra<0,8pm
Insulation
	Bottom and cylinder	150mm PU-Foam
	Cone:	150mm PU-Foam
Cladding:
	Upper botton:	stainless steel sheet 2,5mm Welded
	Cylinder:	aluminium
	Cone:	stainless steel sheet 2,5mm Welded and polished

Tanks will be supplied with ASME Approval

Item 10.2	10.2 6 (six) Cylindroconical Tanks: 200hl Fermentation vessels for outdoor use
Outdoor cylindro-conical tank
	Operation pressure:	1,5bar (g)
	Test pressure	2,25bar (g)
	Operating temperature	-10 / + 30ºC
	Material:	stainless steel 1.4301 or similar
	Inner diameter	app 2.800mm
	Cylindrical height	app. 3.000mm
	Total height	app. 6.700mm
	Net content	200hl
	Gross content	app. 260hl
	Internal angle of cone	60º
Ratio diameter to height app 1:3
The tank is standing on 4 stainless steel pipe legs
The tank is equipped with
1 pc. connection for dry hoping DN65 1 pc. connection for CIP/tank top 1 pc. connection for high level switch

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

2 pcs. connection for pressure transmitter
2 pcs. sockets for Pt-100
2 pcs cooling jackets at the cylindrical part (operation pressure 3,0bar)
1 pc. cooling zone at the cone (operation pressure 3,0bar)
1 pc. swiveling cone
1 pc. sampling valve
1 pc. clear outlet
1 pc. outlet

Inner surface
	Upper bottom and cone:	totally polished Ra<0,8pm
	Cylindrical part:	welding seams inside polished Ra<0,8pm
Insulation
	Bottom and cylinder	150mm PU-Foam
	Cone:	150mm PU-Foam
Cladding:
	Upper botton:	stainless steel sheet 2,5mm Welded
	Cylinder:	aluminium
	Cone:	stainless steel sheet 2,5mm Welded and polished
Tanks will be supplied with ASME Approval

Item 10.3	4 (four) Cylindroconical Tanks: 400hl Fermentation vessels for outdoor use
Outdoor cylindro-conical tank
	Operation pressure:	1,5bar (g)
	Test pressure	2,25bar (g)
	Operating temperature	-10 / + 30ºC
	Material:	stainless steel 1.4301 or similar
	Inner diameter	app. 3.000mm
	Cylindrical height	app. 6.000mm
	Total height	app. 11.500mm
	Net content	400hl
	Gross content	app. 520hl
	Internal angle of cone	60º

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

The tank is standing on 4 stainless steel pipe legs Ratio diameter to height app 1:3
The tank is equipped with
1 pc. connection for dry hoping DN65
1 pc. connection for CIP/tank top
1 pc. connection for high level switch
2 pcs. connection for pressure transmitter
3 pcs. sockets for Pt-100
3 pcs cooling jackets at the cylindrical part (operation pressure 3,0bar)
1 pc. cooling zone at the cone (operation pressure 3,0bar)
1 pc. swiveling cone
1 pc. sampling valve
1 pc. clear outlet
1 pc. outlet
Inner surface
	Upper bottom and cone: Cylindrical part:	totally polished Ra<0,8pm welding seams inside polished Ra<0,8pm
Insulation
	Bottom and cylinder Cone:	150mm PU-Foam 150mm PU-Foam
Cladding:
	Upper botton:	stainless steel sheet 2,5mm Welded
	Cylinder:	aluminium
	Cone:	stainless steel sheet 2,5mm Welded and polished
Tanks will be supplied with ASME Approval

Item 10.4	6 (six) Cylindroconical Tanks: 800hl Fermentation vessels for outdoor use
Outdoor cylindro-conical tank
	Operation pressure:	1,5bar (g)
	Test pressure	2,25bar (g)
	Operating temperature	-10 / + 30ºC

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Material:	stainless steel 1.4301 or similar
Inner diameter	app. 3.400mm
Cylindrical height	app. 12.400mm
Total height	app. 15.000mm
Net content	800hl
Gross content	app. 1040hl
Internal angle of cone	60º

The tank is standing on 4 stainless steel pipe legs Ratio diameter to height app 1:3
The tank is equipped with
1 pc. connection for dry hoping DN65
1 pc. connection for CIP/tank top
1 pc. connection for high level switch
2 pcs. connection for pressure transmitter
3 pcs. sockets for Pt-100
3 pcs cooling jackets at the cylindrical part (operation pressure 3,0bar)
1 pc. cooling zone at the cone (operation pressure 3,0bar)
1 pc. swiveling cone
1 pc. sampling valve
1 pc. clear outlet
1 pc. outlet

Inner surface
Upper bottom and cone: Cylindrical part:	totally polished Ra<0,8^m welding seams inside polished Ra<0,8^m
Insulation
Bottom and cylinder Cone:	150mm PU-Foam 150mm PU-Foam
Cladding:
Upper botton:	stainless steel sheet 2,5mm Welded
Cylinder:	aluminium
Cone:	stainless steel sheet 2,5mm Welded and polished
Tanks will be supplied with ASME Approval

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

Item 11			Equipment for the CCTsEquipment for the CCTs
11.1			Equipment for the CCTs 100hl and 200hl
Each of the 12 CCTs will be equipped with the following
	1		tank top unit with single-hole connection on the tank
	1		cleaning-air-valve-combination with safety and anti-vacuum valve with spray ball
	1		top pressure sensor
	1		high level switch
	3		temperature sensors
	1		bottom pressure sensor
	1		min level probe
	1		sampling valve
	1		pressure relief vale
	1		pneumatic butterfly valve DN50 for C02/CIP
	2		pneumatic butterfly valves DN50 for outlet and clear outlet DN50
	1		pneumatic butterfly valve for dry hopping DN65
	1		glycol supply with 3 automated ball valves DN25 with 3 manual ball valves for fine adjustment with 2 manual butterfly valves DN50 for glycol supply and return
	1		special designed bend with Inline housing sight glass
	1	set	piping material for Hop pipe DN65, CIP/C02 pipe DN50, Clear outlet DN65, Outlet DN65

11.2			Equipment for the CCTs 400hl and 800hl
Each of the 10 CCTs will be equipped with the following
	1		tank top unit with single-hole connection on the tank
	1		cleaning-air-valve-combination with safety and anti-vacuum valve Equipped with heating device for outdoor use with rotating spray ball
	1		top pressure sensor
	1		high level switch type
	3		temperature sensors
	1		bottom pressure sensor
	1		min level probe built in inline housing
	1		sampling valve with dairy connection
	1		pressure relief vale
	1		pneumatic butterfly valve DN50 for C02/CIP
	2		pneumatic butterfly valves DN50 for outlet and clear outlet DN50
	1		pneumatic butterfly valve for dry hopping DN65
	1		glycol supply

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with 4 automated ball valves DN32
with 4 manual ball valves for fine adjustment
with 2 manual butterfly valves DN65 for glycol supply and return
	1	special designed bend with Inline housing sight glass
	1 set	piping material for Hop pipe DN65, CIP/C02 pipe DN50, Clear outlet DN65, Outlet DN65

11.3		Piping Fence Equipment, with:
Piping fence with the following lines
-CO2 supply DN50 with 22 pcs. manual butterfly valve
-Air supply DN50 with 22 pcs. manual butterfly valve
-TCS (Tank cleaning supply) DN65 with 44 pcs. manual butterfly valves
-CO2 recuperation DN65 with 22 pcs manual butterfly valves
-Dry hopping DN65 with 22 pcs manual butterfly valve
-Beer to separator and filter DN65 with 22 pcs manual butterfly valves
-Wort supply DN65 with 22 pcs manual butterfly valves
-Yeast harvest DN50 with 44 pcs manual butterfly valves
-TCR (tank cleaning return) DN65 with 44 pcs manual butterfly valves
- Transfer line DN65 with 44 pcs. manual butterfly valves
The piping fence will be equipped with proximity switches to monitor the position of the swing bend
All necessary piping material for the piping fence is included to this quotation:
-App 600m of DN65 stainless steel piping -App 144m of DN50 stainless steel piping
	1	self-priming CIP return pump, type HILGE SIPLA 52.1 11KWor compareable
	1	lobe pump for yeast harvest, type HILGE Novalobe or compareable
	1	pump for beer supply to separator type HILGE F&B Hygia or compareable
Every pump will be equipped with a dry run protection
	1	Automated foam trap with collector and foam trap with bull eye for visual inspection, CIP-able with spray ball 5 pneumatic butterfly valves

11.4		Catwalks
	1 pc.	Catwalk for the 100hl and 200hl CCTs Material galvanized steel

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	1 pc.	Catwalk for the 400hl CCTs Material galvanized steel
	1 pc.	Catwalk for the 800hl CCTs Material galvanized steel

Catwalk is calculated according to Drawing 10481-01 Floor layout plan from Taylor design service.
Access to the catwalk for the 400 and 800hl CCTs via 1 spiral staircase.
Access to the catwalk for the 100 and 200hl CCTs via ladder

Item 12		Filter-Area
Item 12.1		Filter 1 pc filter for fine filtration after the separator (polishing filter) Capacity: app. 200hl/h Type Sheet filter is required here
Item 12.2		Filter buffer tank 1 pc 100hl buffer tank for indoor use
Cylindrical tank with two basket shaped bottoms
		Operating pressure Test pressure Operating temperature: Material: Inner diameter Inside height Total height: Net content: Gross content:	4,0bar (g) 6,0bar (g) max. 20ºC stainless steel 1.4301 or similar app. 1.900mm app. 4.200mm app. 5.200mm 100hl app.110hl
The tank is standing on 4 stainless steel pipe legs
The tank is equipped with
1 pc. connection for CIP/tank top
1 pc. connection for high level switch
2 pcs. connection for pressure transmitter
1 pcs. sockets for Pt-100
1 pcs cooling jackets at the cylindrical part (operation pressure 3,0bar)
1 pc. inlet
1 pc. outlet
1 pc. manhole with separating plate
Inner surface
		Upper bottom and cone: Cylindrical part:	totally polished Ra<0,8?m welding seams inside polished Ra<0,8?m

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Insulation
	Lower bottom and cylinder	100mm PU-Foam
	Cone:	100mm PU-Foam
	Cladding:	stainless steel sheet 2,5mm Welded and polished
Tanks will be supplied with ASME Approval

Item 12.2	Beer Cooler Plate heat exchanger type GEA ECOFLEX NT50M or comparable
	Capacity	up to 200hl/h
	Beer inlet temperature:	app. 5ºC
	Beer outlet temperature:	app. 1ºC
	Cooling media:	Glycol -4ºC
	Plate material:	stainless steel
	Frame material:	stainless steel
The beer cooler will be delivered with the following equipment: 3 manual butterfly valve 1 glycol regulation valve 1 Pt100, built in Inline housing

Item 13	BBT Area Bright Beer Tanks:
13.1	2 (two) 200hl BBT (bright beer tank) 200hl bright beer tank for indoor use
Cylindrical tanks with two basket shaped bottoms
	Operating pressure	4,0bar(g)
	Test pressure	6,0bar (g)
	Operating temperature:	max. 20ºC
	Material:	stainless steel 1.4301 or similar
	Inner diameter	app. 2.400mm
	Inside height	app. 5.500mm
	Total height:	app. 6.600mm
	Net content:	200hl
	Gross content:	app. 220hl
The tank is standing on 4 stainless steel pipe legs

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

The tank is equipped with
1 pc. connection for CIP/tank top
1 pc. connection for high level switch
2 pcs. connection for pressure transmitter
1 pcs. sockets for Pt-100
1 pcs cooling jackets at the cylindrical part (operation pressure 3,0bar)
1 pc. inlet
1 pc. outlet
1 pc. manhole with separating plate
Inner surface
	Upper bottom and cone:	totally polished Ra<0,8pm
	Cylindrical part:	welding seams inside polished Ra<0,8pm
Insulation
	Lower bottom and cylinder	100mm PU-Foam
	Cone:	100mm PU-Foam
	Cladding:	stainless steel sheet 2,5mm Welded and polished
Tanks will be supplied with ASME Approval

Item 13.2	2 (two) 400hl BBT (bright beer tank) 400hl bright beer tank for indoor use
Cylindrical tanks with two basket shaped bottoms
	Operating pressure	4,0bar (g)
	Test pressure	6,0bar (g)
	Operating temperature:	max. 20ºC
	Material:	stainless steel 1.4301 or similar
	Inner diameter	app. 3.000mm
	Inside height	app. 6.800mm
	Total height:	app. 8.00mm
	Net content:	400hl
	Gross content:	app. 440hl
The tank is standing on 4 stainless steel pipe legs

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

The tank is equipped with
1 pc. connection for CIP/tank top
1 pc. connection for high level switch
2 pcs. connection for pressure transmitter
1 pcs. sockets for Pt-100
1 pcs cooling jackets at the cylindrical part (operation pressure 3,0bar)
1 pc. inlet
1 pc. outlet
1 pc. manhole with separating plate
Inner surface
	Upper bottom and cone:	totally polished Ra<0,8pm
	Cylindrical part:	welding seams inside polished Ra<0,8pm
Insulation
	Lower bottom and cylinder	100mm PU-Foam
	Cone:	100mm PU-Foam
	Cladding:	stainless steel sheet 2,5mm Welded and polished
Tanks will be supplied with ASME Approval

Item 13.3	2 (two) 800hl BBT (bright beer tank) 800hl bright beer tank for indoor use
	Cylindrical tanks with two	basket shaped bottoms
	Operating pressure	4,0bar (g)
	Test pressure	6,0bar (g)
	Operating temperature:	max. 20ºC
	Material:	stainless steel 1.4301 or similar
	Inner diameter	app. 3.700mm
	Inside height	app.9.000mm
	Total height:	app. 10.500mm
	Net content:	800hl
	Gross content:	app. 880hl
The tank is standing on 4 stainless steel pipe legs

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

The tank is equipped with
1 pc. connection for CIP/tank top
1 pc. connection for high level switch
2 pcs. connection for pressure transmitter
1 pcs. sockets for Pt-100
1 pcs cooling jackets at the cylindrical part (operation pressure 3,0bar)
1 pc. inlet
1 pc. outlet
1 pc. manhole with separating plate
Inner surface
		Upper bottom and cone:	totally polished Ra<0,8?m
		Cylindrical part:	welding seams inside polished Ra<0,8?m
Insulation
		Lower bottom and cylinder	100mm PU-Foam
		Cone:	100mm PU-Foam
		Cladding:	stainless steel sheet 2,5mm Welded and polished
Tanks will be supplied with ASME Approval

Item 14		Equipment for the BBT area
14.1		Equipment for the BBTs Each BBTs will be equipped with the following equipment:
	1	cleaning-air-valve-combination with safety and anti-vacuum valve
	1	high level switch,
	1	Temperature sensor,
	1	Level indication by differential pressure
	1	Pressure relief unit
	1	Low level switch built in a Inline housing
	2	pneumatic butterfly valve DN50 for inlet and outlet
	1	Pneumatic sampling valve,
	1	glycol supply with 1 automated ball valves DN25 with 1 manual ball valves for fine adjustment with 2 manual butterfly valves DN50 for glycol supply and return

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

14.2		Gas Supply
	18	Manual butterfly valve DN50
	2	Manual ball valve DN25
	1	C02 pressure reducing valve
	1	Sterile filter
	8	Proximity switches

14.3		Piping Fence Equipment
Piping fence with the following lines -Beer supply line DN65 with
-6pcs. pneumatic butterfly valves DN50 -1pc. Sight glass with Inline housing -1pc. Conductivity measurement with Inline housing
-TCR (tank cleaning return) line DN65 with
-6pcs. manual butterfly valve DN50 -CIP return pump, type HILGE SIPLA or comparable
-Filler 1 line DN65 with
-6pcs. manual butterfly valves -Beer supply pump, type HILGE F&B Hygia or comparable -Capacity up to 118hl/h at 3bar -With frequency converter -Pressure sensor -with flowmeter
-Filler 2 lineDN65 with
-6pcs. manual butterfly valves DN50 -Beer supply pump, type HILGE F&B Hygia or compareable -Capacity up to 100hl/h at 3bar -With frequency converter -Pressure sensor -with flowmeter
-Supply for DAW, water and CIP with swing bends
The piping fence will be equipped with proximity switches to monitor the position of the swing bend
All necessary piping material for the piping fence is included to this quotation:
-App 120m of DN65 stainless steel piping.
Under the assumption, that the can and keg filler is in a range of app. 12m from the
BBT-area the beer and media(including steam supply) supply line is included

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

14.4		Catwalks
	1 pc.	Small acess plates for each BBT Material: stainless steel
Catwalk is calculated according to Drawing 10481-01 Floor layout plan from Taylor design service
Item 15		Carbonation system TurboCarbo DN65 with manual N2 dosing Flow rate: 200hl/h Dosing rate : app. 0,5 - 1g/l Complete beer carbonation system for automatic operation, consisting of:
	1	Two-Component-Jet TURBO Carbo DN 65 in aseptic execution for beer carbonation at a flow rate up to 200 hl/h Integrated at the Two-Component-Jet are:
	1	VARIVENT sight glass with aseptic flange connection
	3	automatically operated diaphragm valves: 1 x DN 15 for injection of C02, 1 x DN 10, for CIP of the mixing chamber, 1 x DN 10 for bypass cleaning,
	1	manually operated diaphragm valve DN 10 for steam sterilization
	1	specially designed non return valve For adjustment of the sterile air dosing rate:
	1	sterile filter with filter cartridge
	1	connection with shut off valve for C02 supply,
	1	connection with shut off valve for N2 supply,
	1	connection with shut off valve for air supply,
	1	connection with shut off valve for steam (sterilization)
	1	pressure reducing valve with gauge for C02
	1	pressure reducing valve with gauge for N2
	1	flow meter for C02 with min-setpoint
	1	flow meter for N2 dosing with min-setpoint
	1	manually operated fine adjustment valve to adjust the C02 flow rate,
	1	automatic control vale
All mentioned parts are completely made of stainless steel and are mounted on a stainless steel plate with stainless steel framework with adjustable legs.
The Two-Component-Jet is mounted to the legs of the framework and is connected to the air regulation equipment.
At the outlet of the jet a dissolving pipe with a length of app. 15mmeters is attached and also included in the described framework.

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

The components be piped completely in our factory and place onto a polished stainless steel plate with frame and adjustable legs.
Inline C02 measurement Carbo510 Smart Sensor or comparable
Item 16.1	Dry hopping plant
Instead of the initially planed dry hoping plant, we will deliver a dry hopping device like shown on drawing 0003899-00. Batch - hop - reactor (app. 10hl), injection pump, valves, set of hoses.
Item 17	Separator
Beer Separator Type Alfa Laval Brew 701e-drive With a capacity up to 300hl/h
Integration in to the pipework is included to the quotation
Item 18	Overall Media Piping
-App 540m of DN125 stainless steel piping for glycol supply and return
-App 100m of DN150 stainless steel piping for steam supply
We have assumed, that steam is available at at least 5bar (g)
-App. 80m of DN80 stainless steel piping for condensate return
-App. 200m of DN80 stainless steel piping for water supply
-App. 200m of DN65 stainless steel piping for DAW supply
-App.150m of DN50 stainless steel piping for CO2 supply
-App. 150m of DN50 stainless steel piping for air supply
Overall media piping is calculated according to Drawing 10481-01 Floor layout plan from Taylor design service
Item 19	Fully-automated Process Control System
19.1	Control hardware for the brewhouse
Electronic control for the new Brewhouse plant Brewdog
with the components:
- Malt handling
- Milling
- Mash conversion
- Lauter tun
- Wort pre-run and boiling
- Whirlpool, aeration, cooling and transfer to fermenting farm
- Brewhouse CIP
- Waterhousehold for the complete brewery

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

The electronic equipment is made up of several components and consists essentially of the following main parts:
1.	Motor Control Cabinet made from mild, coated steel
2.	Sub-distributor for Malt Handling
3.	Sub-distributor Milling
4.	Sub-distributor Mash Conversion Vessel
5.	Sub-distributor for Lauter Tun
6.	Sub-distributor for Pre Run Tank, Wort Kettle
7.	Sub-distributor for Hops Dosing Kit
8.	Sub-distributor for Whirlpool, Chiller, Cellar Loop
9.	Sub-distributor for Brewhouse CIP
10.	Sub-distributor for Water Household
The individual parts are networked using Profibus technology.
1.	Central Control Cabinet and M.C.C.
consisting of:
coated mild steel cabinet with 4 double doors
measurements: 2000 x 4800 x 400 mm (HxWxD)
additional stainless steel stand for wiring 200mm

mains in 480V AC, fused externally, with main and emergency switch power supply 480V AC / 24V DC
M.C.C. for ~ 41 drives
protective relais / motor starter combinations built on power rails components from SIEMENS / EATON, partly with frequency inverter DANFOSS
The control cabinet comes in one piece, is fully wired to the strip terminal, inspected,with inspection- protocol and fully documented with wiring diagram.
2.	(9) nine sub-distributors (as described above) Stainless steel wall-mounted cases built closely to the different vessels

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015 integrated parts: solenoid valve blocks for pneumatic valves for single action spring loaded valves
ET200 S Profibus I / 0 for: proximity switches of valves and swivel bend positions high- and low level sensors RTD temperature sensors, pressure gauges and other equipment
The sub-distributors are fully wired, inspected and documented with wiring diagram. The DC power is supplied from the main control cabinet.
Control hardware for the cold block Electronic control for the new Brewhouse plant Brewdog with the components:
- De-aerated water - CIP-plant - Yeast Management Center - Tank Farm #1 - Tank Farm #2 - Bright Beer Tanks
The electronic equipment is made up of several components and consists essentially of the following main parts:
1. 2. 3. 4. 5. 6. 7.	Motor Control Cabinet made from stainless steel
Sub-distributor De-aerated water
Sub-distributor CIP-plant
Sub-distributor Yeast Plant
Sub-distributor CCTs #1
Sub-distributor CCTs #2
Sub-distributor BBTs
The individual parts are networked using Profibus technology.
1.	Central Control Cabinet and M.C.C.
consisting of:
coated mild steel cabinet with 4 double doors
measurements: 2200 x 3600 x 400 mm (HxWxD)
additional stainless steel stand for wiring 200mm

mains in 480V AC, fused externally, with main and emergency switch power supply 480V AC / 24V DC
M.C.C. for ~ 41 drives
protective relays / motor starter combinations built on power rails

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015 components from SIEMENS / EATON, partly with frequency inverter DANFOSS

The control cabinet comes in one piece, is fully wired to the strip terminal, inspected, with inspection- protocol and fully documented with wiring diagram
2.

(6) six sub-distributors (as described above)
Stainless steel wall-mounted cases
built closely to the different vessels

integrated parts:
solenoid valve blocks for pneumatic valves
for single action spring loaded valves

ET200 Profibus I / O for:
proximity switches of valves and swivel bend positions
high- and low level sensors
RTD temperature sensors, pressure gauges and other equipment

The sub-distributors are fully wired, inspected and documented with wiring diagram. The DC power is supplied from the main control cabinet.
19.3	Braumat Control System for the brewhouse and the coldblock Braumat V7.0 Fully version

Consisting of

1xBraumat V7.0 single server
1xBraumat V7.0 PCU

1 SIMATIC IPC547E
Core I5-45706
8GB RAM
Multi Graphic 2x
HDD 500GB SATA
2x Ethernet port

Windows Server2008 R2 (5 clients)
Braumat V7 Server
Braumat V7 Engineering
Simatic Soft Net

Completely installed and tested

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

Braumat PCU Simatic S7-400 rack Simatic S7 power supply Simatic S7 CPU 416-2-DP, 2MB RAM RAM memory card Simatic Net CP 443 System Software Braumat V7.0 PCU Completely installed and tested
Item 20	Associated Items
20.1

Engineering, with:

  complete engineering of the plant components, with:
  providing of flow sheets
  providing of floor plan drawings
  foundation drawings for the machinery
  coordination with the local architect
  coordination with the local suppliers
  definition of the electrical main incoming supply
  definition of each single room
  2 visits for controlling during the installation period
  3D planning for the FV tank farm

20.2

Assembling material incl. pneumatic material, with:
all stainless steel material for piping of all items above if not mentioned before, consisting of:

  stainless steel pipes
  bends
  flanges
  clamps
  unions, screws, etc.

all pneumatic material (material: PE)

Insulation for:

  steam condensate, hot wort and glycol piping
  - Insulation wool cladded with riveted stainless steel sheets, app. 100mm of
  Insulation for DN150 piping
  - PUR cladded with riveted stainless steel sheets app. 70mm of Insulation for
  DN125 piping
  glycol piping and beer outlet piping (4 pipes per tank) at the fermentation tanks

Please note: Only material which is necessary for the brewing process is included, not for the building.

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

20.3	Assembling and installation on site, with: Complete assembly and ready to use installation with technicians from Esau & Hueber and certified sub-suppliers. Economy class flights are included
Provided unloading of the trucks can be done parallel to installation of equipment can be done in parallel to installation in of such equipment, it is included
20.4	Cables, wiring material and cable trays
All needed cable material and cable trays for wiring of all items above.
20.5	Electrical installation on site, with:
Complete electrical installation with technicians from Esau & Hueber and certified sub-suppliers. Economy class flights are included
20.6	Commissioning and training, with:

2 commissioners from Esau & Hueber and/or Siemens for 8 weeks consisting of:

  hardware commissioning
  software commissioning
  compilation of the step sequence and recipes
  training the local operators "on the job"
  conclusion of the documentation

Economy class flights are included

20.7	Documentation
2 sets of a complete documentation of each single plant as paper in English language DVD with the complete documentation
20.8	Packaging material and packing
Complete material and work for the sea-worthy packing of all described items.

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

Item 21	Terms and conditions
Delivery:	DAP Columbus, Ohio, Incoterms®2010 Customs Broker will be provided by BrewDog
VAT:	Customs duties, local taxes and levies, etc. shall be borne by buyer
Time of delivery:

- Start of construction works: Mid-April/Early May16
- Delivery of the first FVs: Early May (2tanks per week -> completion of tank farm August 16)
~~- First Brew Mid-September 16~~
- Everyone is aiming to have the first brew to Mid August 16

Payment schedule: Tanks and Separator: BrewDog will directly pay the selected supplier for tanks and separator Payment schedule for the other scope of supply

1. 10 % pre payment (contract singing)
2. 15% pre payment 14th of February 16
3. 20 % with delivery of tanks with bill of ladding app. Mid May
4. 15 % with start of installation app. May
5. 15 % after delivery of brewhouse with "bill of ladding" Mid. June
6. 15 % after start of commissioning Mid. August
7. 10 % with final hand over End of 2016

Payment milestone 1,2,3 and 5 are secured by parent company guarantee

Banking Information:	Deutsche Bank AG Filiale Ingolstadt Ludwigstraße 24 D-85049 Ingolstadt
Banking Account:	ESAU & HUEBER GmbH Kapellenweg 10 D- 86529 Schrobenhausen/Deutschland
Account number Banking Code IBAN DE BIC (SWIFT)	217 14 60 721 700 07 50 7217 0007 0217 1460 00 DEUTDEMM721

BrewDog PLC_US-Brewery order acknowledgementDecember 3, 2015

Country of origin:	Federal Republic of Germany
Statistic number of goods:	84 38 40 00
Warranty:	12 months from date of delivery. Wear and tear parts and consumables excluded.
Range of delivery:	All not especially mentioned and evaluated parts are excluded from our scope of supply. Furthermore, our General Terms of Trade and Delivery of machinery and parts apply, which may be reviewed under www.esau-hueber.de or we forward them to you upon request.
Dimensioning / Manufacturing Directives:	All mentioned dimensions, areas, diameters, volumes etc. are calculated provisionally and will be calculated prior to construction in accordance with AD-rules and manufacturing and controlling instructions of the European Normative as well as ASME-, UL-, and local regulations
Precondition for performance test:	Malt according to MEBAK / DIN 8777 with at least 78 % extract content. Counted as pure malt addition 310 Working days per year, 12 brews/24 hrs

With kind regards

Peter Amler i.V. Johannes Pfennig

Esau & Hueber GmbH

BrewDog PLC_US-Brewery order acknowledgement December 2, 2015

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